  As filed with the Securities and Exchange Commission on July 26, 1999

                                                     Registration No. 333-63001
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                Post-Effective

                             Amendment No. 2
                                      to
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------
                           Splitrock Services, Inc.
            (Exact name of Registrant as specified in its charter)

          Delaware                      7370                      76-0529757
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or             Classification           Identification No.)
     organization)                  Code Number)

                             8665 New Trails Drive
                          The Woodlands, Texas 77381
                                (281) 465-1200
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ----------------
                       Patrick J. McGettigan, Jr., Esq.
                             Senior Vice President
                             8665 New Trails Drive
                          The Woodlands, Texas 77381
                                (281) 465-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                  Copies to:

                            Andrew P. Varney, Esq.
                   Fried, Frank, Harris, Shriver & Jacobson
                        1001 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20004-2505
                                (202) 639-7000

                               ----------------
    Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell or accept offers to buy these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. + +This prospectus is not an offer to sell securities, and we are not soliciting + +offers to buy these securities, in any state or jurisdiction where the offer +
+or sale is not permitted.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 26, 1999

PROSPECTUS

                            SPLITROCK SERVICES, INC.

    261,000                  1,487,791 shares             $11,000,000
   warrants                      of common              11 3/4% Series
  to purchase                 stock issuable                   B
   shares of                       upon                  senior notes
 common stock                   exercise of                due 2008
                                 warrants

                                  -----------

This prospectus relates to:

  . an offering by us to our warrantholders of 1,487,791 shares of common stock of Splitrock Services, Inc., to be issued by us upon the exercise of our outstanding warrants;

  . an offering by various selling securityholders identified in this prospectus of 261,000 of our warrants to purchase shares of our common stock; and

  . an offering by Linsang Partners, LLC of an aggregate principal amount of $11,000,000 of our Series B senior notes due 2008.

The shares of common stock included in this prospectus are not currently outstanding and will be issued to the warrantholders upon the proper exercise of any warrant. Persons who properly exercise the warrants will receive common stock without any restriction on the resale of those shares. We may issue additional shares under anti-dilution provisions of the warrants. The selling securityholders will offer the warrants and the senior notes from time to time at prevailing market prices. We will not receive any of the proceeds from the sale of the warrants or senior notes by the selling securityholders.

There is currently no public market for our shares. We have filed a separate registration statement on Form S-1 registering an initial public offering of our common stock and our common stock has been approved for listing on the Nasdaq National Market under the symbol "SPLT." There is currently no public market for our warrants and senior notes and we do not intend to list them on any securities exchange or to seek approval for quotation through any exchange or automated quotation system.

See "Risk Factors" beginning on page 11 to read about certain risks that you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is July  , 1999

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Neither the delivery of this prospectus nor any offer or sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  11
Use of Proceeds..........................................................  26
Capitalization...........................................................  27
Selected Financial Data..................................................  28
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  30
Business.................................................................  40
Management...............................................................  59
Certain Transactions.....................................................  66
Principal Stockholders...................................................  68
Selling Holders..........................................................  70
Plan of Distribution.....................................................  71
Description of the Warrants..............................................  73
Description of Long-Term Indebtedness....................................  77
Description of Capital Stock.............................................  78
Description of the Notes.................................................  82
Shares Eligible for Future Sale.......................................... 116
Material United States Federal Income Tax Considerations................. 117
Legal Matters............................................................ 121
Experts.................................................................. 121
Where You Can Find More Information...................................... 121
Index to Financial Statements............................................ F-1
Glossary of Terms........................................................ G-1

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements. Words such as "anticipates," "plans," "estimates," "expects," "believes," and similar expressions as used in this prospectus in connection with Splitrock or our management, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, our actual results, performance, or achievements may materially differ from those expressed in the forward-looking statements. Please see "Risk Factors" for a more detailed description of those conditions and events that could cause our results to differ.

   We undertake no obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this offering memorandum might not occur.

                               PROSPECTUS SUMMARY

   This summary highlights some of the information in this prospectus. The summary may not contain all of the information that is important to you. This prospectus includes forward-looking statements which involve risks and uncertainties. You should carefully read the entire prospectus, including the risk factors and the financial statements, before deciding whether to invest in our securities.

                            Splitrock Services, Inc.

Our Company

   We are a facilities-based provider of advanced data communications services. We market our services to Internet service providers, telecommunications carriers and other businesses throughout the United States. We own and operate a state-of-the-art, broadband access network that:

  . consistently achieves among the highest performance ratings in the industry for network reliability, speed and throughput;

  .  currently handles more than 1.3 billion minutes of use per month;

  . reaches businesses and households in every U.S. market with a population of at least 100,000 as well as many smaller markets; and

  . employs asynchronous transfer mode (ATM) switches at every point-of-presence (POP).

   The combination of our existing broadband access network with our pending acquisition of significant fiber optic facilities positions us to deliver a broad array of end-to-end data communications services on our own network, including:

  .  dial and dedicated Internet access;

  . Internet access for higher bandwidth services, such as digital subscriber line (DSL) and cable modem;

  .  value-added services such as virtual private networks and web hosting;
     and

  .  bandwidth leasing and colocation services.

   We currently provide Internet dial access and related services to Prodigy Communications Corporation, our primary customer and one of the largest Internet service providers in the United States. Prodigy recently announced a definitive agreement to acquire the Internet access customer base of Cable & Wireless USA, which we believe will result in a significant increase in Prodigy subscribers. We believe that our relationship with Prodigy and our high performance ratings have demonstrated our strength as a network operator and positioned us to expand our customer base and service offerings. Leveraging our demonstrated network capabilities, we have recently entered into significant new customer relationships with Juno Online Services and InfiNet. Juno, a leading provider of Internet and e-mail services, currently has more than 200,000 subscribers for its billable Internet services launched in July 1998 and has created more than 6.8 million free e-mail accounts since April 1996. InfiNet, a consortium sponsored by Knight-Ridder, Gannett and Landmark Communications, provides Internet access and web publishing solutions to nearly 100,000 subscribers nationwide.

Our Strategy

   Our mission is to strengthen our position as a leading facilities-based provider of advanced data communications services. To achieve this objective, our business strategy focuses on the following key principles:

  . expanding our direct marketing activities, increasing the size of our sales force and developing alternative distribution channels to capitalize on the expected growth in demand for network services;

  .  broadening our portfolio of service offerings;

  . exploiting the capabilities of our advanced nationwide communications network;

  .  building strong customer loyalty through superior customer service;

  .  leveraging our experienced management team;

  . increasing and optimizing total network utilization by offering comprehensive services and targeting both daytime business users and evening consumer users to balance our network's usage; and

  . evaluating strategic alliances and acquisitions that increase traffic over our network.

Our Market Opportunity

   According to industry reports, data communications is one of the fastest growing segments of the global telecommunications market. Forrester Research estimates that business Internet access, web hosting and other value-added services will grow from $3.7 billion in 1998 to approximately $57 billion in 2003. Forrester also projects that consumer Internet access spending will grow from approximately $7 billion in 1998 to approximately $19.9 billion in 2003.

Our Network

   As of June 30, 1999, our broadband access network included 324 installed POPs 270 of which were operational. When our network is completed later this year, we expect to have approximately 370 active POPs with a physical presence in all 50 states, targeting over 90% of all U.S. businesses and households with a local call. We have deployed ATM switches at every core, hub and remote POP of our network. This network architecture, which we call "ATM-to-the-Edge(TM)," enables us to serve as a broad-based provider of data communications services through the creation of a platform that efficiently delivers multiple services, such as Internet access, virtual private networks and web hosting, across multiple protocols, including Internet Protocol (IP), frame relay and ATM. The flexibility inherent in our network design allows us to expand our service offerings to provide fully integrated data, video and voice services. This flexibility also allows us to incorporate future technological innovations into our network architecture with a lower incremental investment than that required by other communications service providers with legacy systems that have separate networks for voice and data.

   As part of our ongoing efforts to further expand and enhance our network and service offerings, we have agreed to acquire the indefeasible rights to use four dark fiber strands in a state-of-the-art fiber optic network currently under construction by Level 3 Communications, with an option to use up to 12 additional fibers. This nationwide fiber network will cover approximately 15,000 route miles and will be delivered in segments that are expected to become available from the end of 1999 through the first quarter of 2001. The combination of this fiber optic backbone with our broadband access network positions us to:

  . deliver, on our own facilities, a broad array of end-to-end data communications services at the high level of quality and reliability increasingly demanded by customers;

  . reduce significantly our network costs as a percentage of revenues as we substitute the acquired bandwidth for existing leased circuit arrangements with various telecommunications carriers;

  . expand our service offerings by providing bandwidth leasing services on a stand-alone basis or bundled with our other services;

  .  increase the reliability and redundancy of our network; and

  . increase the variety of service options and speeds available to customers.

Recent Developments

     On June 3, 1999, we filed a separate registration statement on Form S-1 and on July 6, 1999, we filed an amendment to that registration statement, with the U.S. Securities and Exchange Commission relating to the initial public offering of our common stock. We cannot assure you that we will complete our initial public offering and, if we do, how many shares we will offer and at what price. Our common stock has been approved for listing, on the Nasdaq National Market System under the trading symbol "SPLT."

     Prospective investors should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors under "Risk Factors" for risks involved with an investment in the Warrants, Warrant Shares and Notes.

                                ----------------

   We were incorporated in Texas on March 5, 1997 and reincorporated in Delaware on May 8, 1998. Our headquarters are located at 8665 New Trails Drive, The Woodlands, Texas 77381. Our telephone number at that location is (281) 465-1200. Our website address is www.splitrock.net. The information contained on our website is not part of this prospectus.

                                ----------------

   The terms "the Company," "Splitrock," "we," "our," and "us," as used in this prospectus refer to Splitrock Services, Inc. Investors should carefully consider the information set forth under "Risk Factors." Technical terms that are important to an understanding of our business are defined in the Glossary of Terms beginning on page G-1 of this prospectus. Except as otherwise noted, the information in this prospectus (1) assumes that the underwriters' over-allotment option in our proposed initial public offering will not be exercised, and (2) reflects a 100-for-1 split of our common stock that was effected on June 3, 1997, a 10-for-1 split of our common stock that was effected on August 8, 1997, and a 0.563-for-1 reverse stock split of our common stock that was effected July 12, 1999.

                                  The Offering

   The following is a brief summary of the terms of this offering. For a more complete description of the securities offered by this prospectus, see "Description of the Warrants," "Description of Capital Stock" and "Description of the Notes."

                                  The Warrants

Issuer......................  Splitrock Services, Inc.

Warrants Offered............  261,000 warrants which, when exercised, will entitle the holders to acquire an aggregate of 1,487,791 shares of our common stock.

Exercise Price..............  $.02 per share of common stock.

Manner of Exercise..........  The holders may exercise the warrants by providing the exercise price to us in cash or by cashless exercise whereby the aggregate value of shares issued to the holder is reduced by the exercise price owed.

Expiration..................  The warrants are exercisable at any time on or after July 26, 1999 and will expire on July 15, 2008.

Anti-Dilution Provisions....  The warrants have customary anti-dilution provisions.

Voting Rights...............  The warrant holders have no voting rights.

Warrant Shares..............  The warrants entitle the holders to acquire shares of our common stock. We refer to the shares of our common stock and any other securities issuable or deliverable upon exercise of the warrants as the "warrant shares." For additional information regarding the warrants and the warrant shares, see "Description of the Warrants" and "Description of Capital Stock."

                               The Warrant Shares

Issuer......................  Splitrock Services, Inc.

Common stock offered by us
to the warrantholders upon
exercise of the warrants....  1,487,791 shares, assuming that all of the warrants are exercised.

Common stock to be
outstanding after this
offering....................  58,869,215 shares, assuming that all of the warrants are exercised.

Use of proceeds.............  We will receive proceeds of $0.02 per share issued upon the cash exercise of any warrant. We will not receive any proceeds upon the cashless exercise of the warrants. Assuming that all of the warrants are exercised for cash, we will realize proceeds of approximately $29,756. We intend to use the net proceeds from this offering for working capital and other corporate purposes. We will not receive any proceeds from the subsequent resale of the shares of common stock by our shareholders.

   The number of shares of common stock to be outstanding after this offering is based on the 46,681,424 shares outstanding as of June 30, 1999 and assumes that we will sell 10,700,000 shares of common stock in our proposed initial public offering. The shares of common stock to be outstanding after this offering excludes:

  . any shares of common stock that may be issued pursuant to the over-allotment option in our proposed initial public offering;

  . 2,896,128 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $5.10 per share; and

  . 7,735,845 shares of common stock reserved for issuance upon the exercise of options available to be granted under our stock option plans, including options to purchase 1,233,711 shares exercisable at the initial public offering price which we expect to grant when the initial public offering price is determined.

                                   The Notes

Issuer......................  Splitrock Services, Inc.

Notes Offered...............  $11,000,000 in aggregate principal amount of 11
                              3/4% Series B Senior Notes due 2008.

Maturity....................  July 15, 2008.

Interest Payment Dates......  January 15 and July 15 of each year.

Escrow Proceeds.............  We have deposited approximately $56.8 million in temporary cash investments with an escrow agent, that, together with the interest received on those investments, will be sufficient to pay the first four semi-annual interest payments on the Notes when due. Any remaining balance will be retained by us. The notes are collateralized by a first priority and exclusive security interest in this escrow account. See "Description of the Notes-- Disbursement of Funds; Escrow Account."

Sinking Fund................  None.

Guarantees..................  Each of our restricted subsidiaries that incurs indebtedness will fully and unconditionally guarantee the notes on a senior, unsecured basis. See "Description of the Notes--Certain Covenants--Future Subsidiary Guarantors." We do not currently have any subsidiaries.

Optional Redemption.........  We may redeem some or all of the notes on or after July 15, 2003, at the redemption prices described in this prospectus. In addition, before July 15, 2001, we may redeem up to 35% of the notes with the net proceeds of a public equity offering, at a redemption price equal to 111.75% of the principal amount of the notes, plus accrued and unpaid interest, if at least 65% of the notes originally issued remain outstanding after such redemption. See "Description of the Notes--Optional Redemption."

Change of Control...........  Upon certain change of control events, each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes-- Change of Control."

Ranking.....................
                              The notes are senior indebtedness and will rank pari passu with all of our existing and future senior indebtedness and will rank senior to all of our future subordinated obligations, which must be specifically designated as subordinate to the notes. The notes are unsecured except for the Trustee's security interest in the escrow account for the benefit of the holders of the notes and are therefore effectively subordinated to all of our secured indebtedness. At June 30, 1999, we had $12.5 million of indebtedness other than the notes all of which is senior indebtedness and all of which was secured. See "Description of the Notes--Ranking."

Restrictive Covenants.......  The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                              . incur additional indebtedness or liens or enter into sale/leaseback transactions;

                              .  pay dividends or make other distributions;

                              .  make investments;

                              . repurchase equity interests or subordinated obligations;

                              .  consummate asset sales;

                              .  enter into transactions with affiliates;

                              .  engage in any business other than a
                                 telecommunications business; and

                              . merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

                              These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Notes" in this prospectus.

                             SUMMARY FINANCIAL DATA

   Our statement of operations data for the period from inception (March 5, 1997) to December 31, 1997 and for the year ended December 31, 1998, and our balance sheet data as of December 31, 1997 and 1998, shown in the table below are derived from our audited financial statements. Our statement of operations data for the six months ended June 30, 1998 and 1999 and our balance sheet data as of June 30, 1999 have been derived from our unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods presented. You should read this information together with our financial statements and the notes relating to those statements and with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.

   The "As Adjusted" balance sheet data reflects the sale of the shares of common stock offered by us in our proposed initial public offering at an assumed initial public offering price of $14.00 per share, after deducting the underwriting discount and the estimated offering expenses payable by us.

                            Period from
                             Inception
                             (March 5,   Year Ended    Six Months Ended June
                           1997) through  December              30,
                           December 31,      31,      ------------------------
                               1997         1998         1998         1999
                           ------------- -----------  -----------  -----------
                            (in thousands, except share and per share data)
Statement of Operations
 Data:
  Revenues................  $    22,708  $    63,611  $    32,214  $    34,241
  Operating expenses:
    Splitrock network
     costs................        2,362       32,912       10,724       34,150
    Legacy network costs..       25,804       58,292       27,111       21,871
    Selling, general and
     administrative.......        1,276        6,390        2,441        6,338
    Depreciation and
     amortization.........        3,500       13,850        4,907       11,237
                            -----------  -----------  -----------  -----------
      Total operating
       expenses...........       32,942      111,444       45,183       73,596
                            -----------  -----------  -----------  -----------
  Loss from operations....      (10,234)     (47,833)     (12,969)     (39,355)
  Other income (expense):
    Interest income.......          348        5,393          183        4,335
    Interest expense......         (235)     (15,390)        (842)     (16,346)
                            -----------  -----------  -----------  -----------
  Loss before income tax..      (10,121)     (57,830)     (13,628)     (51,366)
  Provision for income
   tax....................          --           --           --           --
                            -----------  -----------  -----------  -----------
  Net loss................  $   (10,121) $   (57,830) $   (13,628) $   (51,366)
                            ===========  ===========  ===========  ===========
  Net loss per share--
   basic and diluted......  $     (0.42) $     (1.30) $     (0.31) $     (1.10)
                            ===========  ===========  ===========  ===========
  Weighted average
   shares--basic and
   diluted................   24,109,823   44,388,948   43,288,168   46,668,728

                                                               As of June 30,
                                                                    1999
                                                              -----------------
                                                                          As
                                                              Actual   Adjusted
                                                              -------  --------
                                                               (in thousands)
Balance Sheet Data:
  Cash and cash equivalents.................................. $ 8,327  $147,290
  Unrestricted investments...................................  56,166    56,166
  Restricted investments (1).................................  44,840    44,840
  Property and equipment, net................................  88,721    88,721
  Total assets............................................... 232,729   371,692
  Long-term debt and capital lease obligations (including
   current portion).......................................... 270,769   270,769
  Stockholders' equity (deficit)............................. (81,925)   57,038

                                               Period from
                                                Inception
                                                (March 5,                Six Months Ended June
                                              1997) through  Year Ended           30,
                                              December 31,  December 31, ---------------------
                                                  1997          1998        1998        1999
                                              ------------- ------------ ----------  ----------
                                                               (in thousands)
Other Financial Data:
  Capital expenditures.......................    $16,969      $ 45,261   $    5,548  $   25,311
  EBITDA (2).................................     (6,734)      (33,983)      (8,062)    (28,118)
  Cash provided by (used in):
    Operating activities..................        (2,233)         (735)      (3,712)    (47,723)
    Investing activities..................       (17,198)     (169,512)      (7,714)     33,064
    Financing activities..................        27,141       190,867        8,893      (5,344)
  Ratio of earnings to fixed charges (3).....        --            --           --          --

--------

(1) Restricted investments as of June 30, 1999, represent escrowed funds that, together with interest received on those funds, will be sufficient to pay, when due, the next three semi-annual interest payments on our outstanding 11 3/4% senior notes.
(2) EBITDA is defined as net loss plus net interest expense, provision for income taxes, depreciation and amortization. EBITDA is presented as it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flow or other income or cash flow data or as a measure of a company's profitability or liquidity and is not a measure calculated in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable with similarly titled measures reported by other companies.

(3) Our historical earnings were insufficient to cover our fixed charges for the period from inception (March 5, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999 by approximately $10.1 million, $57.8 million, $13.6 million and $51.4 million, respectively. Fixed charges consist of interest expense and that portion of rent expense we believe to be representative of interest (i.e., one-third of rent expense).

                                  RISK FACTORS

   You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In this case, the trading price, if any, of our securities could decline, and you may lose all or part of your investment.

   We make many forward-looking statements in this prospectus that are not based on historical facts, but discuss our future expectations. You can identify these statements by our use of forward-looking terms, such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that may cause our actual results to differ materially from those expressed or implied in our forward-looking statements, including those discussed under this section and elsewhere in this prospectus.

Our business is difficult to evaluate because we have a limited operating history and implementation of our current business plan is not reflected in our historical financial statements.

   We were incorporated and commenced operations in March 1997. Accordingly, we have a limited operating history from which you can evaluate our business and prospects. In addition, we currently derive substantially all of our revenues from Internet dial access services. We are now significantly expanding our sales and marketing effort and our service offerings with the expectation of broadening our customer base. We are also making a substantial capital investment to acquire exclusive rights to use a fiber optic backbone, and neither the revenues nor the expenses that may be associated with this investment are reflected in our historical financial statements. As a result, not only is our operating history limited, but our historical financial statements do not reflect important elements of our business plan on a going forward basis. The combination of these factors may make evaluation of our business and prospects difficult.

As a participant in a new and rapidly evolving business, we face risks and uncertainties relating to our ability to successfully implement our business plan.

   We have developed a business plan in the context of the rapidly evolving data communications industry that leverages our current service offerings and technical expertise and expands our operations into new service areas. The risks and uncertainties associated with implementing our business plan relate to:

  . completing the construction and installation of our broadband access network;

  .  expanding our sales and marketing activities;

  .  expanding and scaling operations support systems for planned services;

  . providing services to our customers that are reliable and cost-effective;

  . responding to technological development or service offerings by competitors;

  .  acquiring and integrating our fiber backbone into our network;

  .  increasing awareness of our brand;

  .  identifying and integrating strategic acquisitions and alliances; and

  .  attracting and retaining qualified personnel.

If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially adversely affected.

We have a history of losses and we expect to continue to incur losses in the foreseeable future.

   We have incurred net losses and negative cash flows from operations since our inception and we expect to continue to do so for the foreseeable future. Starting up our company and building our network has required substantial capital and other expenditures. As a result, we reported net losses of approximately $57.8 million and $51.4 million, respectively during the year ended December 31, 1998 and the six months ended June 30, 1999, and incurred negative cash flows from operations of approximately $0.7 million and $47.7 million for the same periods. As of June 30, 1999, we had an accumulated deficit of $119.3 million. We cannot assure you that we will be able to achieve or sustain revenue growth, profitability or positive cash flow on either a quarterly or annual basis.

We currently depend on Prodigy for substantially all of our revenues, and our revenues could decrease significantly if the number or usage of Prodigy subscribers decreases or if Prodigy ceases to be a customer.

   We currently derive substantially all of our revenues from Prodigy. Prodigy accounted for 100%, 99% and 93% of our revenues for the period from inception through December 31, 1997, the year ended December 31, 1998, and the six months ended June 30, 1999, respectively. While we expect revenues from Prodigy to decrease as a percentage of our total revenues in future periods, we believe that Prodigy will continue to account for a significant portion of our revenues. The initial four-year term of our agreement with Prodigy expires on June 30, 2001. Prodigy may also terminate our agreement prior to June 30, 2001 if (1) we fail to meet specified service level objectives or otherwise fail to comply with the agreement or (2) Prodigy gives us 12 months' notice of termination and pays us a termination fee of $3.0 million. The loss of Prodigy as a customer would have a material adverse effect on our business, financial condition and results of operation.

   Prodigy operates in a highly competitive environment and competes with a wide range of national, regional and local Internet service providers. A decrease in the number of Prodigy subscribers or their usage would likely result in a corresponding decrease in our revenues under our agreement with Prodigy. Prodigy reports that a majority of its subscriber enrollments result from bundling arrangements with personal computer manufacturers and Microsoft. Prodigy's loss of these arrangements and relationships or a decrease in the number of enrollments it receives as a result of these marketing channels could adversely affect our results of operations.

   Prodigy's results may be affected by seasonal factors. Historically, the growth in Prodigy subscribers and their total usage has been higher in the first and fourth quarters of the calendar year, in part due to increased marketing efforts and consumer demand during the year-end holiday season. The seasonal nature of Prodigy's business could affect our quarterly revenues.

We may not be able to hire and retain qualified employees.

   Our future success depends on our ability to attract, train, motivate and retain highly skilled employees, especially qualified, competent and motivated sales and marketing staff with contacts and expertise in the communications sector. Competition for employees in the data communications industry, especially sales and marketing personnel, is intense and our business plan depends on hiring a significant number of these individuals. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

We depend on our key management personnel for our future success.

   Our future success depends to a significant extent on the continued service and coordination of our management team, particularly Kwok L. Li, our Chairman of the Board and Chief Technical Officer, and

William R. Wilson, our Chief Executive Officer. The departure of any of our officers or key employees could have a material adverse effect on our business, financial condition and results of operations. Mr. Li currently acts as a consultant for Lucent Technologies, Inc. and is the majority owner of Linsang Partners L.L.C. Mr. Li devotes a portion of his work time to Lucent and Linsang. Mr. Li's inability to devote his time exclusively to our affairs could have a material adverse effect on our business.

Our quarterly financial results may not be a good indicator of future results and may fluctuate significantly and could result in lower prices for our stock.

   We expect our quarterly revenues, expenses and operating results to fluctuate significantly in the future as a result of a variety of factors, some of which are outside of our control. As a result, we believe that quarter to quarter comparisons of our operating results are not a good indication of our future performance and it is possible that our operating results may be below the expectations of securities analysts or investors in some future period. If the latter occurs, the trading price of our common stock would likely decline, perhaps significantly. The factors which affect whether our results fluctuate include:

  .  the number and level of usage of Prodigy subscribers;

  .  demand for network and Internet access services;

  . capital expenditures and other costs relating to the construction and installation of our network;

  .  marketing and other expenses aimed at increasing our customer base;

  . pricing changes and the introduction of new products or services by us or our competitors;

  . our ability to obtain sufficient supplies of sole- or limited-source equipment and telecom facilities on a timely basis;

  .  our ability to balance the use of our network over a 24-hour period;

  .  potential adverse regulatory developments;

  .  delays in the construction of our fiber optic backbone network;

  . technical difficulties, system downtime, undetected software errors and other problems affecting the Internet generally or the operation of our network;

  . economic conditions specific to the Internet and online media and general economic conditions; and

  .  longer sales cycles for newer service offerings.

   We base our expenses to a significant extent on our expectations of future revenues. Most of our expenses are fixed in the short term, and we may not be able to quickly reduce spending if our revenues are lower than we expect. Moreover, in an attempt to enhance our long-term competitive position, we may from time to time make decisions regarding pricing, marketing, services and technology that could have a near-term material adverse effect on our business, financial condition and operating results. For more information, see "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We face intense competition in the data communications services industry.

   The market for data communications, Internet and related services is intensely competitive, quickly evolving and subject to rapid technological change. We anticipate that competition will continue to intensify as the use of data communications and the Internet grows. The tremendous growth and potential size of the market have attracted many new start-ups as well as established businesses from different industries. Our current and prospective competitors fall into three major categories:

  . companies that provide access services to Internet service providers with both residential and small business customers, including Verio, UUNET Technologies, Concentric Network, PSINet, and Netcom On-Line Communications Services;

  . companies that provide access, virtual private network and other value-added services to medium and large businesses, including UUNET Technologies, Concentric Network, GTE Internetworking, and DIGEX, as well as most major long distance telephone companies; and

  . companies with high-speed networks that provide bandwidth capacity and other network services, including IXC Communications, Qwest and Level 3 Communications.

Some of these competitors have significantly greater market presence, brand recognition and financial, technical and personnel resources than we do. Many of our competitors may also have the ability to bundle Internet access and data transmission with basic local and long distance telecommunications services. This bundling of services may have an adverse effect on our ability to compete effectively with them and may result in pricing pressure on us.

   We also believe that new competitors will enter the network services market with new technologies and methods of distribution, including large computer hardware, software and media and other technology and telecommunications companies, resulting in greater competition and pricing pressure as more capacity becomes available. For instance, cable companies, AT&T and Microsoft have announced that they are exploring broadband services for high speed Internet connectivity that will rely on cable modems and economical network upgrades. Other companies have announced plans to provide Internet access via wireless terrestrial and satellite-based technologies. This capacity will be added to that of the U.S. long distance fiber optic networks owned by each of AT&T, MCI WorldCom and Sprint, as well as numerous local networks. Others, including Qwest, IXC Communications and Williams Companies, are deploying additional networks that use advanced technology similar to that of our fiber backbone being constructed by Level 3.

   The increase in the number of competitors in this industry has been accompanied by vertical and horizontal integration and consolidation among competitors. The number of businesses providing Internet-related and network services is growing rapidly. We are aware of other companies, in addition to those named above, that have entered into or are forming joint ventures or consortia to provide services similar to those provided by us. Others may acquire the capabilities necessary to compete with us through acquisitions.

   As a result of the increase in the number of competitors and the vertical and horizontal integration in the industry, we currently encounter and expect to continue to encounter significant pricing pressure and other competition in the future. Increased price or other competition could result in erosion of our market share and could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we will have the financial resources, technical expertise, portfolio of services or marketing and support capabilities to continue to compete successfully. For more information, see "Business--Competition."

Increased industry capacity and other factors could lead to lower prices for our services.

   The long distance transmission industry has been characterized by overcapacity and falling prices since shortly after the break-up of AT&T in 1984. We expect that prices for communications services generally will continue to fall over the next several years, primarily due to:

  . recent technological advances that permit large increases in the transmission capacity of both new and existing fiber;

  . strategic alliances or similar transactions, such as purchasing alliances for long distance capacity among local exchange carriers that increase the parties' purchasing power; and

  .  construction of new networks and competing satellite systems.

We face risks associated with entering new lines of business that could cause our results to suffer.

   A key component of our strategy is to acquire fiber optic backbone that increases our capacity to deliver services that require higher bandwidth and to lease some of our fiber optic capacity to other companies. The following risks are inherent in entering this new line of business:

  . a potential decrease in the price for our bandwidth capacity resulting from a significant increase in capacity in the marketplace as networks currently under construction come on line;

  . a lack of financial resources to make the necessary capital expenditures to take full advantage of the bandwidth available to us;

  . unexpected changes in regulatory requirements as a result of combining our old lines of business with the new lines of business;

  .  loss of management and marketing staff focus and attention;

  .  problems reaching our new target market for bandwidth leasing services;

  . failure to integrate the sales and marketing of our new lines of business with our existing services; and

  . inability to compete in the new line of business against established brand names.

We have incurred substantial indebtedness and may not be able to service our debt.

   We have and will continue to have a significant amount of outstanding indebtedness and debt service requirements. At June 30, 1999, our total debt (including current portion of capital lease obligations) was $270.8 million and stockholders' deficit was $81.9 million. Interest on this indebtedness totals approximately $33 million per year. The historical earnings of Splitrock were insufficient to cover its fixed charges for the year ended December 31, 1998 and the six months ended June 30, 1999 by approximately $57.8 million and $51.4 million, respectively. For more information, see "Selected Financial Data." Our debt has important consequences for our company and for you, including the following:

  . our ability to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired;

  . a substantial portion of our cash flow from operations is dedicated to the payment of interest on our debt, which reduces the funds available to us for other purposes;

  . our flexibility in planning for or reacting to changes in market conditions may be limited; and

  .  we may be more vulnerable in the event of a downturn in our business.

   Our ability to meet our debt service obligations will depend on our future operating performance and financial results. This ability will be subject in part to factors beyond our control. Although we believe that our cash flow will be adequate to meet our interest payments, we cannot assure you that we will continue to generate sufficient cash flow in the future to meet our debt service requirements, including payment of interest expense and principal on the notes. If we are unable to generate cash flow in the future sufficient to cover our fixed charges and are unable to borrow sufficient funds from other sources, then we may be required to:

  .  refinance all or a portion of our existing debt;

  . attempt to issue additional equity securities, which may result in dilution of ownership percentages for our existing shareholders; or

  .  sell all or a portion of our assets.

   We cannot assure you that a refinancing or offering of equity securities would be possible. We cannot assure you that any asset sales would be timely or that the proceeds which we could realize from asset sales would be sufficient to meet our debt service requirements. In addition, the terms of our debt securities and fiber agreements restrict our ability to sell or sublease our assets and our use of the proceeds from any asset sale, See "Description of the Notes--Certain Covenants" for more information.

We will need additional capital in the future and additional financing may not be available.

   We currently anticipate that our available cash resources, combined with the net proceeds of our proposed initial public offering, will be sufficient to meet our anticipated working capital and capital expenditure requirements through the end of 2000. We cannot assure you that these resources will be sufficient for unanticipated working capital and capital expenditure requirements during this period. Moreover, we expect that full implementation of our current business plan will require that we raise substantial additional capital for the needs that we anticipate funding during 2001 and 2002. We may also need to raise additional funds in order to:

  . take advantage of unanticipated opportunities, including more rapid international expansion or acquisitions of complementary businesses or technologies;

  .  develop new services; or

  .  respond to unanticipated competitive pressures.

   We may also raise additional funds through public or private debt or equity financings if these sources of financing become available on favorable terms. We cannot assure you that the additional financing we will need will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new services or otherwise respond to unanticipated competitive pressures. In that case, our business, results of operations and financial condition could be materially adversely affected. Our forecast of the period of time through which our financial resources will be sufficient to support our operations is a forward looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth above.

Restrictions imposed on us as a result of our current indebtedness could adversely affect our ability to raise further capital.

   The terms of our current indebtedness, including the indentures governing the notes, contain financial and operating covenants that limit the discretion of our management. These covenants place significant restrictions on our ability to:

  .  incur additional indebtedness;

  .  create liens or other encumbrances;

  .  make dividend payments and investments;

  .  sell or otherwise dispose of assets; or

  .  merge or consolidate with other companies.

These restrictions could adversely affect our ability to raise further capital. Furthermore, the failure to comply with our current covenants may result in an event of default, which, if not cured or waived, could have a material adverse effect on Splitrock.

     Some of our assets were previously pledged or may be pledged for other obligations and the proceeds from their sale will not be available for payment of our obligations on the notes until the other debts are satisfied.

     The notes are senior obligations of Splitrock ranking pari passu in right of payment with all existing and future senior indebtedness of Splitrock. The notes are unsecured except for the security interest held by the

Trustee in an escrow account established for the benefit of holders of the notes. The Indenture will permit Splitrock to incur secured indebtedness. Holders of secured indebtedness of Splitrock will have claims with respect to the assets constituting collateral for that indebtedness that are prior to the claims of holders of notes. In the event of a default on the notes, or a bankruptcy, liquidation or reorganization of Splitrock, assets securing indebtedness other than the notes will be available to satisfy those obligations before any payment from the assets could be made on the notes and the notes will be effectively subordinated to claims of secured creditors of Splitrock to the extent of any pledged collateral. At June 30, 1999, Splitrock had $12.5 million of secured indebtedness outstanding other than the notes. See "Description of the Notes," "Selected Financial Data," "Description of Certain Indebtedness" and Splitrock's historical financial statements and notes thereto included elsewhere in this Prospectus for more information.

     If we operate through subsidiaries in the future, then our cash flow, and therefore our ability to meet payments on the notes may be dependent on the financial results of our subsidiaries.

     Splitrock is an operating entity that may in the future conduct a portion of its business through subsidiaries, although it does not currently have any subsidiaries. Our cash flow from operations and consequent ability to service our debt, including the notes, may therefore in the future become in part dependent upon the earnings of our subsidiaries, if any, and the distribution of those earnings to Splitrock, or upon loans, advances or other payments of funds by any subsidiaries to Splitrock. It is not anticipated that our subsidiaries will have any obligation, contingent or otherwise, to make funds available to Splitrock for payment of the principal of or interest on the notes. The ability of any subsidiaries to make payments will be subject to, among other things, the availability of sufficient surplus funds, the terms of such subsidiaries' indebtedness and applicable laws. Claims of creditors of any subsidiary and holders of preferred stock, if any, of any subsidiary will have priority as to the assets of that subsidiary over the claims of Splitrock and the holders of Splitrock's indebtedness.Therefore, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of Splitrock's subsidiaries, including trade payables.

     We may not have the financial resources to repurchase the notes as required when events that constitute a "Change of Control" occur.

     The Indenture governing the notes provides that upon the occurrence of an event that constitutes a "Change of Control" each holder of notes can require Splitrock to repurchase all or any part of the holder's notes at a price in cash equal to 101% of the aggregate principal amount of their notes plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. The Indenture allows Splitrock to incur senior indebtedness. The terms of any senior indebtedness may prohibit the repurchase of the notes by Splitrock in the event of a "Change of Control," unless and until such time as the senior obligation is repaid in full. In that case, Splitrock would need to obtain the consent of the requisite lenders of the senior indebtedness or repay the senior indebtedness in full before repurchasing the notes. Our failure to repurchase the notes would result in a default under the Indenture. The inability to repay any future indebtedness, if accelerated, would also constitute an event of default under the Indenture. There can be no assurance that Splitrock will have the financial resources necessary to repurchase the notes or any other indebtedness upon a "Change of Control" event. See "Description of the Notes -- Change of Control."

     The ability of the Trustee to foreclose on the collateral in the escrow account set aside by Splitrock for the benefit of the holders of the notes could be impaired by applicable bankruptcy law.

     The Trustee for the notes has the right under the Indenture governing the notes and a related Escrow and Disbursement Agreement to foreclose upon and sell collateral set aside in an escrow account when an event constituting default on the notes occurs. Applicable bankruptcy law is likely to significantly impair the Trustee's right to do this if a bankruptcy or reorganization case were commenced by or against Splitrock because secured creditors, such as the holders of the notes, are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval once a proceeding has commenced. See "Description of the Notes -- Disbursement of Funds; Escrow Account."

     We may be unable to pay principal or interest on the notes in the event of bankruptcy because federal and state statutes allow courts to further subordinate or void those payments.

   Fraudulent conveyance laws have been enacted for the protection of creditors. A court could further subordinate payments under the notes to our existing or future indebtedness or even void the payments or take other detrimental actions if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of Splitrock, a court were to find that, at the time Splitrock incurred indebtedness under the notes, that

  . Splitrock incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or

  . Splitrock received less than reasonably equivalent value or fair consideration for incurring such indebtedness and

     .  was insolvent or was rendered insolvent by reason of such incurrence,

    . was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital,

    . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or

    . was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied).

   The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law of the jurisdiction which is being applied. Generally, however, a party would be considered to have been insolvent at the time the notes were issued if:

    . the sum of its debts was, at that time, greater than the sum of the value of all of its property at a fair valuation, or

    . the then fair saleable value of its assets was less than the amount that was then required to pay its probable liability on its existing debts as they became absolute and matured; or

    .  it could not pay its debts as they become due.

     There can be no assurance as to what standard a court would apply in order to determine whether Splitrock was insolvent as of the date the notes were issued, whether a court would determine that Splitrock was insolvent on that date, or whether the issuance constituted a fraudulent transfer. Additionally, under federal bankruptcy law or applicable state insolvency law, if bankruptcy or insolvency proceedings were initiated by or against Splitrock within 90 days after any payment by Splitrock with respect to the notes or if Splitrock anticipated becoming insolvent at the time of a payment, all or a portion of the payment could be avoided as a preferential transfer and the Note holder, as recipient of the payment, could be required to return the payment.

Any failure or delays by Level 3 in completing our new fiber optic backbone network could materially and adversely affect our business.

   In April 1999, we entered into an agreement with Level 3 Communications which gives us the exclusive right to use portions of Level 3's nationwide fiber network for a 20-year period. Our ability to fully implement our present business plan could be adversely affected if Level 3 fails to perform its obligations under this agreement. Level 3 may be delayed or prevented from completing its fiber network and performing its obligations under our agreement due to:

  .  insufficient capital resources;

  . failure of its suppliers to provide the necessary equipment and services;

  .  regulatory changes affecting its rights of way;

  .  a change in management strategy; or

  .  presently unforeseeable legal, technical or other factors.

   Our business plan assumes that we will use dark fiber strands from Level 3 to deliver our services on the fiber optic portion of our network. If Level 3 does not successfully complete the installation of these dark fiber segments, we may not be able to provide our services or provide them at the level of quality, efficiency and economy assumed in our business plan. While we believe that we could transfer our business to another supplier if Level 3's segments are not available, we may not find an alternate network which would provide comparable technology at a competitive cost. Level 3 has not completed construction of its network segments. Any failure by Level 3 to complete construction of, or deploy and maintain, its dark fiber segments could hurt our business.

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we may be required to notify the Federal Trade Commission of the transactions contemplated by our agreement with Level 3. If this notification is required, we will not be able to consummate the transactions contemplated by the Level 3 agreement until the requirements of the Hart-Scott-Rodino Act have been satisfied and any applicable waiting period has expired or terminated.

Our business plan assumes that we will be able to expand and scale our network infrastructure to accommodate increased volumes of traffic and customers; however, our ability to scale our network by large proportions is unproven.

   Our network currently handles approximately 1.3 billion minutes of use per month. However, our ability to scale the network up to meet our expected customer usage levels while maintaining superior performance and integrating and managing the fiber optic backbone is unproven. As the number of our customers grows or as network usage increases, we may need to make additional investments to expand and adapt our network infrastructure and maintain adequate data transmission speeds. Any future expansion and adaptation of our communications and facility infrastructure could require substantial financial, operational, technical and management resources. If we are required to expand our network significantly and rapidly due to increased usage, additional stress will be placed upon our network hardware, traffic management systems and facilities.

Our business depends on the continued growth of the Internet and the demand for data communications services and could suffer if demand declines.

   Our business would be adversely affected if use of the Internet and the data communications industry does not continue to grow or grows more slowly than expected. Factors that may inhibit the continued growth of the Internet and the data communications industry include the following:

  . the ability of the Internet and data networking infrastructure to support the growing demands placed on it;

  .  access costs;

  . the performance and reliability of products and services as the number of users and amount of traffic increases;

  . the ability of businesses to adequately address security and privacy concerns;

  .  the development of legislation or regulation related to the Internet;
     and

  . the nature and pace of technological changes relating to the Internet and data communications.

In addition, websites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently, use of the Internet as a commercial or business medium could, in the future, grow more slowly than expected or decline. This would have an adverse affect on our business.

Our network system could fail resulting in losses and loss of user confidence.

   Our success depends upon our ability to deliver reliable, high-speed access to the Internet and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network, and other networks providing services to us, are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss, telecommunications failures, excessive, sustained, or peak user demand, and similar events, particularly if these events occur within a high traffic location of the network. We cannot assure you that we will not experience failures or shutdowns relating to individual POPs or even catastrophic failure of the entire network. We carry business personal property insurance to protect us against losses due to property damage and business interruption. This coverage, however, may not be adequate or available to compensate us for all losses that may occur. In any event, significant or prolonged system failures or shutdowns could damage our reputation and result in the loss of customers.

Our network is potentially vulnerable to viruses, break-ins or disruptions.

   Despite our security measures, our network's infrastructure is potentially vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or others. Computer viruses, break-ins or other problems could lead to interruptions, delays or cessation in service to our customers. Furthermore, inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of our customers. This could, in turn, deter potential customers and adversely affect our existing customer relationships. Security problems represent an ongoing threat to public and private data networks. The security services that we offer in connection with our customers' networks cannot assure complete protection from computer viruses, break-ins and other disruptive problems. Although we attempt to limit contractually our liability in these instances, the occurrence of problems may result in claims against us or liability on our part. These claims, regardless of their ultimate outcome, could result in costly litigation and could have a material adverse effect on our business or reputation or on our ability to attract and retain customers for our products. Moreover, until more consumer reliance is placed on security technologies available, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry and our customer base and revenues.

We must keep pace with technological change and evolving industry standards to remain competitive and increase our revenues.

   The market for data communications and Internet access and related services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new product and service introductions. Our future success will depend, in part, on our ability to:

  .  effectively use and develop leading technologies;

  .  continue to develop our technical expertise;

  .  enhance our current services;

  .  develop new services that meet changing customer needs; and

  . respond to emerging industry standards and technological changes in a cost-effective manner.

If our services do not continue to be compatible and interoperable with products and architectures offered by various other members of the industry, our ability to compete could be impaired. We cannot assure you that we will be successful in responding to changing technology or market trends. In addition, services or technologies developed by others may render our services or technologies uncompetitive or obsolete. Furthermore, changes to our services in response to market demand may require the adoption of new technologies that could likewise render many of our assets technologically uncompetitive or obsolete. Even if we do successfully respond to technological advances and emerging industry standards, the integration of new technology may require substantial time and expense, and we cannot assure you that we will succeed in adapting our network infrastructure in a timely and cost-effective manner.

Changes in government regulations could adversely affect our business by increasing costs or imposing limitations on the services we provide.

   To date, we have not been subject to common carrier regulation by the FCC or state public utility commissions, but the growth of Internet telephony and changing technology has led regulators to consider regulating some Internet services. We do not believe that we are subject to this type of regulation. However, if such regulation is applied to us, we could incur substantial regulatory costs, including obligations to contribute directly to federal and state universal service funds. Government entities have also attempted to apply various forms of content regulation to Internet service providers, though in some cases Congress or the courts have made decisions that shielded Internet service providers from liability for the content that they convey. Other legislative and regulatory decisions designed to encourage the development of competition in the provision of telecommunications services could benefit certain of our competitors that are affiliated with facilities-based carriers, and may provide at least a temporary competitive advantage to those companies. For more information, see "Business--Regulation."

The imposition of taxes on our services could adversely affect our business.

   We are uncertain what additional laws and regulations regarding taxation of our services may be adopted due to the increasing popularity, development and use of data communications facilities and services and the Internet in particular. A number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. We cannot predict how the activities in our industry will be taxed, and therefore how the costs of supplying our services may be affected, in the future because there is no precedent for many of these activities. The imposition of new taxes, directly or indirectly, on our services could adversely affect our business, financial condition and results of operations depending on their magnitude and our ability to pass on the costs to end-users.

   The services we provide to Prodigy may be subject to sales or use taxes in a number of states. We believe that, under our agreement with Prodigy, we are entitled to be reimbursed by Prodigy for these taxes if they are due. We have billed Prodigy approximately $240,000 per month since May 1999 for taxes on services provided and have informed Prodigy that we will be billing it for prior periods. Prodigy has asserted that we may not be entitled to recover these charges under the terms of our agreement. If our services to Prodigy are ultimately determined to be subject to sales, use or other taxes and we are unable to pass along these charges to Prodigy, our results of operations could be materially adversely affected.

Potential problems related to the Year 2000 may decrease use of Internet services, cause us reputational harm and adversely affect our business.

   Some computer programs and systems use two digits, rather than four digits, to define the applicable year and could fail or misfunction because they cannot distinguish between 20th century and 21st century dates. This, in turn, could result in a major system failure or miscalculations, including an inability to process transactions, send invoices or engage in similar normal business activities. The Internet and related service industries are susceptible to year-2000 problems due to their reliance on computer hardware and software. If these systems and programs should cause widespread problems across the Internet, we expect users to curtail their use of the Internet dramatically with consequent material adverse consequences to our revenues. However, we cannot reasonably assess the magnitude of the consequences and risks of the year-2000 problems on the basis of information currently available to us.

   A failure of our systems or the systems of our suppliers, customers and third parties with whom we do business could result in financial losses, legal liability and reputational harm to our customers. If Internet usage and our customers' subscriber count is reduced, it could result in a significant reduction in our revenues and have a material adverse effect on our business. Furthermore, Prodigy's and our other customers' purchasing patterns may be affected by year-2000 issues as they expend significant resources to correct their current systems for year 2000 compliance. We have not incurred material costs in ensuring year-2000 compliance to date and do not expect to incur material costs to make our software year-2000 compliant.

We depend on sole- and limited-source suppliers for critical products and services.

   We rely on other companies to supply key components of our network, operations support, and administration infrastructure. These components include critical telecommunications services and networking equipment, which, in the quantities and quality demanded by us, are available only from sole- or limited-sources. We depend on sole- or limited-source suppliers for the following products or services:

  . ATM switching products--Lucent Technologies supplies us with all of our ATM switching products, including the AC-120 switch, which is a key component of our network.

  . Internet dial access platform--Bay Networks provides us with its Internet dial access platform.

  .  Routers--Cisco Systems manufactures the routers used in our network.

   We do not carry significant inventories of these components and have no guaranteed supply arrangements for these components. Our suppliers also sell products to our competitors and may in the future themselves become our competitors. We cannot assure you that our suppliers will not enter into exclusive arrangements with our competitors or stop selling their products or components to us at commercially reasonable prices, or at all. Our inability to obtain sufficient quantities of sole- or limited-source components or to develop alternative sources, if required, could result in delays and increased costs in expanding, and overburdening of, our network infrastructure. Any delay, increased costs or overburdening of our network would have a material adverse effect on our business, financial condition and results of operations.

   We also depend on local and long distance telephone companies to provide telecommunications services to us and our customers. We experience delays from time to time in receiving supplies and telecommunications services from our suppliers. We cannot assure you that we will be able to obtain these supplies or services on the scale, of the quality, and within the time frames required by us at an affordable cost, or at all. Any failure to obtain these services on a sufficient scale, on a timely basis or at an affordable cost would have a material adverse effect on our business, financial condition and results of operations.

We may be subject to legal liability for distributing or publishing content over the Internet which could be costly for us to defend.

   Congress and several states have enacted or are considering measures that would, under some circumstances, impose civil and criminal liability upon Internet service providers, or providers of transmission capacity to Internet service providers, for the transmission or dissemination of information and materials. It is possible that costly claims will be made against us in connection with the nature and content of the materials disseminated through our networks. Currently, several private lawsuits of this sort are pending against other online services companies and Internet access providers. Given the heightened attention this topic has recently received, and will continue to receive if any of the current lawsuits are successful, we might be required to respond by investing substantial resources or discontinuing some of our service offerings. These factors may also cause growth of Internet use to decline. Finally, although we carry general liability insurance, it may not be adequate to compensate us or it may not cover us in the event we become liable for information carried on or disseminated through our networks. Any costs not covered by insurance incurred as a result of liability or asserted liability for information carried on or disseminated through our networks could hurt our business.

We depend on other companies for peering and interconnection arrangements.

   We maintain peering and interconnection arrangements with other network service providers so that we can exchange traffic with them. Recently, companies that previously offered peering have eliminated peering relationships or established new, more restrictive criteria for peering. We are uncertain whether other network service providers will continue peering and interconnection arrangements on acceptable terms or impose settlement charges as a result of an increasingly competitive Internet services industry dominated by a smaller group of national network providers. For more information, see "Business--Our Network--Peering and Interconnection."

The network design and technical expertise that we depend on may be developed or similarly deployed by others.

   Our success and ability to compete is dependent in part upon our technical expertise. We do not have proprietary rights that would prevent our competitors from deploying technologies or independently developing a network design and technical expertise that are substantially equivalent or superior to our own. For example, Sprint is in the process of designing a network which will contain ATM switches at every core, hub and remote site. The construction by our competitors of networks similar to our own may adversely affect our ability to compete effectively.

Third parties may claim we infringe their proprietary rights and these claims could result in increased costs.

   Although we do not believe we infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert claims against us in the future or that those claims will not be successful. We could incur substantial costs and diversion of management resources to defend any claims relating to proprietary rights, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, parties making those claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief that could effectively block our ability to license our products in the United States or abroad. Such a judgment would have a material adverse effect on our business, financial condition and results of operations. In addition, we are obligated under various agreements to indemnify the other party for claims that we infringe on the proprietary rights of third parties. If we are required to indemnify parties under these agreements, our business, financial condition and results of operations could be materially adversely affected. If someone asserts a claim relating to proprietary technology or information against us, we may seek licenses to that intellectual property. We cannot assure you, however, that we could obtain licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully manage our expansion.

   Our anticipated future growth will continue to place a significant strain on our management systems and resources. We expect that we will need to continue to improve our financial and managerial controls and reporting systems and procedures. We will also need to continue to expand and maintain close coordination among our technical, accounting, finance and sales and marketing organizations. Key members of our management team, including our Chief Financial Officer, Chief Marketing Officer and Senior Vice President for Network Operations, have joined us within the last few months. These individuals have not previously worked together and are becoming integrated into our management team. They may not be able to work together effectively or successfully manage our growth. Our inability to manage growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully acquire other companies, form strategic alliances or successfully integrate any acquisition or alliance.

   We will evaluate strategic alliances and acquisitions both domestically and internationally as they present themselves. Any future strategic alliance or acquisition involves risks commonly encountered in business relationships. We may encounter obstacles while integrating the operations and personnel of the companies and the integration efforts may disrupt our ongoing business. Our management may be unable to successfully incorporate licensed or acquired technology and rights into our service offerings or maintain uniform standards, controls, procedures and policies within the two organizations. Changes in management resulting from an alliance or acquisition could impair relationships with employees and customers. Any international alliance or acquisition would involve the additional risks of doing business abroad, including unexpected changes in the regulatory environments, export controls, tariffs, fluctuations in currency exchange rates and potentially adverse tax consequences. We may not successfully overcome these risks or any other problems encountered in connection with strategic alliances or acquisitions. In addition, we could incur substantial expenses, including the expenses of integrating the parties' businesses in a strategic alliance or after an acquisition, which could, in turn, adversely affect our business, financial condition and results of operations.

Our directors have relationships that could present conflicts of interest.

   Our directors have relationships with other companies that could result in potential conflicts of interest.

  . Since 1991, Mr. Nakfoor has served as the Vice President of Securities Trading for Inversora Bursatil, S.A. de C.V., a wholly-owned subsidiary of Grupo Financiera Inbursa, S.A. de C.V., and an affiliate of our second largest shareholder, Carso Global. Carso Global currently controls our largest customer, Prodigy, on whose board Mr. Nakfoor has served since September 1997. Prodigy's President and Chief Executive Officer, Samer Salameh, was a member of our board of directors until April 1999.

  . Mr. Li was Director, Vice Chairman, Chief Technology Officer and owner of 12.4% of the common stock of Yurie, which was one of our principal suppliers until it was sold to Lucent. In connection with the sale of Yurie to Lucent, Linsang has agreed to make the services of Mr. Li available to Lucent to provide technical guidance for both the Lucent AC-120 and Lucent's entire line of other ATM switches. The agreement has a term of three years and terminates on May 29, 2001. Mr. Li is Chief Technical Officer, Carrier Network Division of Lucent and has agreed not to participate in designing, developing, producing, manufacturing or marketing multi-service access equipment other than for Lucent. Mr. Li and members of his family also control Linsang, which is our largest shareholder.

  . Mr. Turner is also a member of the board of directors of our largest shareholder, Linsang Partners, LLC, a limited liability company controlled by Mr. Li and members of his family.

   As a result of these relationships, there is a potential for conflicts of interest to arise when our directors are faced with a decision that could have different implications for our company and the other companies with which our directors have a relationship. Due to the nature of the potential conflicts of interest presented by these relationships on an ongoing basis, we cannot assure you that the directors involved will act in the best interests of our company and our stockholders.

   Affiliates of ours have engaged in numerous transactions with us in the past. These transactions were not necessarily a result of arms'-length negotiations. We may engage in additional related party transactions in the future and we cannot assure you that these transactions will be on arms'- length terms. For more information, see "Certain Transactions."

Our existing stockholders will maintain control of us.

   Our executive officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 94.5% of our common stock following this offering, assuming that all of the warrants are exercised, and 77.5% if our proposed initial public offering is completed. These stockholders will continue to be able to exercise control over all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company, which could negatively affect our stock price. For more information, see "Principal Stockholders."

Future sales of our common stock may negatively affect our stock price.

   Following our initial public offering, we will have a large number of shares of common stock outstanding and available for resale beginning at various points in time in the future. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market following an initial public offering, or the perception that sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. For more information, see "Shares Eligible for Future Sale."

Provisions of our certificate of incorporation, bylaws and Delaware law could deter takeover attempts.

   Our certificate of incorporation and bylaws and the Delaware corporations law contain provisions that could have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. For more information, see "Description of Capital Stock."

There has been no prior public market for our securities, and our stock price may experience extreme price and volume fluctuation after an initial public offering.

   There is no public market for our securities, and Splitrock does not intend to list the warrants or the notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The warrants and the notes are also no longer eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages or PORTAL Market. We have filed a registration statement and an amendment to that registration statement for a proposed initial public offering of our common stock as well as an application to list our common stock on the Nasdaq National Market System. Chase Securities currently makes a market in the the warrants and the notes, but it is not obligated to do so and may discontinue that market making at any time. In addition, market making activities are subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the notes, the warrants or the warrant shares or as to the liquidity of the trading market for such securities. If a trading market does not develop or is not maintained, holders of the warrants, the warrant shares and the notes may experience difficulty reselling their securities or may be unable to sell them at all and thus be required to bear the financial risks of the investment for an indefinite period of time. If a market for the securities develops, it may be discontinued at any time.

   If a public trading market develops for the warrants, the warrant shares or the notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, Splitrock's results of operations and the market for similar securities, and such securities may trade at a discount from their initial offering price. Historically, the market for similar securities, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for our securities, if developed, will not be subject to similar disruptions.

   The stock market has experienced extreme price and volume fluctuations. The market prices of the securities of technology companies and Internet-related companies in particular have been especially volatile. This volatility has included rapid and significant increases in the trading prices of Internet companies following initial public offerings to levels that do not bear any reasonable relationship to the operating performance of those companies and large inter-day swings in the trading prices of their securities. These fluctuations may materially affect the trading price of our common stock especially upon an intial public offering. We cannot guarantee that you will be able to sell your warrant shares at or above the initial public offering price.

   In the past, stockholders have often instituted securities class action litigation following periods of volatility in the market price for a company's securities. Such litigation could result in substantial costs and the diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

The reliability of market data included in this prospectus is uncertain.

   Since we are a new company and operate in a new and rapidly changing market, we have included market data from industry publications, including reports produced by Forrester Research, Inc. and International Data Corporation. The reliability of these data cannot be assured. These industry publications generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. While we believe these industry publications to be reliable, we have not independently verified their data. We also have not sought the consent of any of these organizations to refer to their reports in this prospectus.

                                USE OF PROCEEDS

   We will receive proceeds of $0.02 per share issued upon the cash exercise of any warrant. Assuming that all of the warrants are exercised for cash, we will realize net proceeds of approximately $29,756. We intend to use the net proceeds from this offering for working capital and other corporate purposes. We will not receive any proceeds from:

  .the cashless exercise of any warrant; or .the sale of any warrants or notes by selling securityholders.
  .the subsequent resale of the shares of common stock by our shareholders.

                                DIVIDEND POLICY

   We have never paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Declaration or payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results and current and anticipated cash needs and plans for expansion. In addition, our ability to pay dividends on the common stock is restricted by certain covenants in the indenture governing our outstanding 11 3/4% senior notes.

                                 CAPITALIZATION

   The following table shows our cash and cash equivalents, investments and total capitalization:

  .  on an actual basis as of June 30, 1999; and

  . as adjusted to reflected the sale of 10,700,000 shares of common stock offered by us in our proposed initial public offering at an assumed initial public offering price of $14.00 per share, after deducting the underwriting discount and the estimated offering expenses payable to us.

   You should read this information together with our financial statements and the notes relating to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds" appearing elsewhere in this prospectus.

                                                   As of June 30, 1999
                                            -----------------------------------
                                                 Actual         As Adjusted
                                            ----------------  -----------------
                                            (in thousands, except share data)
Cash and cash equivalents.................. $          8,327  $        147,290
                                            ================  ================
Investments:
  Unrestricted investments--short term..... $         56,166  $         56,166
  Restricted investments--short term.......           21,597            21,597
  Restricted investments--long term........           23,243            23,243
                                            ----------------  ----------------
Total investments.......................... $        101,006  $        101,006
                                            ================  ================
Long Term Debt:
  11 3/4% senior notes due 2008............ $        258,298  $        258,298
  Capital lease obligations................           12,471            12,471
                                            ----------------  ----------------
Total long term debt (including current
 portion)..................................          270,769           270,769
Stockholders' Equity (Deficit):
  Preferred stock, $.001 par value,
   25,000,000
   shares authorized, no shares issued.....              --                --
  Common stock, $.001 par value,
   150,000,000 shares authorized,
   46,681,424 shares issued and outstanding
   actual; 57,381,424 shares issued and
   outstanding, as adjusted................               47                58
  Additional paid-in capital...............           34,831           173,783
  Common stock warrants....................            2,849             2,849
  Accumulated other comprehensive (loss)...             (335)             (335)
  Accumulated deficit......................         (119,317)         (119,317)
                                            ----------------  ----------------
    Total stockholders' equity (deficit)...          (81,925)           57,038
                                            ----------------  ----------------
Total capitalization....................... $        188,844  $        327,807
                                            ================  ================

The number of shares as adjusted for this table excludes:

  . any shares of common stock that may be issued pursuant to the underwriters' over-allotment option in our proposed initial public offering;

  . 1,487,791 shares of common stock issuable on or after July 26, 1999, upon the exercise of outstanding warrants with an exercise price of $0.02 per share;

  . 2,896,128 shares of common stock issuable upon the exercise of outstanding options at June 30, 1999 with a weighted average exercise price of $5.10 per share; and

  . 7,735,845 shares of common stock reserved for issuance upon the exercise of options available at June 30, 1999 to be granted under our stock option plans in our proposed initial public offering including shares., including options to purchase 1,233,711 shares exercisable at the initial public offering price which we expect to grant when the inital public offering price is determined.

                            SELECTED FINANCIAL DATA

   Our statement of operations data for the period from inception (March 5, 1997) to December 31, 1997 and for the year ended December 31, 1998, and our balance sheet data as of December 31, 1997 and 1998, shown in the table below are derived from our audited financial statements. Our statement of operations data for the six months ended June 30, 1998 and 1999 and our balance sheet data as of June 30, 1999 have been derived from our unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods presented. You should read this information together with our financial statements and the notes relating to those statements and with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

   The "As Adjusted" balance sheet data reflects the sale of the shares of common stock offered by us in our proposed initial public offering at an assumed initial public offering price of $14.00 per share, after deducting the underwriting discount and the estimated offering expenses payable by us.

                          Period from
                           Inception
                           (March 5,
                         1997) through       Year Ended              Six Months Ended June 30,
                         December 31,       December 31,        --------------------------------------
                             1997               1998                     1998                 1999
                         ------------- -----------------------  ------------------------  ------------
                                       (in thousands, except share and per share data)
Statement of Operations
 Data:
  Revenues..............  $   22,708    $               63,611  $                 32,214  $     34,241
  Operating expenses:
    Splitrock network
     costs..............       2,362                    32,912                    10,724        34,150
    Legacy network
     costs..............      25,804                    58,292                    27,111        21,871
    Selling, general and
     administrative.....       1,276                     6,390                     2,441         6,338
    Depreciation and
     amortization.......       3,500                    13,850                     4,907        11,237
                          ----------    ----------------------  ------------------------  ------------
      Total operating
       expenses.........      32,942                   111,444                    45,183        73,596
                          ----------    ----------------------  ------------------------  ------------
  Loss from operations..     (10,234)                  (47,833)                  (12,969)      (39,355)
  Other income
   (expense):
    Interest income.....         348                     5,393                       183         4,335
    Interest expense....        (235)                  (15,390)                     (842)      (16,346)
                          ----------    ----------------------  ------------------------  ------------
  Loss before income
   tax..................     (10,121)                  (57,830)                  (13,628)      (51,366)
  Provision for income
   tax..................         --                        --                        --            --
                          ----------    ----------------------  ------------------------  ------------
  Net Loss..............  $  (10,121)   $              (57,830) $                (13,628) $    (51,366)
                          ==========    ======================  ========================  ============
  Net Loss per share--
   basic and diluted....  $    (0.42)   $                (1.30) $                  (0.31) $      (1.10)
                          ==========    ======================  ========================  ============
  Weighted average
   shares--basic and
   diluted..............  24,109,823                44,388,948                43,288,168    46,668,728

                                              As of December     As of June
                                                   31,            30, 1999
                                              --------------  -----------------
                                                                          As
                                               1997   1998    Actual   Adjusted
                                              ------ -------  -------  --------
                                                       (in thousands)
Balance Sheet Data:
  Cash and cash equivalents.................. $7,710 $28,330  $ 8,327  $147,290
  Unrestricted investments...................    --  120,475   56,166    56,166
  Restricted investments (1).................  3,472  58,477   44,840    44,840
  Property and equipment, net................ 38,504  73,899   88,721    88,721
    Total assets............................. 54,388 296,141  232,729   371,692
  Long-term debt and capital lease
   obligations (including current portion)... 25,120 275,581  270,769   270,769
  Stockholders' equity (deficit)............. 20,407 (30,291) (81,925)   57,038

                          Period from
                           Inception
                           (March 5,
                         1997) through  Year Ended  Six Months Ended June 30,
                         December 31,  December 31, ---------------------------
                             1997          1998         1998          1999
                         ------------- ------------ ------------  -------------
                                            (in thousands)
Other Financial Data:
  Capital expenditures..    $16,969      $ 45,261   $      5,548  $      25,311
  EBITDA (2)............     (6,734)      (33,983)        (8,062)       (28,118)
  Cash provided by (used
   in):
    Operating
     activities.........     (2,233)         (735)        (3,712)       (47,723)
    Investing
     activities.........    (17,198)     (169,512)        (7,714)        33,064
    Financing
     activities.........     27,141       190,867          8,893         (5,344)
  Ratio of earnings to
   fixed charges (3)....        --            --             --             --

--------

(1) Restricted investments as of June 30, 1999, represent escrowed funds that, together with interest received those funds, will be sufficient to pay, when due, the next three semi-annual interest payments on our outstanding 11 3/4% senior notes.
(2) EBITDA is defined as net loss plus interest expense, provision for income taxes, depreciation and amortization. EBITDA is presented as it is commonly used by certain investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data or as a measure of a company's liquidity and is not a measure calculated in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable with similarly titled measures reported by other companies.

(3) Our historical earnings were insufficient to cover our fixed charges for the period from inception (March 5, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999 by approximately $10.1 million, $57.8 million, $13.6 million and $51.4 million, respectively. Fixed charges consist of interest expense and that portion of rent expense we believe to be representative of interest (i.e., one-third of rent expense).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion together with our financial statements and the notes to those statements included elsewhere in this prospectus. The results shown in this prospectus are not necessarily indicative of the results we will achieve in any future periods. This discussion contains forward-looking statements based upon our current expectations which involve risks and uncertainties. Our actual results could differ materially from those described in the forward-looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

   We are a facilities-based provider of advanced data communications services. We market our services to Internet service providers, telecommunications carriers and other businesses throughout the United States. Our services include an array of Internet access and data communications services delivered over our high capacity, facilities-based network.

   We were founded in March 1997. In July 1997, we acquired the existing legacy network infrastructure of Prodigy Communications Corporation, and agreed to build and operate a nationwide communications network and to provide network services for Prodigy's customers. We initially provided service to Prodigy's subscribers using Prodigy's legacy network. For locations outside the coverage area of the legacy network, we have been using the IBM Global Services network. From September 1997 through April 1998, we deployed our broadband access network in metropolitan areas across the country. Over time, as more coverage has become available on our access network, we have been decommissioning the Prodigy legacy network POPs and reducing our usage of the IBM network. In July 1998, we raised $261 million through the issuance of our 11 3/4% senior notes and warrants to purchase common stock, principally to finance capital expenditures related to the construction and installation of our broadband access network. As of June 30, 1999, our network included 324 installed POPs, 270 of which were operational. Later this year, we expect to have approximately 370 active POPs, giving us a physical presence in all 50 states, and targeting 90% of U.S. businesses and households with a local call. Our expanding network is supported by two network operations centers equipped with state-of-the-art network management systems.

   As part of our ongoing efforts to further expand and enhance our network and service offerings, we have agreed to acquire indefeasible rights to use four dark fiber strands in a state-of-the-art fiber optic network currently under construction by Level 3 Communications, LLC, with an option to acquire indefeasible rights to use an additional 12 fibers. This nationwide fiber network will cover approximately 15,000 route miles and will be delivered in segments that are expected to become available from the end of 1999 through the first quarter of 2001. The combination of this fiber optic backbone with our broadband access network positions us to:

  . deliver, on our own facilities, a broad array of end-to-end data communications services at the high level of quality and reliability increasingly demanded by customers;

  . reduce significantly our network costs as a percentage of revenues as we substitute the acquired bandwidth for existing leased circuit arrangements with various telecommunications carriers;

  . expand our service offerings by providing bandwidth leasing services on a stand alone basis or bundled with our other services;

  .  increase the reliability and redundancy of our network; and

  . increase the variety of service options and speeds available to customers.

 Revenues

   Historically, Prodigy has been our primary customer and has accounted for substantially all of our revenues since our inception. For the year ended December 31, 1998 Prodigy accounted for 99% of our revenues. For the six months ended June 30, 1999 Prodigy accounted for 93% of our revenues. While we expect revenues from Prodigy to decrease as a percentage of our total revenues in future periods, we believe that Prodigy will continue to account for a significant portion of our revenues.

   We provide network services, including Internet dial services and other network connections, to Prodigy in exchange for a monthly service charge. The service charge is calculated based on the lower of two alternative rates, subject to a minimum. One rate is calculated based upon the total hours of usage and the other rate is calculated based upon the total number of subscribers. The minimum monthly service charge is $4.0 million and will increase to $4.5 million on July 1, 2000. Through March 31, 1998, our Prodigy revenues were a function of the amount of usage rather than the number of subscribers. However, since April 1998, these revenues have been, and over the long term are expected to continue to be, a function of the number of subscribers rather than the amount of usage. In addition, if the average monthly hours per subscriber exceeds a target amount, we will be entitled to receive additional fees.

   Our original four-year agreement with Prodigy expires on June 30, 2001. After the initial term, either party may terminate the agreement upon 12 months' prior written notice. If no notice is received, the term of the agreement is automatically extended for successive 12-month terms. Under the agreement, we are required, among other things, to provide Prodigy with financial and other information and to meet network performance standards. We are required to provide credits to Prodigy if we fail to meet these standards. Prodigy may terminate the agreement following a cure period if we fail to meet specified service level objectives or otherwise fail to comply with our agreement. Prodigy may also terminate the agreement during the initial term without cause by providing 12 months' prior written notice and paying a termination charge of $3.0 million.

   Prodigy has announced plans to discontinue Prodigy Classic, its original on-line service, on or before October 31, 1999 because of a shift in business focus to Internet-based products and services and a determination not to make Prodigy Classic Year 2000 compliant. Prodigy has reported that, although it will continue to encourage Prodigy Classic subscribers to migrate to Prodigy Internet, it has had difficulty in generating this migration and a substantial portion of the remaining Prodigy Classic subscribers lack the minimum hardware requirements for the Prodigy Internet service. While we expect continued growth in Prodigy Internet subscribers, we do not expect that any significant portion of this growth will be attributable to the migration of Prodigy Classic subscribers.

   On May 27, 1999, Prodigy announced that it had entered into a definitive agreement to acquire the Internet access customer base of Cable & Wireless USA, which we believe will result in a significant increase in Prodigy subscribers.

   In addition to providing Internet dial access and related services to Prodigy, we began offering Internet dedicated access services on a limited basis to select customers during the second half of 1998. Given the nature of our network costs and the fact that current network utilization peaks in the evening hours to support Prodigy's residential Internet subscribers, we are targeting providers of daytime intensive traffic as well as providers of evening intensive traffic to maximize network utilization throughout a 24-hour period. We plan to focus on providing virtual private network services, Internet dedicated access, web hosting and Internet dial access services. Historically, in the data communications industry, providing virtual private network services increases the length of the sales cycle when compared to providing Internet dedicated access services. Because we are in the early stages of building our sales force, we expect growth in revenues to fluctuate from quarter to quarter depending on the volume of monthly revenue of our customers and the actual date the service becomes billable to our customers. We cannot assure you that we will achieve the balance of utilization of the network facilities necessary to attain or maximize profitability or positive cash flow from operations.

   Leveraging our demonstrated network capabilities, we have recently entered into significant new customer relationships with Juno Online Services and InfiNet. Juno, a leading provider of Internet and e-mail services, currently has more than 200,000 subscribers for its Internet services launched in July 1998 and has created more than 6.8 million free e-mail accounts since April 1996. InfiNet, a consortium sponsored by Knight-Ridder, Gannett and Landmark Communications, provides Internet access and web publishing solutions to nearly 100,000 subscribers nationwide. We began providing Internet dial access to InfiNet's subscribers in the second quarter of 1999.

   As segments of our fiber backbone are constructed, we plan to use the additional network capacity to offer bandwidth leasing services. However, overcapacity could result from the construction of competing networks, technological advances, strategic alliances, or a decline in the growth rate of demand for bandwidth capacity. If this occurs, we could encounter significant pricing pressure, which could limit the amount we could competitively charge for these services.

 Splitrock Network Costs

   Our Splitrock network costs include all expenses incurred in connection with operating our network. These costs primarily include leased telecommunication line charges for connecting our POPs to local central offices and for backbone transmission, personnel expenses, and operating expenses related to network operations, maintenance field operations and facility management.

   Increases in Splitrock network operating costs relate to the increase in Splitrock network facilities and line charges incurred in connection with the growth in total subscriber usage. As of June 30, 1999, we had 324 installed POPs, 270 of which were operational, and we expect to have approximately 370 operational POPs when our network construction is completed later this year. We anticipate continued increases in our network operating costs as additional lines and facilities are deployed.

   We are deliberately increasing our network operating expenditures to expand our broadband access network and backbone capacity in anticipation of expected increases in dial access and other services. We may incur expenditures to increase our capacity to serve customers in advance of entering into new customer relationships.

   During March 1999, in order to maintain the quality and reliability of our network performance, we entered into an agreement with Lucent Technologies to provide us with maintenance on our broadband access network. Prior to entering into this maintenance arrangement with Lucent, we had performed our own maintenance of equipment and have relied on warranties from our vendors. We expect our maintenance costs to increase as POP sites are added to the maintenance contract through year end.

   We expect our network operating costs to decrease significantly as a percentage of revenues as we substitute our acquired fiber optic backbone network for existing leased circuit arrangements with various telecommunications carriers. Although we expect to incur new costs for maintenance, colocation and software in connection with the fiber optic network, we expect these new costs to be offset in future years by a larger reduction in charges for backbone transmission.

 Legacy Network Costs

   Legacy network costs include all expenses incurred in connection with operating and decommissioning the Prodigy legacy network and costs of operating the InfiNet legacy network until we transition InfiNet traffic from its network to our network. These costs include facility leases, line charges, occupancy costs, equipment maintenance costs and access fees for the IBM network, as well as significant transition costs which will be incurred until the traffic from these legacy networks is migrated to our network.

   Legacy network costs are expected to continue to decline, as more coverage becomes available on our own broadband access network. As the construction and installation of our own network progresses, the Prodigy legacy network is being decommissioned and usage of the IBM network is declining. As of June 30, 1999, we had fully deactivated substantially all of the original Prodigy legacy network POPs. Our network can service a substantial portion of the InfiNet traffic acquired in May of 1999. Despite the increase in legacy network costs resulting from the InfiNet network, our legacy network costs in total decreased 32.1% from the first quarter of 1999 to the second quarter of 1999. We do not expect to incur any significant legacy network costs beyond the end of 1999.

   The largest component of our legacy network costs are paid to IBM for usage incurred on the IBM network. We have incurred quarterly costs from IBM of $6.3 million, $7.3 million, $11.0 million, $12.0 million, $12.6 million, $11.5 and $6.5 million, respectively, for the seven quarters from October 1, 1997 through June 30, 1999. The increase in costs through the fourth quarter of 1998 related to a continued quarterly increase in total subscriber usage, coupled with an increase in the hourly usage rate that went into effect at the beginning of the second quarter of 1998. The IBM network costs have declined since the fourth quarter of 1998 and we expect those costs to be substantially eliminated by the end of 1999.

   During construction of new POP sites, access and transmission lines are installed and charges are incurred as a POP site becomes operational. Transition costs result from a duplication of expenses on both the new POP and the associated legacy network POP until the new POP is operational and the associated legacy network POP is decommissioned.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses consist of personnel and operating costs relating to executive management, accounting and finance, information systems, human resources, sales and marketing, customer support, network planning, development, and administrative employees. We expect our selling, general and administrative expenses to continue to increase in dollar amount and as a percentage of revenue in 1999, 2000 and 2001 principally due to the following factors:

  .  expansion of our sales and marketing force; and

  . expansion of our back-office, customer care, billing, and administrative functions.

   We expect to make a substantial investment in our sales and marketing programs to achieve and properly support the intended expansion in our customer base. Through the combination of a direct sales force and alternative distribution channels, we believe that we will be able to access markets and increase revenue-producing traffic on our network. To implement our distribution strategy, we are developing an in-house direct sales force. We intend to utilize our direct sales force to market our services directly to Internet service providers, carriers, value added service providers, and medium and large businesses. We intend to utilize alternate distribution channels, such as agents, resellers and wholesalers, to market our services to medium and small businesses. We cannot assure you that we will be successful in our marketing plan. In addition to the expanded sales force, we anticipate continued back-office expansion, including the continued implementation of a new customer care and billing system. We have also signed a lease for 69,000 square feet of additional office space, which we expect to be available for occupancy by August 1999. This office lease will increase selling, general and administrative costs and will also require additional capital expenditures for furniture and fixtures and leasehold improvements.

 Depreciation and Amortization

   Depreciation and amortization expense consists primarily of depreciation of network equipment. We anticipate that our depreciation and amortization expenses will increase significantly as we record amortization on amounts expected to be paid to acquire dark fiber rights and depreciation expenses for the related electronic equipment.

 Net Losses

   We have incurred net losses since our inception in March 1997. We anticipate that we will continue to incur net losses while we complete the construction and installation of our nationwide network and expand our sales and marketing force. The extent to which we continue to incur net losses is largely dependent upon the timely deployment of the network, the rate at which we can expand our customer and revenue base and our ability to maximize use of our nationwide network.

Results of Operations


 Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

   Revenues. Revenues for the six months ended June 30, 1999 totaled $34.2 million, an increase of $2.0 million from revenues of $32.2 million for the six months ended June 30, 1998. This increase was due primarily to providing dial access service to InfiNet subscribers commencing in May of 1999.

   Splitrock Network Costs. Splitrock network costs for the six months ended June 30, 1999 were $34.2 million compared to $10.7 million for the six months ended June 30, 1998. This increase was due to the growth in the size of our network from 70 operational POPs as of June 30, 1998 to 270 operational POPs as of June 30, 1999. As a percentage of revenues, Splitrock network costs increased to 100.0% of revenue for the six months ended June 30, 1999 from 33.3% of revenues for the six months ended June 30, 1998.

   Legacy Network Costs. Legacy network costs for the six months ended June 30, 1999 were $21.9 million compared to $27.1 million for the six months ended June 30, 1998. This decrease was primarily attributable to a decrease in the IBM Network access charges as a result of the expanded coverage becoming available on our network and the migration of additional traffic from the Prodigy legacy network to our network. This decrease was offset by approximately $1.9 million of additional costs from servicing InfiNet customers on its legacy network beginning in May 1999. Despite the increase in legacy network costs resulting from the InfiNet network, our legacy network costs in total decreased 32.1% from the first quarter of 1999 to the second quarter of 1999. As a percentage of revenues, legacy network costs decreased to 63.8% of revenue for the six months ended June 30, 1999 from 84.2% of revenues for the six months ended June 30, 1998.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses for the six months ended June 30, 1999 were $6.3 million compared to $2.4 million for the six months ended June 30, 1998. The majority of this increase was due to personnel costs incurred in building our internal sales force beginning in the second quarter of 1999 and the increase in personnel throughout 1998 and 1999 to support the growth in the size of our network. As a percentage of revenues, selling, general and administrative expenses increased to 18.5% of revenues for the six months ended June 30, 1999 from 7.6% of revenues for the six months ended June 30, 1998.

   Depreciation and Amortization. Depreciation and amortization was $11.2 million for the six months ended June 30, 1999 compared to $4.9 million for the six months ended June 30, 1998. This increase was due to the increase in equipment and facilities placed in service throughout 1998 and 1999.

   Interest Expense. Interest expense was $16.3 million for the six months ended June 30, 1999, compared to $0.8 million for the six months ended June 30, 1998. Historical interest expense was related to capital leases on equipment and loans from a stockholder prior to completion of the senior notes offering in July 1998. Beginning in the third quarter of 1998, interest expense increased significantly due to the issuance of our senior notes.

   Interest Income. Interest income relates to the interest earned on investments of cash on hand in investment grade commercial paper and money market accounts. Interest income was $4.3 million for the six months ended June 30, 1999, compared to $0.2 million for the six months ended June 30, 1998. This increase was due to the interest earned on the proceeds from our senior notes offering.

   Income Taxes. No provision for income taxes has been recognized because we had operating losses for both tax and financial reporting purposes in all periods.

   On June 30, 1999, we had approximately $45.0 million of gross deferred tax assets comprised primarily of net operating loss carryforwards. Given our history of operating losses, it is uncertain that we would realize these assets, and so we have provided a reserve to reduce the carrying value of the assets to zero. We will continue to assess the ability to realize the deferred tax assets based on actual and forecasted results.

 Year Ended December 31, 1998 Compared to Period from Inception on March 5, 1997 through December 31, 1997

   From inception on March 5, 1997 through June 30, 1997, we had not yet begun deploying our network nor had we entered into our agreement with Prodigy. As a result, we generated no revenue and incurred limited operating expenses prior to the third quarter of 1997. Thus, any comparison of our results of operations for the year ended December 31, 1998 with those results for the period from our inception to December 31, 1997 is not meaningful.

   Since inception, we have focused on the construction and installation of our network while maintaining and decommissioning, when appropriate, the Prodigy legacy network. Through December 31, 1998, we had not focused on increasing sales, as our network had not yet been completed. Prodigy represented our primary source of revenue during both 1997 and 1998. In the second quarter of 1998, we began our efforts to raise capital to complete the construction and installation of our nationwide network. On July 24, 1998, we issued and sold $261.0 million in senior notes and warrants to acquire 1,487,791 shares of common stock and began a campaign to recruit and employ the personnel necessary to complete, operate and maintain our network.

   To support our expansion, we have been adding employees. At the end of 1997 and 1998, respectively, we had 67 and 188 full time employees and contractors. Many of the employees we added represent field and office personnel for construction management, assembly and installation, provisioning, and related project management services for POP shelters. Additionally, during 1998, we added our second state-of-the-art network operations center in The Woodlands, Texas.

Liquidity and Capital Resources

   Our operations have required substantial capital investment for the purchase of communications equipment and the design and development of our network. Capital expenditures were $45.3 million and $25.3 million for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. We expect that our capital expenditures will be substantially higher in future periods in connection with the purchase of dark fiber and the related facilities and telecommunications equipment.

   Since our inception, we have satisfied our cash requirements primarily through the issuance of equity or debt securities. As of June 30, 1999, we had raised approximately $298.2 million, including

  . $34.9 million through private sales of our equity securities, including $18.0 million invested by our senior management and directors and $15.6 million invested by another major stockholder; and

  .  $263.3 million through the issuance of debt.

   In addition we have arranged $30.6 million in equipment financing, primarily from equipment vendors and leasing companies.

   As of June 30, 1999, we had an accumulated deficit of $119.3 million, cash and cash equivalents of $8.3 million, and restricted and unrestricted investments of $101.0 million.

   Net cash used in operating activities was $47.7 million during the six months ended June 30, 1999. The net cash used in operating activities in this period was primarily attributable to the Company's net losses. Net cash used in operating activities was $0.7 million for the year ended December 31, 1998. During the year-ended December 31, 1998, the cash flow effect of net losses were largely offset by increases of $42.0 million in current liabilities due to the timing of payments for purchases to equipment vendors and accrued interest to bond holders.

   Net cash provided by investing activities during the six months ended June 30, 1999 was $33.1 million. This consisted primarily of net proceeds of $64.3 million from the liquidation of unrestricted investments $13.3 million net liquidation of restricted investments which were used to pay the interest on the senior notes, offset by $25.3 million used for purchases of property and equipment, the payment of a deposit of $11.2 million related to dark fiber and approximately $8.0 million primarily for costs incurred in connection with the construction of our broadband access platform. Net cash used by investing activities for the year ended December 31, 1998 was $169.5 million and consisted primarily of the purchase of unrestricted investments of $119.5 million and $45.3 million in equipment purchases.

   Net cash used in financing activities for the six months ended June 30, 1999 was $5.3 million and consisted primarily of principal payments on capital leases. Net cash provided by financing activities for the year ended December 31, 1998 was $190.9 million, which was derived primarily from the issuance of our senior notes, net of issuance costs and proceeds restricted to finance future interest payments.

   As of June 30, 1999, we had aggregate operating and capital lease payments of $5.4 million remaining in 1999, and $9.9 million, $3.4 million, $2.6 million and $2.1 million due in each of the next four years.

   We also have agreed to acquire indefeasible rights to use four dark fibers, with an option to use up to 12 additional fibers, in the fiber optic network under construction by Level 3. We are required to pay for the dark fiber in segments as they become available, which is expected to occur from the end of 1999 through the first quarter of 2001.

   We expect our future liquidity and capital requirements to relate primarily to:

  .  capital expenditures;

  .  operating losses;

  .  debt service payments; and

  .  working capital and other corporate purposes.

   We currently estimate that our capital expenditures for 1999, 2000 and 2001 will be approximately $73 million, $139 million and $76 million, respectively, including capital expenditures for:

  . the acquisition of rights to use four dark fiber strands and the related electronics necessary to transmit data over the fiber;

  .  the completion of our broadband access network;

  . the enhancement of our network to provide additional value added services; and

  . the improvement of our network management, billing and other back office systems.

Actual capital expenditures will depend on numerous factors beyond our control or ability to predict, including the availability of financing, the timing of our acquisition of dark fiber, customer demand, competition, regulatory developments, and general economic conditions. Moreover, our capital requirements would increase significantly if we were to exercise our option to acquire rights to use up to 12 additional dark fiber strands over and above the four strands for which we have committed.

   We currently anticipate that our available cash resources, together with the proceeds from our proposed initial public offering, will be sufficient to meet our anticipated cash needs through the end of 2000. However, we cannot assure you that our financial resources will be adequate to fund all of our anticipated or unanticipated working capital requirements and capital expenditures during this period. Moreover, we expect that full implementation of our current business plan will require that we raise substantial additional capital for the needs that we anticipate funding during 2001 and 2002. We may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. The terms of our debt securities restrict our ability to incur indebtedness, create liens, and make dividend payments and investments, and may make it more difficult for us to raise the capital we will need to fully implement our business plan. We cannot assure you that the additional financing we will need, will be available on terms acceptable to us, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants and significant interest expense.

Year 2000

   The year-2000 issue is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. Programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations, including an inability to process transactions, send invoices or engage in similar normal business activities. Due to its reliance on computer hardware and software, the Internet and related service industries are highly susceptible to the year-2000 issue. If the year-2000 issue should cause widespread problems across the Internet, usage can be expected to decline dramatically. Such an event would have a material adverse effect on our financial condition and results of operations, the nature and extent of which cannot reasonably be determined by us on the basis of information currently available to us.

 Our Year 2000 Program

   We have established a program to ensure that, to the extent reasonably possible, all systems are or will be year-2000 compliant prior to the end of 1999. Our Y2K program, designed with the assistance of an outside consultant, consists of five phases:

  . inventory of our potential exposures, including significant third-party supplier and customer relationships;

  .  analysis of the assets to determine compliance or non-compliance;

  .  remediation and contingency plan development;

  .  remediation; and

  .  testing of affected systems.

   A team consisting of our managers from Information Technology, Finance and Operations has been established as the Y2K Readiness Team. With the assistance of our outside consultant, the Y2K Readiness Team has designed an aggressive schedule to identify information technology (IT) and non-IT assets requiring compliance upgrades and a timetable for performance and testing of the affected systems. In addition, the Y2K Program calls for validation of compliance by significant suppliers and customers.

 Current Status

   Our Year 2000 assessment is completed. An inventory of computing, communications and facility systems has been prepared and validated. Significant suppliers, including competitive local exchange carriers, have also been identified and validated.

   We have performed a technical review of significant third party suppliers and customers and, if available, have surveyed the public year-2000 statements issued by them. In addition, we have sent inquiry letters to certain third party suppliers and customers requesting information regarding their vulnerability to year-2000 issues. We have responded to these inquiries and have evaluated the responses we received to determine if alternate business actions are necessary. We continue to monitor new software and vendors to insure their compliance.

   To date, we have not incurred and do not anticipate incurring a significant amount of costs to implement remedial actions required for year-2000 compliance.

 Contingency Plans

   Where any significant systems, customers or suppliers are determined to have questionable remediation potential, the Y2K Readiness Team has established and will continue to establish contingency plans to address the at-risk area. As we continue to monitor all systems and suppliers, and identify specific risk areas, we will take appropriate steps to implement remedial actions and contingency plans as required under the circumstances.

 Risks

   The failure to correct a year-2000 issue could result in the interruption or failure of certain normal business activities or operations. We believe that the most reasonably likely worst-case scenario would result from interruption or failure of third party services. Because we are dependent on a number of third party vendors to provide network services, a significant year-2000-related disruption of these network services could cause customers to consider seeking alternate service providers, decrease Internet traffic generally or cause a significant burden on customer service and technical support.

   We are not presently aware of any vendor-related year-2000 issue that is likely to result in any disruption of this type. Although there is inherent uncertainty in the year-2000 issue, we expect that as we progress in our Y2K Program, the level of uncertainty about the impact of the year-2000 issue will be reduced significantly.

Disclosures about Market Risk

   The following discusses our exposure to market risk related to changes in interest rates, equity prices and foreign currency exchange rates. Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest rates and market prices. We have not traded or otherwise bought and sold derivatives nor do we expect to in the future. We also do not invest in market risk sensitive instruments for trading purposes.

   This discussion contains forward-looking statements that are subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors including those set forth under the captions "Risk Factors-- We have incurred substantial indebtedness and may not be able to service our debt" and "Risk Factors--We may need additional capital in the future and additional financing may not be available."

 Interest Rate Risk

   We may be exposed to market risk related to changes in interest rates. At this time, we have not entered into any interest rate risk arrangements, and while we may enter into interest rate risk hedging arrangements in the future, we cannot assure you that we will be able to find commercially satisfactory terms at that time. Our investment policy is to manage our investment portfolio to preserve principal and liquidity while maximizing the return on the investment portfolio through the full investment of available funds. We diversify our marketable securities portfolio by investing in multiple types of investment-grade securities. Our investment portfolio is primarily invested in short-term securities with at least an investment grade rating to minimize interest rate and credit risk as well as to provide for an immediate source of funds. Although changes in interest rates may affect the fair value of the investment portfolio and cause unrealized gains or losses, such gains or losses would not be realized unless the investments are sold.

   Our Short-Term Investments. As of June 30, 1999, we had unrestricted short-term investments of $56.2 million and restricted short-term investments of $21.6 million. These short-term investments are highly liquid investments with original maturities at the date of purchase of between three and twelve months and consist primarily of money market funds and high-grade securities such as corporate notes, municipal securities and U.S. Treasury notes. We value these investments at fair market value. These investments are subject to interest rate risk and will fall in value if market interest rates increase. A hypothetical increase in market interest rates by 10% from levels at June 30, 1999 would cause the fair value of these short-term investments to decline by an immaterial amount. We have the ability to hold these investments until maturity, and therefore would not expect the value of these investments to be affected to any significant degree by the effect of a sudden change in market interest rates. Declines in interest rates over time will, however, reduce our interest income, especially from money market funds whose rates change on a daily basis. For more information, see Note 1 to the Financial Statements.

   Our Long-Term Investments. As of June 30, 1999, we maintained restricted long-term investments totaling $23.2 million in connection with our 11 3/4% senior notes due 2008. These long-term investments consist of high-grade securities such as corporate notes, municipal securities and U.S. Treasury notes, all of which are considered liquid and available for sale. Certain of these securities will not be held to maturity. A hypothetical increase in market interest rates by 10% from levels at June 30, 1999 would cause the fair value of these securities to decline by an immaterial amount.

   Outstanding Debt. As of June 30, 1999, the carrying value of our outstanding senior notes was approximately $258.3 million at a fixed interest rate of 11 3/4%. In certain circumstances, we may redeem this long-term debt. Because the interest rates on these instruments are fixed, a hypothetical 10% decrease in interest rates would not have a material impact on our financial condition, revenues or operations. Increases in interest rates could, however, increase the interest expense associated with future borrowings, if any. We do not hedge against interest rate increases.

 Equity Price Risk

   We do not own an equity stake or investment in another company or business entity and therefore we do not believe that we have any direct equity price risk. We do not hedge against equity price changes.

 Foreign Currency Exchange Rate Risk

   All of our revenues are realized in dollars and all of our revenues are from customers in the United States. Therefore, we do not believe that we have any significant direct foreign currency exchange rate risk. We do not hedge against foreign currency exchange rate changes.

                                    BUSINESS

Our Company

   We are a facilities-based provider of advanced data communications services. We market our services to Internet service providers, telecommunications carriers and other businesses throughout the United States. We own and operate a state-of-the-art, broadband access network that:

  . consistently achieves among the highest performance ratings in the industry for network reliability, speed and throughput;

  .  currently handles more than 1.3 billion minutes of use per month;

  . reaches businesses and households in every U.S. market with a population of at least 100,000 as well as several smaller markets; and

  .  employs ATM switches at every POP.

   We recently agreed to acquire indefeasible rights to use four dark fiber optic strands, with an option to use up to 12 additional fibers, in a nationwide network that will cover approximately 15,000 route miles. The combination of our existing broadband access network with our pending acquisition of significant fiber optic facilities positions us to deliver a broad array of end-to-end data communications services on our own network, including:

  .  dial and dedicated Internet access;

  . Internet access for higher bandwidth services, such as DSL and cable modem;

  .  value-added services such as virtual private networks and web hosting; and

  .  bandwidth leasing and colocation services.

   As compared to router-based, data-oriented networks we believe our network platform is more flexible for handling and deploying multiple and new services. Our broadband access network can accept input from a wide range of devices under all widely deployed protocols over all commercially deployed transmission speeds. This enables quicker and more economical deployment of new service offerings when combined with intelligent ATM processing residing solely at the core sites.

   We currently provide nationwide Internet dial access and related services to Prodigy, our primary customer and one of the largest Internet service providers in the United States. We are also offering to businesses nationwide dial and dedicated access for virtual private network services, and plan to begin offering web hosting and other value-added services by year end 1999. We believe that our relationship with Prodigy and our high network performance have demonstrated our strength as a network operator and positioned us to expand our customer base and service offerings. Leveraging our demonstrated network capabilities, we have recently entered into significant new customer relationships with Juno Online Services, Inc. and InfiNet. Juno, a leading provider of Internet and e-mail services, currently has more than 200,000 subscribers for its Internet services launched in July 1998, and has created more than 6.8 million free e-mail accounts since April 1996. InfiNet, a consortium sponsored by Knight-Ridder, Gannett and Landmark Communications, provides Internet access and web publishing solutions to nearly 100,000 subscribers nationwide.

Industry Overview

   Data communications services, including Internet and other network services, is one of the fastest growing segments of the global telecommunications market place. Businesses of all sizes are demanding advanced, highly reliable solutions for their data transmission needs that enhance productivity, improve efficiency and reduce operating expenses. As a result, businesses are seeking communications providers that can securely and efficiently connect geographically-dispersed locations uniformly and offer a full range of value-added services that meet their data networking needs. Businesses have begun to utilize value-added data communications services such as web hosting, e-mail, file transfer and, more recently, intranet and extranet services, e-mail outsourcing, e-mail broadcast and security. High speed data communications access services link businesses or individual consumers to the Internet's resources or to corporate intranets and extranets. Access services include dial-up access for individuals and small businesses and the high-speed dedicated access services used primarily by mid-sized and larger organizations.

   Businesses have also rapidly established corporate websites as a means to expand customer reach and improve communications efficiency. Many businesses are currently using the Internet as a lower cost alternative to building expensive private data communications networks. For example, many corporations are connecting their remote locations using intranets to enable efficient communications with employees, customers and suppliers, reducing telecommunications costs by using IP-based faxing and migrating legacy database applications to run over IP-based networks.

 Market Size and Growth

   According to industry reports, data communications services is one of the fastest growing segments of the global telecommunications market. For example, according to Forrester Research:

   . business Internet access services are projected to grow at a compound annual growth rate of 71% from $2.8 billion in 1998 to $41.9 billion in 2003;

   . consumer Internet access spending is projected to increase from approximately $7 billion in 1998 to approximately $19.9 billion in 2003; and

   . web hosting and other value-added services are projected to grow at a compound annual growth rate of 76% from $0.9 billion in 1998 to $14.7 billion in 2003.

   In addition, according to International Data Corporation,

   . frame relay services are projected to grow at a compound annual growth rate of 19% from $4.4 billion in 1998 to $10.7 billion in 2003; and

   . ATM services are projected to grow at a compound annual growth rate of 37% from $0.3 billion in 1998 to $1.6 billion in 2003.

Our Strategy

   Our mission is to strengthen our position as a leading facilities-based provider of advanced data communications services. To achieve this objective, our business strategy focuses on the following key principles:

 Expand Our Marketing Activities to Capitalize on Expected Demand

   We intend to capitalize on the expected growth in demand for network services from businesses by aggressively marketing our services through a variety of distribution channels. We believe that utilizing a range of distribution channels will enable us to cost-effectively reach a broad base of potential customers. We are significantly expanding our direct sales force to attract Internet service providers, telecommunications carriers, value-added service providers and medium and large businesses. We are hiring highly motivated personnel who have a background in or experience with the data communications industry. In addition, we intend to use alternative distribution channels, including agents, resellers and wholesalers, to gain access to a substantially larger base of potential customers than we could otherwise initially address through our direct sales force. Through the combination of a direct sales force and alternative distribution channels, we will seek to rapidly increase network traffic, market penetration and customer base.

 Broaden Our Portfolio of Service Offerings

   We are broadening our portfolio of value-added services to address business customers who are increasingly outsourcing their critical applications and integrating web-based services as part of their core data networking strategy. We are positioned to offer a number of value-added services, including virtual private networks with a wide range of access options and speeds, web hosting and colocation on our nationwide broadband access network. These services can be bundled with Internet access services to provide complete, turnkey solutions. We have begun construction on our first web hosting data center in Houston, Texas and plan to build three additional data centers later this year. In addition, the enhanced capacity resulting from our recent acquisition of dark fiber capacity will enable us to offer a wider variety of data services on our own network, including bandwidth leasing. We believe that providing value-added services not only improves customer loyalty by making our services more attractive as a package but also improves profitability, as value-added services often provide higher margins.

 Exploit the Capabilities of Our Advanced Nationwide Communications Network

   We are completing deployment of our advanced, high-capacity, facilities-based nationwide communications network. We believe that our ATM-to-the-Edge(TM) network results in:

  .  an easily scalable network architecture;

  . the ability to efficiently add new services and integrate further technological innovations at a lower incremental investment than that required by other communications service providers with legacy systems that have separate networks for voice and data;

  .  interoperability with other network platforms; and

  .  improved network manageability.

   To enhance our broadband access network, we have agreed to acquire indefeasible rights to use four dark fiber strands, with options to acquire indefeasible rights to use an additional 12 fibers, in a state-of-the-art nationwide fiber optic network currently under construction by Level 3. We believe that the combination of this fiber optic backbone with our broadband access network positions us to:

  . deliver, on our own facilities, a broad array of end-to-end data communications services at the high level of quality and reliability increasingly demanded by customers;

  . reduce significantly our network costs as a percentage of revenues as we substitute the acquired bandwidth for existing leased circuit arrangements with various telecommunications carriers;

  . expand our service offerings by providing bandwidth leasing services on a stand-alone basis or bundled with our other services;

  .  increase the reliability and redundancy of our network; and

  .  increase the variety of service options and speeds available to customers.

 Build Strong Customer Loyalty Through Superior Customer Service

   We believe that superior customer service is a critical element in attracting and retaining customers. Our broadband network is designed to provide uniform quality and consistent service offerings at every point nationwide. We have also made significant investments in personnel and our scalable operating support systems. We believe that these systems give us a competitive advantage relative to traditional network service providers because we can better meet new customer demands and accommodate new service offerings. We oversee our network operations from two existing network operating centers 24 hours a day, seven days a week. With our integrated web-based network management tools we can monitor every POP in our network for quick and efficient problem resolution from our network operations centers.

 Leverage Our Experienced Management Team

   Our senior management team has extensive experience in the data communications industry. Our ten most senior executives have an average of over 15 years of industry experience. We believe that our ability to combine and draw upon the collective talent and expertise of our senior managers gives us a competitive advantage in the effective and efficient execution of network deployment, sales, provisioning, service installation, billing and collection, customer service and delivering communications solutions to businesses. Our co-founders, Mr. Li and Mr. Wilson, were both executives at WilTel and helped establish that organization's ATM and frame relay marketing strategies. Mr. Li was part of the leadership team that established Yurie Systems as a start-up company, took the company public and built it into a successful organization that was sold to Lucent Technology, Inc. for approximately $1 billion in 1998.

   Our senior management team also includes experienced marketing, finance and operating personnel. David Boatner, our Executive Vice President and Chief Marketing Officer, has built effective nationwide sales teams that target business customers in the telecommunications industry for McLeodUSA, LDDS-WorldCom, WilTel, Southwestern Bell and AT&T. Robert Fugate, our Chief Financial Officer, was part of the team that successfully built SkyTel into a leading provider of domestic and international wireless messaging services. Larry Walberg, our Senior Vice President of Operations, has had significant management experience at both WilTel and MCI WorldCom, where he served as Vice President, Global Data Network Operations. Todd Wilkens, our Senior Vice President of Engineering, managed the deployment of a nationwide frame relay/ATM network at GridNet, now a subsidiary of MCI WorldCom. Other key executives have significant experience in the critical functions of network operations, sales and marketing, customer and operations support systems, finance and regulatory affairs.

 Increase and Optimize Network Utilization

   Given the nature of our network costs and the fact that our current network utilization peaks in the evening hours to support Prodigy's residential Internet subscribers, we seek to increase and optimize total network utilization primarily by targeting providers of business services with daytime intensive traffic as well as providers of consumer services with evening intensive traffic. By pursuing this strategy, we believe that we will be able to optimize network utilization throughout a 24-hour period by offering both business-oriented services, such as dial virtual private networks and dedicated and dial Internet access services, during the day, and consumer-oriented services, such as Internet dial access services in the evening.

 Evaluate Strategic Alliances and Acquisitions That Increase Our Network
 Traffic

   We also intend to evaluate strategic alliances and acquisitions that could provide additional traffic over our network. We are primarily focused on the domestic services market and we believe that many opportunities for strategic alliances and acquisitions will be available to us in the future. For example, we may enter into joint marketing relationships with other companies that offer complementary services to business customers. We may also acquire companies that would drive increased traffic on our network without corresponding cost increases.

   We also believe that the demand for Internet services outside the United States will grow over the next few years. We intend to enter into international alliances to originate and terminate international traffic on our network. We will be targeting international Internet service providers and other carriers for two types of opportunities--traffic termination in the United States and data transport via the United States for termination in other countries. For example, in cooperation with Telefonos de Mexico, Mexico's primary telephone company and an affiliate of Prodigy, we intend to test connectivity between our respective data networks. In addition, we have engaged European Marketing Services, a marketing firm that successfully introduced Dell and other technology firms to the European markets, to facilitate our own entry into the European market.

Our Services

   We currently provide Internet dial access services and Internet dedicated access services, as well as value-added services such as dial and dedicated virtual private networks. We also have the ability to provide frame relay and ATM virtual private network services and web hosting and will begin to market these services by the end of this year. The addition of the fiber optic backbone to our network and acquisition of dark fiber will also allow us to offer bandwidth capacity and related colocation services as well.

 Internet Access Services

   Dial Access. Our Internet dial access services offer a cost effective Internet solution with V.90 modem access to our advanced network via ordinary telephone lines. Regional Internet service providers using our Internet dial service can rapidly scale their service from regional or local coverage to national coverage. National Internet service providers can expand their market share by using our extensive local dial and 800 services to reach more customers. We are primarily targeting Internet service providers with business as well as residential customers to maximize traffic throughout our network.

   We currently provide Internet dial access services to Prodigy for its subscribers. Leveraging on our demonstrated network capabilities, we have recently entered into significant new customer relationships with Juno Online Services and InfiNet.

   Dedicated Access. We offer high speed dedicated connectivity to the Internet for both business users and Internet service providers. Our Internet dedicated access services provide connectivity at access speeds ranging from 1.54 Mbps to 155 Mbps. We are targeting corporate users and carriers, including Internet service providers, local exchange companies, regional long distance providers and wireless providers as potential customers for this service.

   In the future, we believe that our fiber backbone will position us to support Internet access for higher bandwidth services, such as DSL and cable modem. These high-speed access methods will enable new Internet services such as video and high quality audio services.

 Value-Added Services

   We believe that business customers will continue to increase their use of the Internet and other data services. Customers increasingly rely on a range of value-added services, including virtual private networks and web hosting. We will continue to develop new services to meet these business needs that capitalize on our technologically advanced, high-speed broadband access network and our fiber optic backbone.

   Virtual Private Network Services. Many companies today have private data communication networks built on expensive leased lines designed to transfer data between office locations. Private data networks are expensive to set up, operate and maintain, requiring the use of leased lines and the purchase of networking hardware and software. Our virtual private network services can provide businesses with a lower-cost alternative to private data networks.

   Virtual private network services are valuable to business customers because they:

  . eliminate the need to invest significant amounts in proprietary equipment and software;

  . securely and efficiently connect multiple, geographically dispersed locations;

  .  provide remote access capabilities; and

  . allow businesses to add, delete or move company locations to meet changing needs.

   We have begun offering both dial and dedicated access for frame relay and ATM virtual private network services to businesses, Internet service providers, competitive local exchange carriers and others. We expect that the provision of virtual private network services will be an important focus of our future business.

   Web Hosting. We now offer, on a limited basis, web hosting services bundled with our Internet access services that permit companies to market themselves and their products on the Internet without having to invest in technology, infrastructure and operations staff. We are developing for roll-out later this year a web hosting service that will be marketed on a stand-alone basis or bundled with our Internet access and virtual private network services. Web hosting is an ideal solution for customers who want to "publish" web pages on the Internet without purchasing, configuring, maintaining and administering the necessary sophisticated hardware and software. Due to economies of scale, we can generally offer more sophisticated web hosting solutions than our customers can provide for themselves. Our data centers will be located at selected core POP sites and will make use of multiple high bandwidth connections to the Internet. File structure directories, domain name registration and security privileges can be set up for customers on our hosting servers, thus enabling customers to remotely "publish" their content for distribution over the Internet. In addition, we can provide network and systems administration and maintenance, tape back-ups and security. In the future, we may also offer applications hosting and other e-commerce services.

 Bandwidth Leasing

   With control over our fiber optic backbone network, we expect to offer bandwidth leasing services that allow Internet service providers and other business customers to transfer their traffic through our network. Bandwidth leasing services will enable customers to reduce their data communications expense by leasing network utilization from us in lieu of leasing point-to-point circuits from other communications providers. We expect to be able to offer high volume transmission capacity at a variety of speeds over our fiber optic network. We may also target large capacity users who want to augment their own networks or provide diverse routing alternatives in strategic areas of their systems. Our potential customers for these services include interexchange carriers, cable, data and transmission companies, the regional Bell operating companies, Internet service providers, and local exchange carriers. We expect to offer a variety of pricing and system options to meet the specific needs of each customer. For instance, a customer may lease the bandwidth capacity on a short or long term basis for extensive or minimal coverage.

 Colocation

   We plan to house business-critical servers and other electrical, networking and communications equipment in our secure network facilities on behalf of our customers.The demand for these colocation services has increased as companies expand into geographic areas in which they do not have appropriate space or technical personnel to support their equipment and operations. Colocation customers are typically larger enterprises employing more sophisticated Internet hardware, software, and web servers, and have the expertise to maintain their own web sites and related equipment. We plan to offer customers, including Internet service providers, the opportunity to colocate their web-server computers at our sites.

Our Network

   We own and operate a state-of-the-art, broadband access network that employs ATM technology at every core, hub and remote POP site. When our broadband access network is completed later this year, it will include approximately 370 active POPs, giving us a physical presence in all 50 states, and targeting over 90% of U.S. businesses and households with a local call.

   We recently agreed to acquire indefeasible rights to use four dark fiber strands, with an option to acquire indefeasible rights to use an additional 12 fibers, in an approximately 15,000 route mile nationwide fiber optic network. The combination of our existing broadband access network with our pending acquisition of significant fiber optic facilities will allow us to deliver a broad array of end-to-end data communications services on our own facilities at the high level of quality, cost-effectiveness and reliability increasingly demanded by customers. The increased bandwidth capacity will allow the network to support advanced services such as DSL and video.

   Through its ATM-to-the-Edge(TM) architecture, our broadband access network allows us to concurrently provide multiple services such as data, video and voice to customers and to incorporate future technology changes at relatively low incremental investments. As a result, we believe that we have created a more efficient network than our competitors, thereby reducing future operating costs and improving reliability to the end user. Older networks were typically designed to provide one type of service, such as voice or data, and are less efficient at carrying other traffic. Unlike many networks which deploy ATM switching only along the core sites in the backbone, our broadband access network deploys ATM switching at every POP site--core, hub and remote. Each POP is supported by the Lucent AC-120 switch which we believe provides significant quality of service advantages over typical ATM switches. Our management believes that our network contains more ATM-based switches than any other commercial network.

   Our network was designed to meet the following strategic goals:

  . provide uniform service nationwide that is reliable, fast, efficient and easy to access;

  . build high capacity to move data more quickly, more efficiently and at greater traffic volumes;

  .  provide better quality service than our competitors at a lower cost;

  .  provide broad coverage to points not served by other networks;

  .  use the industry's best suppliers for network components; and

  .  build redundancy into the network for better reliability.

 Network Performance

   We believe that our network delivers the high level of quality increasingly demanded by customers. We have consistently achieved among the highest performance ratings in the industry for network reliability, speed and throughput. Inverse Technology measures and reports on nine network performance parameters of Internet service providers. Our ratings exceeded or equaled the industry average in each of the categories shown below for five of the last six months.

                                                          Inverse 1999 Rating
                                                        -----------------------------
Selected Performance Attributes                         Jan  Feb  Mar  Apr  May  June
-------------------------------                         ---  ---  ---  ---  ---  ----
24-Hour Call Success...................................   A    A+   A    A    A+   A
Evening-Hour Call Success..............................   B    A+   A+   A+   A+   A
Business-Hour Call Success.............................   A    A+   A    A    A+   B
Modem Connect Speed....................................   A+   A+   A+   A+   A+   A+
Average Web Throughput.................................   A+   A+   A+   A+   A+   A+

   Inverse Technology rates the network performance of all major nationwide Internet service providers by making more than 250,000 test calls per month. The national providers compared in the Inverse rating are: AOL, AT&T, Cable & Wireless, CompuServe, Earthlink, GTE, IBM, Microsoft Network, Mindspring, NETCOM, Prodigy (Splitrock) and UUNET. In addition to the performance attributes in the table above, Inverse Technology also rates average time to login, average domain name system lookup time, average download time, and average total web failures/timeouts. In our view, however, these attributes reflect the performance of the Internet service provider and do not reflect the performance of the underlying network. You should not place undue reliance on Inverse Technology's reports as a measure of network performance because these reports do not measure all factors that may affect the quality of our services and are based on a random sampling of our network's POPs.

 Network Infrastructure

   We believe that we have provided for future growth by ensuring that our network is:

  .  scalable;

  .  flexible;

  .  fault tolerant;

  .  based on open standards and interoperable; and

  .  manageable from remote locations.

   Scalable. Our flexible, multi-layer network architecture utilizes a high-speed switching fabric that enables us to increase the number of POPs and the number of users served in an incremental manner that matches investment with demand. Our network's scalability extends beyond the currently installed base of POPs to allow for growth without fundamental design changes or loss of service quality.

   Flexible. We believe that our network will enable us to adapt to new services and manage network resources according to each service's needs, permitting us to efficiently offer data, video and voice services concurrently.

   Fault Tolerant. Redundancy and adaptive technology in our network reduces the impact of isolated failures. For example, all core sites are interconnected, allowing traffic to be transferred among sites in case of a failure. In addition, key switches, routers and workstations are configured to search for alternate paths if an individual component or transmission line fails. We also have an uninterruptible power supply at each POP, limiting the impact of local power outages on our network.

   Open Standards and Interoperable. Our entire network supports various protocols, including IP, ATM, frame relay, ISDN, video and SS7. This architecture allows us to interconnect freely with other carrier networks or customer networks. As a result, we can extend services of another carrier outside of that carrier's own region. In addition, potential virtual private network clients that use standards-based protocols can easily access our network without having to purchase special equipment that would otherwise be necessary with a proprietary network.

   Manageable. From our network operations centers, we are able to monitor our network remotely, perform network diagnostics and equipment surveillance, and inform customers when a network problem occurs. Our network operations centers are open 24-hours a day, seven days a week. As a result of our network architecture, these tasks may be performed remotely regardless of POP location or network status. This capability allows us to control costs associated with on-site network configuration and repair.

 Broadband Access Network

   Communication service providers have typically provided services using two predominant types of infrastructure, one geared towards voice service and the other designed to optimize data communications. Practical considerations and equipment constraints have led to the development of these two types of distinct network infrastructures. Voice telecommunications service providers historically have needed to provide a high level of reliability and depend upon equipment reliability, network architecture design, network management and maintenance to meet their service needs and reliability constraints. Data telecommunications service providers, on the other hand, benefit from highly intelligent terminals at the end-user that usually can determine if a transmission error has occurred and automatically re-transmit data and even reconnect a session if necessary. With the help of intelligent terminals, data communication networks run complex routing algorithms that allow them to locate and find the best route to transmit data. While providing a high degree of flexibility, data communication service networks often have unpredictable performance.

   In order to create a network which efficiently supplies multiple types of services, such as data, video and voice, a company must make the platform reliable enough to support voice, yet flexible enough to support data. To date, companies successfully providing voice and data concurrently have partitioned their network's bandwidth to support two separate service infrastructures. Part of their bandwidth is used for voice, employing voice telecommunications service switches, and the other part is used for data, employing standard data telecommunication equipment in the network.

   Separating bandwidth use has been a practical way for older networks to provide multiple services. As long as data represents a small portion of network traffic, this partitioning remains practical. However, it is expected that the rapid growth of data will soon cause data to consume more bandwidth than voice. When that occurs, partitioning will make network bandwidth utilization very difficult to optimize while creating significant management complexity.

   Our network was designed to address constraints facing older networks by not requiring the separation of bandwidth for different types of services. In the process of designing our network we sought to create a network infrastructure which could:

  . efficiently offer data, video, and voice services concurrently;

  . reduce operating costs by more efficient utilization of network resources;
    and

  . provide high quality service for all services offered on the network.

   We believe that three features distinguish our network from other data communications networks. First, we use the Lucent AC-120 switch which supports multiple services at every POP of the network. We believe that this "intelligent" ATM switch differs from typical ATM backbone switch engines because it supports many access protocols to the network whereby an array of data, video and voice services can be sent and/or received, including IP, frame relay, ATM, Ethernet, T-1, T-3, OC-3 and many other digital as well as analog interfaces. Also, the Lucent AC-120 is scalable with up to 14 interface module slots designed to house interface cards supporting these various services. The Lucent AC-120 translates these native service protocols into standard ATM format and transports any service as an ATM connection. In addition, the Lucent AC-120 implements a patented queuing algorithm that eliminates the need for bandwidth allocation to different kinds of services and simultaneously supports data, video and voice services on a unified platform without loss of quality of service even during periods of high network utilization.

   Second, to manage the large number of ATM switches in our network, we organized the network architecture into classes and regions. This architecture allows us to introduce new services more quickly because all new services can be layered on the network's ATM switching fabric without alterations being made to the fabric itself. A new network service has two components, the protocol that defines the format of the information payload and the signaling or routing instructions required to direct the information to its destination in the network. Our network ATM switching platform streamlines the signaling process because routing information is concentrated in a limited number of central sites in the network known as core sites rather than having signaling or routing information interpreted by switches or routers at every point of the network as occurs, for example, in a traditional IP-based network. Therefore, to introduce a new service, we only need to deploy the proper signaling or routing processors at a few core sites instead of hundreds of switch or router sites distributed around the network. This reduced number of routing decisions also permits better management and typically faster throughput than other networks.

   Third, most modern networks achieve transmission efficiencies by deploying ATM switching engines in three to 20 access sites only in the core backbone of their network. In contrast, ATM switches are located in all POPs throughout the network. At the completion of our network construction and installation, we expect to have approximately 370 ATM switches deployed in our network. The ATM-to-the-Edge(TM) network forms the basic platform for us to offer multiple services to all users on the network.

 Network Organization

   Our network is organized into three classes of access sites: core sites, hub sites and remote sites. The architecture partitions the entire network into 21 regions, with a core site in each region. The core site is generally located in the city with the most traffic in that region. Users access the network within a region by connecting to either a core, a hub or a remote site. The core sites form the backbone of the network, with the hub and remote access sites extending the reach of the backbone.

   Our 21 core sites are logically and fully meshed to allow traffic to pass directly from any one region to any other region. The core sites are interconnected by standard transmission links such as DS-3 or OC-3. We can purchase bandwidth on an actual need basis between each site and upgrade these links as the bandwidth demand increases because the Lucent AC-120 conforms to standard transmission specifications.

   In addition, each core site is equipped with special protocol processors to enable our network to accommodate demand for a wide variety of services. IP protocol, for instance is supported by routers at each core site as compared to other networks that must install routers at each POP. As a result of our design, each of our routers is directly connected to every other router in the network and can forward packets from region to region efficiently via simple routing tables.

   Hub sites service the major cities within a region and connect to core sites over a DS-3 line or multiple T-1 lines depending on the traffic requirements. Hub sites can be connected redundantly to other hub sites or to core sites to increase network reliability. For IP traffic, all packets from a hub site are forwarded directly to the region's core site, and then forwarded to their destination region by the core site router.

   Our network has a large number of remote sites to reach the smaller cities within a region. These sites allow user access to the same services as elsewhere in the network. Remote access sites connect to a hub site, usually with a T-1 line. The remote sites can also be protected from transmission failures by being connected redundantly to other access sites in the region.

 Fiber Optic Backbone

   As part of our ongoing efforts to further expand and enhance our network, we recently entered into an agreement to acquire long-term indefeasible rights to use four dark fiber strands, with an option to use up to 12 additional fibers, in the nationwide fiber optic network currently under construction by Level 3 Communications.

   Fiber optic technology uses light to transport information from one point to another. Fiber optic strands are thin filaments of glass through which light beams are transmitted over long distances carrying large amounts of data. Modulating light on thin strands of glass produces major benefits including high bandwidth, relatively low cost, low power consumption, small space needs and total insensitivity to electromagnetic interference.

   The optical fiber strands that will comprise our fiber backbone network are designed to accommodate dense wave division multiplexing transmission technology. As a result, we can deploy equipment which transmits signals on 32 or more individual wavelengths of light per strand. This capability will significantly increase the potential capacity of our fiber backbone relative to older networks which generally use fiber optic strands that transmit fewer wavelengths per strand. In addition, we believe that the installation of newer optical fibers will allow a combination of greater wavelengths of light per strand, higher digital transmission speeds, and greater spacing of network electronics.

 Network Management and Customer Service

   We believe that superior customer service is a critical element in attracting and retaining new customers and expanding value-added services to existing customers. In particular, we believe that it is critical to maintain two geographically dispersed network operations centers, each of which enables us to monitor our entire network and provide rapid problem resolution. We have established two 24-hours per day, seven days per week network operations center facilities located in The Woodlands, Texas and Yorktown Heights, New York. Each of these network operations centers permits us to manage traffic, monitor system status and remotely implement solutions to system interruptions.

   In the first half of 1998, we implemented a number of new systems and procedures to provide superior customer service. We have installed a leading customer support trouble ticketing and workflow management system to track, route and report on customer service issues. We also implemented new industry-standard billing systems in late 1998. We expect to offer wholesale customers a system that generates invoices tailored to the client's service mix and use a second billing system for retail customers that authenticates and bills through credit cards. To support anticipated growth in customers on our network, we have established a customer call center to provide customer support 24 hours per day, seven days a week.

   Through the development of scalable operating support systems, we believe that we have the opportunity to establish a competitive advantage relative to traditional network service providers. Traditional network service providers typically operate extensive legacy operating support systems with compartmentalized architectures that limit their ability to scale rapidly and introduce enhanced services and features. In connection with the expansion of our network, we are creating operating support systems with an architecture designed to maximize both reliability and scalability. Furthermore, in establishing our operating support systems, we have attempted to develop company-wide standardization of hardware, software, database platforms and problem solving in order to maximize system automation and minimize employee manual processing. Operating support systems are, or will be, distributed throughout our network, which improves network performance, recovery and reliability, while also providing real-time capture of statistical and accounting data. We utilize, when available, industry-standard software systems developed and maintained by third party vendors but customized for our specific needs.

   We believe that an up-to-date management platform is critical for us to be competitive and provide customers with quality services. We have put in place a modern management platform to manage our extensive network. The new management platform performs operations, administration and management tasks. We have customized most of these platforms to ensure maximum network flexibility and efficiency.

 Peering and Interconnection

   Peering and interconnection agreements with other carriers enable us to exchange traffic destined for other networks and allow external traffic access to our network. With Prodigy as a customer, we carry a significant amount of Internet traffic. Currently, we have direct connection with all major carriers, including Cable & Wireless, MCI WorldCom, PSINet, Sprint, UUNET and others, and we are currently in discussions with other Internet service providers in order to broaden our interconnection capabilities. We interconnect with other networks from a core site through an industry standard Cisco router, which promotes proper protocol exchange between us and other Internet service providers.

 Transmission Services

   We lease long distance connections of various bandwidths to connect sites in our network. The choice of long distance carriers is based on their network reliability, bandwidth availability, responsiveness and pricing. We currently lease a majority of our long distance connections from MCI WorldCom and periodically review the capability and costs of these services by other suppliers, such as Sprint and Qwest. Prior to the completion of our fiber network, we expect to receive interim backbone transmission services from Level 3 beginning in the third quarter of 1999. As these services become available, they will replace backbone transmission services we currently receive from third parties. As segments of our fiber optic backbone network are constructed, we will use this bandwidth in lieu of existing leased circuit arrangements.

   We lease local connections (DS-1, T-1 or ISDN PRI) to access the end-user. The local service providers are selected based on their reliability, service availability, responsiveness, pricing and minimum switch congestion during busy hours. Based on these criteria, we have existing relationships with many competitive local exchange carriers and all major incumbent local exchange carriers in the country.

Sales and Marketing

   We are deploying multiple distribution sales channels to rapidly increase our market penetration and customer base. The primary sales distribution channel will be a direct sales force. Additional channels will include agents, wholesalers and resellers.

   Our focus on multiple, leading-edge offerings makes it essential to create a sophisticated sales organization. We began developing our direct sales force in the first quarter of 1999 and are actively recruiting highly experienced data communications sales professionals. This sales force will have a nationwide presence, and will market our services directly to Internet service providers, telecommunications carriers, value-added service providers, and medium and large businesses. To support our direct sales force, we are developing web-based tools, such as sales automation and sales tracking systems, that will integrate pricing, order management, provisioning and billing systems. Additionally, the salesforce will be equipped with customer-tailored marketing material.

   We also intend to utilize alternate distribution channels, which include agents, resellers and wholesalers, to market our products and services to medium and small businesses. As independent entities, agents sell our services under the Splitrock brand name to end-users in exchange for revenue based commissions. We intend to identify agents that generally focus on specific market segments, such as medium and small businesses, and have existing customer bases. Resellers are independent companies that would purchase our services and then "repackage" under their own brand name these services for sale to their customers. Finally, wholesalers are independent companies that will purchase network service capabilities in large quantities from us in order to market their own services under a brand name other than Splitrock. These alternative channels are expected to optimize revenue growth and market penetration.


   We are creating a marketing infrastructure with three primary areas of responsibility: marketing communications, marketing management and product development.

     Marketing communications builds Splitrock's image and provides communications interface to customers on services. Marketing communications will also promote Splitrock's services at industry conferences, trade shows and other events.

     Marketing management develops service literature, price positioning, sales support materials, service revenue forecasts, competitive industry and service analysis for our suite of service offerings.

     Product development will work with internal organizations such as information technology, engineering, operations and billing to develop and enhance our services.

Relationship with Level 3 Communications

   On April 26, 1999, we entered into a Cost Sharing National IRU Agreement with Level 3 Communications, LLC, a subsidiary of Level 3 Communications, Inc. Under this agreement, Level 3 has granted to us indefeasible rights to use four dark fibers, with an option to use up to 12 additional fibers, in the nationwide multiconduit fiber optic communications system currently under construction by Level 3. The fiber will be delivered in segments that are expected to become available from the end of 1999 through the first quarter of 2001. When completed, the fiber network will cover approximately 15,000 route miles. If Level 3 expands its nationwide fiber optic network by adding additional routes or otherwise enhances its network, Level 3 has agreed to give us the opportunity to participate in that expansion or enhancement, subject to Level 3's own business needs and subject to our agreeing on the allocation of costs in the expansion or enhancement. Our agreement with Level 3 relates to dark fiber only and does not include the electronic equipment necessary to allow the fiber to transmit communications.

   Under our agreement, we have made a down payment of $11.2 million to Level 3 and we are required to make additional payments as we accept delivery of segments of the dark fiber. The total amount we will be required to pay Level 3 is dependent on the number of fibers we acquire and the number of actual route miles. In addition to IRU payments, we are required to make payments to Level 3 for facilities, maintenance and utilities charges.

   We anticipate that the acquisition of the right to use the four dark fiber strands and the related electronics equipment, will require capital expenditures of approximately $34 million, $89 million, and $27 million in 1999, 2000 and 2001, respectively.

   We have agreed that prior to the fourth anniversary of the agreement, we will not grant any dark fiber IRU or assign or transfer any IRU or other similar right or interest in any IRU to anyone other than an affiliate of ours. However, the agreement allows us to sell or lease capacity over the fibers.

   Our agreement with Level 3 has an initial term of 20 years and may be extended. If we default in any payments due to Level 3 under the agreement, Level 3 may terminate the agreement, provided that Level 3 may not terminate the agreement or our rights to use fiber in segments for which we have paid in full. We have the right to terminate the agreement prior to October 31, 1999, under certain circumstances, but we would forfeit up to 80% of our down payment if we exercise that right.

   Level 3 has agreed to provide interim backbone transmission services at capacities ranging from DS-3 to OC-48 for a monthly charge per DS-0 mile, subject to an aggregate monthly minimum of $0.5 million. We expect to receive these services beginning in the third quarter of 1999. As these services become available, they will replace backbone transmission services we currently receive from other third parties.

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we may be required to notify the Federal Trade Commission of the transactions contemplated by our agreement with Level 3. If this notification is required, we will not be able to consummate the transactions contemplated by the Level 3 agreement until the requirements of the Hart-Scott-Rodino Act have been satisfied and any applicable waiting period has expired to terminated.

Suppliers

   We depend on third parties for key components of our network infrastructure, including leased lines, transmission services and networking equipment, such as routers, switches and modems. The quantities and quality of such networking equipment that we require are available only from limited sources. We currently utilize Lucent for ATM switching products, Bay Networks for our Internet dial access platform, Cisco for routers and Sun Microsystems and Compaq for servers. We also depend upon a variety of local exchange carriers and interexchange carriers to provide telecommunication services, including leased line and colocation facilities. For long distance connections and backbone long distance transmission facilities, we currently use MCI WorldCom. In addition, we obtain bandwidth capacity under leased line connection agreements with local exchange carriers, including regional Bell operating companies. We also obtain telecommunications services and lease physical space under local access/colocation agreements with various competitive local exchange carriers. We continue to monitor our needs for greater bandwidth and may enter into agreements to enlarge our bandwidth capability.

   We have entered into an agreement with IBM to use the IBM network to cover market areas that are not served by our network or the Prodigy network. Under this agreement, either party may terminate its obligations under the contract for the remaining POP sites, upon 60 days prior notice. During March 1999, we entered into an agreement with Lucent to provide us with maintenance on our broadband access network in order to maintain the quality and reliability of our network performance. Prior to entering into this maintenance arrangement with Lucent, we had performed our own maintenance of equipment and have relied on warranties from our vendors.

   We rely upon third parties to provide equipment and services to assist in the construction and installation of our broadband access network. As of June 30, 1999, we had 324 installed POPs, 270 of which were operational and we expect to have approximately 370 operational POPs when our construction is completed later this year.

   As previously disclosed in our annual report on Form 10-K for 1998, we entered into an agreement with a contractor to construct 99 POP sites on a turnkey basis. By November 1998, the contractor had failed to meet construction milestones under our agreement. As a result, we had to hire other service providers and suppliers in addition to supervisory field and office personnel to complete the network on schedule. We also incurred additional expenses to maintain POP sites on our legacy network. We have received invoices totaling $9.1 million from the contractor and we are disputing the amount due. The contractor has indicated that it will seek to secure payment of these invoices. We believe that the amounts the contractor has claimed are not owed because of the contractor's failure to perform under the terms of our agreement and the offsetting expenses we incurred to complete the work. We also believe that resolution of this matter will not have a material adverse effect on our business.

Competition

   The data communications service industry is highly competitive. We expect that competition will continue to intensify as customers seek additional capacity to satisfy the continued growth of the Internet. In addition, numerous competitors, including major telecommunications carriers such as AT&T, MCI WorldCom, Sprint and Cable & Wireless, are rapidly expanding their data network capabilities. We believe that the primary competitive factors for the provision of data network services are quality of service, network coverage, reliability, price, and service innovation.

   Our current and prospective competitors generally may be divided into three groups:

  . companies that provide access services to Internet service providers with both residential and small business customers, including UUNET Technologies, Verio, Concentric Network, PSINet, and Netcom On-Line Communications Services;

  . companies that provide access, virtual private network and other value-added services to medium and large businesses, including Concentric, UUNET, GTE Internetworking, and DIGEX, as well as most major long distance telephone companies; and

  . companies with high-speed networks that provide bandwidth capacity and other network services, including IXC Communications, Qwest and Level 3.

 Internet Service Providers

   According to International Data Corporation, there are over 4,000 Internet service providers in the United States, consisting of national, regional and local providers. We intend to market Internet dial access services to these Internet service providers. Our competitors in this market will be other companies that provide Internet access service to Internet service providers as well as Internet service providers which possess backbone networks enabling them to provide capacity to other Internet service providers. While we believe that our status as an independent service provider distinguishes us from many of these competitors, some of these competitors have significantly greater market presence, brand recognition and financial, technical and personnel resources than we do.

 Corporate Internet Access and Virtual Private Networks

   In the corporate Internet access and virtual private network markets, the competitors include Internet service providers as well as traditional telecommunications carriers. Many of these competitors, in addition to their substantially greater market presence and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, many of these competitors have the ability to bundle Internet dial access and virtual private network services with other services such as web hosting or long distance services. This bundling of services may have a material adverse effect on our ability to compete effectively and thus could have an adverse effect on our business, financial condition and results of operations.

 Other Network Services

   We believe that significant new competitors will enter the data network services market. Other companies are in the process of building or expanding networks that will have the ability to provide services comparable to ours. In addition, many of our competitors have the financial and operational resources to construct networks similar to our own. For example, Sprint is in the process of designing a network which will contain ATM switches at every core, hub and remote site. We cannot assure you that we will be able to compete effectively with these companies. The market for the colocation of web-servers is extremely competitive. In this market, we would compete with Internet service providers and network providers as well as others, including inter exchange carriers, companies that provide only web hosting and IP colocation services and a number of companies in the computer industry.

   There are currently three principal facilities-based long distance fiber optic networks, as well as numerous incumbent local exchange carrier and competitive local exchange carrier networks. Others, including Qwest, IXC and Williams, are building additional networks that employ advanced technology similar to that of the Level 3 network and offer significantly more capacity to the marketplace. The additional capacity that is expected to become available in the next several years may cause significant decreases in the prices for services. Our ability to compete effectively in this market will depend upon our ability to maintain high quality services at prices equal to or below those charged by our competitors. Interexchange carriers and competitive local exchange carriers with excess fiber optic strands may be competitors in the dark fiber business.

   Recent reforms in the federal regulation of the telecommunications industry have also created greater opportunities for local exchange carriers, including the regional Bell operating companies, to enter the Internet network services market and therefore compete with us. This increased competition could have a material adverse effect on our business. We believe that there is a trend toward horizontal integration through acquisitions of, joint ventures with, and the wholesale purchase of connectivity from, Internet service providers. The WorldCom/MFS/UUNET/MCI consolidation, the Netcom/ICG Communications merger, the Intermedia/DIGEX merger and GTE's acquisition of BBN are indicative of this trend. These consolidations may increase competition.

Regulation

 Overview

   Although we are not currently subject to direct regulation by the FCC, the telecommunications industry is highly regulated. As a result, changes in the regulatory environment relating to the Internet and telecommunications services, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from regional Bell operating companies or other telecommunication companies, could have a material adverse effect on our financial position or results of operations.

   Various existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which the industry operates. We cannot predict the outcome of these proceedings, or the impact they may have on the telecommunications or Internet services industries generally, or on us particularly. In addition, over the past several years both the federal and state governments have adopted new legislation and rules profoundly affecting the telecommunications and Internet services industries. We cannot assure you that the changes in current legislation or new legislation, and the regulations adopted by the FCC or state regulators pursuant to that legislation, would not have a material adverse impact on our business.

 Regulation of Internet Communications

   In 1980, the FCC created a distinction between "basic" services, which it regulated as common carrier services, and "enhanced services," which it deregulated. The FCC exempted enhanced service providers from federal regulations governing common carriers, including the obligation to pay access charges and contribute to universal services.

   The Federal Telecommunications Act of 1996 established a similar distinction between "telecommunications services" and "information services," but a combination of changing technology and other provisions of the Federal Telecommunications Act have made it increasingly difficult to discern the boundary between unregulated and regulated services. The act directs the FCC to adopt regulations requiring all telecommunications service providers to contribute to the federal Universal Service Fund. When fully implemented, that fund will be greatly enlarged. This distinction greatly magnifies the significance of the boundary between regulated and unregulated services.

   Since the Federal Telecommunications Act was adopted, several companies have begun providing voice telephony services over Internet-style packet-switched networks, and traditional long distance telephone companies have announced plans to migrate their services to packet-switched networks. As a consequence, the regulatory status of communications services over Internet-style packet-switched networks is presently uncertain. In an April 10, 1998 Report to Congress regarding Universal Service, the FCC concluded that the provision of underlying transmission capacity to Internet service providers constitutes "telecommunications" under the Federal Telecommunications Act. The FCC has also indicated in the report that it would consider, in an upcoming proceeding, issues related to whether Internet service providers that own transmission facilities and engage in data transport over those facilities in order to provide information services are providing telecommunications to themselves, and therefore ought to be required to contribute to universal service. While the report containing this conclusion does not have the force of law, it provides a strong indication of regulatory action that may be taken by the FCC in the future. A finding by the FCC that Internet service providers and carriers providing service to Internet service providers must make universal service contributions could increase our cost of doing business and have a material adverse effect on our business.

   On April 5, 1999, US WEST, Inc. filed a petition asking the FCC to rule that providers of certain forms of IP telephony services must pay the same charges that traditional interexchange carriers pay for access to local telephone exchanges. If US WEST's request is granted, we could be subjected to regulation that would have the practical effect of forcing us to differentiate data transmission provided in support of black phone to black phone IP telephony from data transmission provided in support of other services. This type of regulation could impose substantial operational inefficiencies and attendant costs upon us depending upon the method of implementation required. We cannot predict how or when the FCC will respond to the US WEST petition.

 We operate as an Information Services Provider

   We operate as an unregulated provider of information services, as that term is defined in the Federal Telecommunications Act, and as an enhanced service provider, as that term is defined in FCC rules. Because the regulatory boundaries in this area are unclear and subject to dispute, however, the FCC could seek to characterize some or all of our services as "telecommunications services." If that happens, we will be required to contribute directly to universal service.

   Our status as a reseller of underlying telecommunications services provided by others has reinforced our status as an unregulated information service provider. A longstanding FCC policy holds that, when a reseller enhances some of the transmission capacity that it obtains from an unaffiliated facilities-based common carrier by modifying or adding content to transmitted messages, the entire package of resold services will be classified as an unregulated enhanced service, even if much of the resold transmission capacity is not being modified by the reseller. By contrast, the FCC has required some enhanced service providers that use their own facilities to segregate those facilities and subscribe to them as regulated common carrier offerings. To the extent that we begin to provide our own transmission facilities, parts of our company could thus become exposed to common carrier regulation.

   Recently, we obtained rights to use several strands of unlit fiber, referred to as "dark fiber," on another company's nationwide fiber network. The FCC and at least one federal district court have taken the position that provision of dark fiber is a form of "wire communications," not a sale of facilities. On that basis, we believe that our acquisition of previously installed dark fiber capacity does not transform us into a facilities-based provider of telecommunications, and that we remain a reseller and provider of unregulated, enhanced services. The treatment of dark fiber under these circumstances is an unsettled area of the law, however, and we cannot predict with certainty whether the FCC, or state regulatory commissions, will regulate this kind of service.

   Under current FCC policy, enhanced service providers are exempted from having to pay access charges to local telephone companies. Without this exemption, the local telephone companies could charge enhanced service providers for connecting the customer to the enhanced service provider. Recently, the FCC has determined that both dedicated access and dial-up calls from a customer to an Internet service provider are interstate, not local, calls, and, therefore, are subject to the FCC's jurisdiction. The FCC determined that, for the time being, it will allow states to continue tariffing dial-up Internet access as a local business line service. However, it did not require states to do so. If the access charge exemption for enhanced service providers is eliminated, our costs of providing service may increase substantially, which could have a detrimental effect on our business.

 Universal Service Proceeding

   If we maintain our current unregulated status, we may contribute indirectly to universal service to the extent that we are billed by telecommunications providers for the underlying service. Beginning on January 1, 2000, the federal universal service program is scheduled to provide subsidy support for service to high-cost areas served by so-called "non-rural" incumbent local exchange carriers. We cannot predict the potential impact of these universal service funding reforms on the rates that we are charged for the underlying telecommunications services we receive from our telecommunications providers.

 Regulatory Safeguards Affecting Underlying Service Providers

   We are heavily dependent upon telecommunications carriers for the transmission capacity that underlies our enhanced network. Some of these carriers are considered dominant in their geographic markets and may compete with us in providing enhanced services. This creates an incentive and potential means for those carriers to discriminate against us. At present, the regional Bell operating companies are allowed to provide information services within local access and transport areas (LATAs) but they are restricted from providing information services on an inter-LATA basis.

   Under Section 271 of the Federal Telecommunications Act, the regional Bell operating companies will be allowed to provide inter-LATA service, including inter-LATA information services, when the FCC determines that they satisfy a regulatory checklist of local competition requirements. No regional Bell operating company has yet obtained a determination by the FCC that it has satisfied the checklist of local competition requirements, but it is likely that such determinations will eventually be issued. We cannot assure you that we will be able to compete effectively with the regional Bell operating companies once they are permitted to provide inter-LATA services.

 Potential Liability of Internet Service Providers

   Because we do not hold ourselves out as editing or otherwise controlling the content of communications that traverse our network, we are generally unaffected by government content regulation. However, the law in the United States relating to the liability of Internet service providers and providers of transmission capacity for information carried on, disseminated through or hosted on their systems is currently unsettled. Congress and several states have enacted or are considering measures that would, under some circumstances, impose civil and criminal liability upon Internet service providers, or providers of transmission capacity to Internet service providers, for the transmission or dissemination of information and materials. The imposition of this type of liability, if upheld by the courts, may require us to implement measures to reduce our exposure to this liability, which may require us to expend substantial resources and could affect the demand for our services.

Trademarks and Trade Names

   We filed federal trademark applications for the marks "Splitrock" and "A Carrier of Wisdom" on September 18, 1997, and "splitrock.net" on March 6, 1998. We also filed separate federal trademark applications for logos on the above dates, for the Splitrock with triangle design on June 16, 1998, for the mark "splitrock.com" on July 27, 1998, and for the mark "ATM-to-the-Edge" in March, 1999. We have also filed trademark applications for the marks "Splitrock", "A Carrier of Wisdom" and the Splitrock with triangle design in numerous foreign countries. These applications are pending and we cannot assure you that they will be granted. "Splitrock Services, Inc." is a trade name of our company.

Insurance

   We have insurance coverage that we believe to be adequate for the risks of our business. We carry property, general liability and directors and officers liability insurance. In addition, we have an umbrella policy applicable to general liability, auto liability, and employer's liability. Our insurance coverage may not be adequate or available to compensate us for all losses that may occur. The occurrence of a significant loss not fully covered by insurance could have a material adverse effect on our company.

Employees

   As of June 30, 1999, we had 307 full-time employees and 20 independent contract workers. None of our employees is represented by a union, and we have experienced no strikes or work stoppages. Our management believes that we have good relations with our employees.

Properties

   We are headquartered in The Woodlands, Texas in a leased facility consisting of approximately 25,000 square feet. This facility houses our principal executive and administrative offices as well as one of our network operations centers. The lease on this facility expires in 2003. In March 1999, we entered into a long-term lease agreement for approximately 69,000 square feet in The Woodlands, Texas and expect the new facility will be ready for occupancy not later than August 1999. The new facility will become our headquarters, and the existing space will continue to be utilized as a network operations center and customer care center.

   We also sublease from Prodigy a facility of approximately 12,500 square feet in Yorktown Heights, New York for our Yorktown Heights office and network operations center. This lease expires on February 28, 2001 but is subject to early termination on December 31, 1999 upon three months written notice. We intend to exercise the early termination provision, and currently plan to move our Yorktown Heights, New York facility to another location in the New York metropolitan area.

   In connection with our network operations, we lease commercial space or have colocation agreements for our installed communications equipment throughout the United States.

   We believe that our facilities are adequate for our present purposes and that suitable additional facilities will be available as needed.

Legal Proceedings

   We are not currently a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

   Our directors and executive officers are as follows:

Name                     Age                            Position
----                     ---                            --------
Kwok L. Li ............. 41  Chairman of the Board of Directors and Chief Technical Officer
William R. Wilson ...... 51  President, Chief Executive Officer and Director
J. Robert Fugate ....... 38  Executive Vice President and Chief Financial Officer
David M. Boatner ....... 51  Executive Vice President and Chief Marketing Officer
Larry A. Walberg ....... 50  Senior Vice President of Network Operations
Todd W. Wilkens ........ 32  Senior Vice President of Engineering
Patrick J. McGettigan,
 Jr. ................... 46  Senior Vice President, Secretary and General Counsel
Roy A. Wilkens ......... 56  Director
Marshall C. Turner ..... 57  Director
James M. Nakfoor ....... 35  Director

   Kwok L. Li has served as Chairman of the Board since July 1997 and has served as Chief Technical Officer of Splitrock since April 1998. Mr. Li is a co-founder of Splitrock. Mr. Li has also been the Chairman and managing member of Linsang since July 1997. Linsang is a technology investment company in which Mr. Li owns a controlling interest. Mr. Li was a director of Yurie Systems from 1995 until the consummation of the sale of Yurie to Lucent in 1998. Mr. Li also served as Vice Chairman of Yurie from June 1997 until the sale, as President and Chief Operating Officer of Yurie from March 1996 to June 1997, and as Executive Vice President and Chief Technical Officer of Yurie from August 1994 through March 1996. From 1991 to 1994, Mr. Li was Director of Strategic Planning at WilTel. Mr. Li is the primary technical architect of the Lucent AC-120 switch technology. Mr. Li received a B.E.S. in electrical engineering from The Johns Hopkins University in 1979.

   William R. Wilson has served as President of Splitrock since its inception and as Chief Executive Officer since April 1997. Mr. Wilson is a co-founder of Splitrock. Prior to joining Splitrock, Mr. Wilson was the Chief Executive Officer of OneLine Management, a telecommunications consulting firm specializing in strategic positioning founded by Mr. Wilson in 1995. In that capacity, Mr. Wilson advised Carso Global and Telmex on strategic matters. From 1989 to 1995, Mr. Wilson was Vice President of Strategic Planning at WilTel. Previously, Mr. Wilson taught at Rice University, The University of Texas at Austin, and The University of Michigan. Mr. Wilson holds a Ph.D. in Social Psychology from The University of Michigan and an M.B.A. from The University of Texas at Austin.

   J. Robert Fugate joined Splitrock as Executive Vice President and Chief Financial Officer in March 1999. From 1997 to 1999, Mr. Fugate served as Executive Vice President and Chief Financial Officer of Fuego Technology Corporation, a privately held software development company based in Dallas, Texas. From 1996 to 1997, Mr. Fugate was Vice President, Corporate Development for General Wireless Inc., a private Dallas-based company with licenses to develop personal communications services. In addition, Mr. Fugate served as Senior Vice President, Finance and Chief Financial Officer of Mobile Telecommunication Technologies Corp. (since renamed SkyTel Communications, Inc.) from 1988 to 1996, a publicly traded nationwide and international provider of personal messaging services. Mr. Fugate received an M.B.A. from Harvard University and a B.B.A. from The University of Mississippi.

   David M. Boatner joined Splitrock in March 1999 as Executive Vice President and Chief Marketing Officer. Prior to joining Splitrock, Mr. Boatner was the President of Business Services for McLeodUSA, an integrated telecommunications provider in the Midwest, where he was responsible for sales, marketing and customer support for business subscribers. From January 1995 to February 1996, Mr. Boatner served as Regional Vice President of Sales for LDDS-WorldCom, where he was responsible for business telecommunications sales in the central, southwest and western United States. Mr. Boatner was employed as Vice President of Sales for WilTel from 1985 until WilTel was acquired by LDDS-WorldCom in 1995. In this capacity he managed the nationwide data and long distance sales for WilTel. Prior to joining WilTel, Mr. Boatner held numerous sales and marketing positions at Southwestern Bell and AT&T.

   Larry A. Walberg joined Splitrock as Senior Vice President of Network Operations in April 1999. Prior to joining us, Mr. Walberg was Vice President, Global Data Network Operations, at MCI WorldCom, where he managed the operational expansion of a data network from North America into five continents, directed the merger of operations of local and long-distance data network platforms and integrated and migrated the data network platforms of WorldCom, MCI, MFS and BrooksFiber into a single network architecture. Previously, Mr. Walberg served as Director/Manager of Advanced Product Support for WilTel and successor entities from May 1992 to May 1997 where he established the operational model for the first public frame relay offering.

   Todd W. Wilkens has served as Vice President of Engineering of Splitrock since July 1997 and as Senior Vice President since April 1999. From 1996 to 1997, Mr. Wilkens was Vice President, Engineering and Operations, at GridNet International, where he helped GridNet, a start-up Internet services company, implement a nationwide frame relay/ATM network. From 1994 to 1996, Mr. Wilkens was Manager, Advanced Products Support, at WorldCom where he helped build the Internet Support Organization which specialized in building and operating Internet service provider backbones. Prior to that, Mr. Wilkens supported offshore communications in the Gulf of Mexico for Conoco/Dupont. Mr. Wilkens holds a B.S.E.E. from Oklahoma State University. Mr. Wilkens is the son of Roy A. Wilkens, a director of Splitrock.

   Patrick J. McGettigan, Jr., has served as General Counsel of Splitrock since September 1997, as Secretary since March 1998, and as Senior Vice President since April 1998. Prior to joining Splitrock, Mr. McGettigan was in the private practice of law, having been a partner in the firm he founded in the early 1980s. Mr. McGettigan served as outside counsel to Splitrock when it was formed in March 1997. Mr. McGettigan received a B.A. degree from The University of Texas and his J.D. degree from South Texas College of Law, and is a member of the State Bar of Texas.

   Roy A. Wilkens has served as a director of Splitrock since April 1998. Mr. Wilkens was President of The Williams Pipeline Company when he founded WilTel in 1985. He was Founder/Chief Executive Officer of WilTel Network Services from 1985 to 1995. In 1995, WilTel Network Services was acquired by LDDS Communications, which now operates under the name WorldCom. Mr. Wilkens served as Vice Chairman of WorldCom until his retirement in 1997. In 1992, Mr. Wilkens was appointed by President George Bush to the National Security Telecommunications Advisory Council. He has also served as chairman of both the Competitive Telecommunications Association (CompTel) and the National Telecommunications Network. Mr. Wilkens is a member of the board of directors of Paging Network, Inc., UniDial Inc., McLeod(USA) Invensys Corporation Inc. and Williams Communications. Mr. Wilkens is the father of Todd Wilkens, Splitrock's Vice President of Engineering.

   Marshall C. Turner joined our board of directors in April 1999. Since 1990 Mr. Turner has been an independent consultant and technology venture investor at Turner Venture Associates. From 1981 through 1998, Mr. Turner was General Partner of Taylor & Turner Associates, Ltd., which itself was a general partner of several venture capital partnerships. Mr. Turner has been a venture capital principal or operating executive in technology industries for 25 years. He is a director of the Alliance Technology Fund, Inc., DuPont Photomasks, Inc., and four privately-held companies, including Linsang Partners, LLC, one of our largest shareholders. In June 1999, Mr. Turner was appointed as acting Chief Executive Officer and Chairman of the Board of DuPont Photomasks, Inc.
Mr. Turner is also a Vice Chairman of the board of the Public Broadcasting Service, of the Smithsonian Museum of Natural History, and director of the George Lucas Educational Foundation. Mr. Turner received B.S. and M.S. degrees in Mechanical Engineering and Product Design from Stanford University and an M.B.A. from Harvard University.

   James M. Nakfoor joined our board of directors in April 1999. Since 1991, Mr. Nakfoor has served as Vice President of Securities Trading for Inversora Bursatil, S.A. de C.V., a wholly-owned subsidiary of Grupo Financiero Inbursa, S.A. de C.V., which is engaged in the securities brokerage, investment banking and money management business in Mexico. Grupo Financiero, which is affiliated with Carso Global Telecom, is a Mexican financial group whose businesses include banking, brokerage, insurance, leasing, factoring and other financial services. Since September 1997, Mr. Nakfoor has been a member of the Board of Directors of Prodigy Communication Corporation. Mr. Nakfoor holds a B.A. degree in Economics and an M.B.A. degree from The University of Texas at Austin.

Other Significant Employees

   Tracy Hammond joined Splitrock as Controller in September 1997. In October of 1998, Ms. Hammond was named Vice-President and Controller. From 1995 to 1997, Ms. Hammond served as Vice President--Finance and Administration of Comsul, Ltd., a privately held national communications consulting firm. From 1992 to 1995, Ms. Hammond was Principal Financial Officer at Optex Biomedical, a high-tech biomedical start-up company. Previously, Ms. Hammond worked for seven years in Arthur Andersen's emerging business practice group, achieving the level of audit manager. Ms. Hammond is a CPA, and holds a B.S. in Accountancy from The University of Missouri.

   Frank W. Williams joined Splitrock in December of 1998 as Vice President of Operations. Prior to joining Splitrock, Mr. Williams held several management and senior executive positions with WilTel. His most recent position was as Senior Operations Executive where he directed and developed the National Technical Resource Center. This center supported 2,500 field technicians servicing digital communications products manufactured by Nortel, NEC, Octel, Cisco, Bay Networks and 3Com. Mr. Williams received a B.A. in Business from Trinity University and an Associate of Arts from the Marion Institute in Marion, Alabama.

   Ralph Freeman joined Splitrock as Vice President of Information Services in February 1999. From 1996 to June 1998, Dr. Freeman was Chief Information Officer at American Telco. In June 1998, he became Vice President of Information Systems at Logix Communications Enterprises, one of the largest competitive local exchange carriers in the country, which acquired American Telco. During this tenure, he helped build a new multi-state network architecture. From 1991 to 1994, Dr. Freeman was the manager in the electronics and software departments of Walt Disney Imagineering. Dr. Freeman holds a B.S. in Engineering Management from the Air Force Academy; a M.S. in Business Administration, Computer Methods from The University of California at Los Angeles; and a Ph.D. in Information Technology from George Mason University.

Board of Directors

   Our board of directors is divided into three classes. Each class consists of up to two directors elected for staggered, three-year terms.

        Directors whose               Directors              Directors whose
      terms expire in 2000    whose terms expire in 2001   terms expire in 2002
      --------------------    --------------------------   --------------------
      Marshall C. Turner          William R. Wilson             Kwok L. Li
                                    Roy A. Wilkens           James M. Nakfoor

Committees of the Board of Directors

   Our board has standing audit and compensation committees. The compensation committee currently consists of Kwok L. Li, William R. Wilson and Roy A. Wilkens although it may be changed to consist solely of non-employee directors. The audit committee members are Roy A. Wilkens, Marshall C. Turner and James M. Nakfoor.

Director Compensation

   Directors who are employed by our company are not entitled to receive any additional compensation for serving on our board of directors. We pay each of our non-employee directors an annual fee of $10,000 and a fee of $500 for attending each committee meeting not held on the same date as a regular meeting of directors. We also reimburse directors for reasonable expenses incurred in conjunction with attending meetings. We did not make any cash compensation payments to our directors in 1998, except for the reimbursement of expenses. Each of our non-employee directors, waived all cash compensation for 1998. Directors are also eligible for grants of awards under our stock option plan. On May 28, 1998, we granted our outside directors --Messrs. Salameh and Wilkens-- options to purchase 45,040 shares of common stock at $1.95 per share, with options to purchase 11,260 shares vesting on each of the first four anniversaries of the date of grant. On April 22, 1999, our board accelerated the vesting of 11,260 of Mr. Salameh's options otherwise due to vest on May 28, 1999 as a result of his service on the board. On April 22, 1999, we granted each of our new outside directors --Messrs. Turner and Nakfoor-- options to purchase 45,040 shares of common stock at $9.77 per share, with options to purchase 11,260 shares vesting on each of the first four anniversaries of the date of grant.

Executive Compensation

   The following table sets forth certain information regarding the compensation earned by or awarded to our Chief Executive Officer and each executive officer whose compensation exceeded $100,000 for the year ended December 31, 1998.

                           Summary Compensation Table

                                                                     Long-term
                                                                    Compensation
                                        Annual Compensation            Awards
                                   -------------------------------  ------------
                                                                     Securities
                                                     Other Annual    Underlying
                                   Year Salary ($) Compensation ($)  Options(#)
                                   ---- ---------  ---------------  ------------
Kwok L. Li, Chairman of the Board
 and Chief Technical Officer.....  1998      --            --             --
                                   1997      --        $10,600            --
William R. Wilson, President and
 Chief Executive Officer.........  1998 $151,440           --             --
                                   1997   62,980       $16,400
Patrick J. McGettigan, Jr.,
 Senior
 Vice President, Secretary and
 General Counsel.................  1998 $150,833           --             --
                                   1997   46,933       $65,000        140,750

   The other annual compensation for services rendered by Mr. Li and Mr. Wilson was paid in the form of shares of common stock in May 1997. Mr. McGettigan became an employee of Splitrock in September 1997. Prior to being employed by Splitrock, Mr. McGettigan performed legal services on behalf of Splitrock and his former law firm received approximately $18,000 from Splitrock in 1997. The other annual compensation for Mr. McGettigan was granted to him as a bonus upon becoming an employee of Splitrock. In 1997 Mr. McGettigan also received options to acquire 140,750 shares of our common stock with an exercise price of $1.11, of which 45,040 vested immediately and the balance vests over four years in equal installments.

Option Grants in Fiscal Year 1998

   We did not grant any stock options to the executive officers named in the Summary Compensation Table during 1998.

Aggregated Fiscal Year-End Option Values

   The following table shows information with respect to unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 1998. No stock options were exercised by any executive officers during the year ended December 31, 1998.

                             Number of Securities
                                  Underlying           Value of Unexercised
                              Unexercised Options      In-the-Money Options
                             at December 31, 1998      at December 31, 1998
                           ------------------------- -------------------------
                           Exercisable Unexercisable Exercisable Unexercisable
                           ----------- ------------- ----------- -------------
Kwok L. Li................      --           --            --           --
William R. Wilson.........      --           --            --           --
Patrick J. McGettigan,
 Jr.......................   68,967       71,783      $333,813     $347,438

   Options are "in-the-money" if the value of our common stock exceeds the exercise price of the options. There was no public market for our common stock as of December 31, 1998. Accordingly, we have calculated these values on the basis of a valuation of our common stock made by an independent firm and which was determined to be $5.95 per share.

Employment Agreements

   We have entered into employment agreements with Messrs. Wilson, McGettigan, Boatner and Fugate.

   Under Mr. Wilson's employment agreement, which terminates on March 15, 2002, he is entitled to receive an annual base salary of $150,000, subject to adjustment by the board of directors or the Compensation Committee. The board adjusted Mr. Wilson's annual salary to $200,000 as of January 1, 1999. If Mr. Wilson's employment is terminated upon his death or disability or by us without cause, then he is entitled to continue to receive his base salary through the remaining term of the agreement. The agreement further provides that Mr. Wilson may engage in other business endeavors without violating any of provisions of the agreement.

   Under Mr. McGettigan's employment agreement, which terminates on August 31, 1999, he is entitled to receive an annual base salary of $140,000, subject to adjustment by the board of directors or the Compensation Committee. We adjusted Mr. McGettigan's annual salary to $180,000 as of January 1, 1999. If we terminate Mr. McGettigan's employment without cause, then he is entitled to continue to receive his base salary through the remaining term of the agreement. Under his employment agreement, Mr. McGettigan received a signing bonus of $65,000 and was granted options to purchase 140,750 shares of our common stock at an exercise price of $1.11 per share. 45,040 shares of these options vested immediately and the remaining 95,710 shares will vest in four equal annual installments.

   Under Mr. Boatner's employment agreement, which terminates on February 28, 2001, he is entitled to receive an annual base salary of $175,000. Mr. Boatner also received a signing bonus of $75,000 and was granted options to acquire 225,200 shares of our common stock at an exercise price of $9.77 per share. These options vest in four equal annual installments beginning on March 1, 2000. If we terminate Mr. Boatner's employment without cause, then he is entitled to continue to receive his base salary through the remaining term of his agreement.

   Under Mr. Fugate's employment agreement, which terminates on March 21, 2001, he is entitled to an annual base salary of $185,000. Mr. Fugate also received a signing bonus of $50,000 and was granted options to purchase 197,050 shares of our common stock at an exercise price of $9.77 per share. These options vest in four equal annual installments beginning on March 21, 2000. If we terminate Mr. Fugate's employment without cause, then he is entitled to continue to receive his base salary for 12 months following termination, if his employment is terminated before March 21, 2000, or for six months following termination, if his employment is terminated after March 21, 2000.

Stock Incentive Plans

 1997 Incentive Share Plan

   Our 1997 incentive share plan became effective on June 16, 1997. On April 1, 1998, our board of directors approved and adopted an amendment and restatement of the plan which was subsequently approved and adopted by our stockholders on April 27, 1998. The purpose of the plan is to provide employees, and non-employee directors, and consultants with additional incentives by increasing their ownership interests in our company.

   Individual awards under the plan may take the form of one or more of :

  .  either incentive or non-qualified stock options;

  .  stock appreciation rights;

  .  restricted stock; and

  . other awards, the value of which is based in whole or in part upon the value of our common stock.

   Options under the 1997 plan have a term of ten years and are generally granted with an exercise price equivalent to fair market value at the date of grant. Individual option grants vest over time, based upon a schedule approved by our board of directors, which is generally four years. All of our common stock options vest automatically upon a change in control, as defined in the 1997 plan.

   Our compensation committee administers the 1997 plan, determines the persons who will receive awards and establishes the terms and conditions of those awards. Our President is also authorized to grant awards to other employees who are not executive officers. The maximum number of shares of common stock that may be subject to outstanding awards is 11,260,000. As of June 30, 1999, options for 3,702,908 shares had been granted, of which:

  . options to purchase 628,027 shares had been exercised, including an option to purchase 563,000 shares granted to a former director of our company;

  .  options to purchase 2,896,128 shares were outstanding; and

  . options to purchase 178,753 shares, which were previously granted, had been canceled or forfeited.

Shares of common stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

 1999 Stock Incentive Plan

   Our 1999 stock incentive plan became effective on July 1, 1999. The purpose of the 1999 stock incentive plan is to strengthen our company by providing an incentive to our employees, officers, consultants, directors and advisors through the granting or awarding of incentive and nonqualified stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units, performance shares, share awards and phantom stock awards, thereby encouraging these individuals to devote their abilities and energies to our success.

   The 1999 stock incentive plan will be administered by our board of directors or a committee of the board consisting of non-employee directors although our President may be authorized to grant options or awards to eligible persons who are not executive officers. Under the 1999 stock incentive plan, the board of the committee administering the plan will have the authority to, among other things:

  . select the employees to whom stock options and other incentive awards will be granted;

  . determine the type, size and the terms and conditions of stock options and other incentive awards; and

  . establish the terms for treatment of stock options and other incentive awards upon a termination of employment.

  The 1999 stock incentive plan will replace the 1997 plan on a going-forward basis, but the adoption of the 1999 plan will not increase the total number of shares available for the grant of options or awards. Upon the effective date of the 1999 plan:

  .  no further options will be granted under the 1997 plan;

  . each option outstanding under the 1997 plan will remain outstanding and continue to be subject to the terms of the 1997 plan and the agreement under which it was granted;

  . the shares initially available for options or awards under the 1999 plan will be equal to the approximately 7.7 million shares available for option grants under the 1997 plan as of July 1, 1999, including options to purchase 1,233,711 shares exercisable at the initial public offering price which we expect to grant when the initial public offering price is determined; and

  . any shares that are the subject of an option granted under the 1997 plan, but not exercised prior to the time the option expires or is otherwise terminated, will become available for the granting of additional options or awards under the 1999 plan.

   We will authorize shares of common stock for issuance under the 1999 stock incentive plan for the grant of stock options and other incentive awards to eligible individuals. The 1999 stock incentive plan will terminate on June 30, 2009. The board of directors will be able to at any time and from time to time amend or terminate the 1999 stock incentive plan; provided, however, that, to the extent necessary under applicable law, no such change will be effective without the requisite approval of our stockholders. In addition, no such change will alter or adversely impair any rights or obligations under any stock options and other incentive awards previously granted, except with the written consent of the grantee.

Compensation Committee Interlocks and Insider Participation

   In 1997, the compensation of our executive officers was determined by our board of directors. In April 1998, the board of directors appointed a compensation committee that now consists of Kwok L. Li, William R. Wilson, and Roy A. Wilkens, who will determine the compensation of our executive officers consistent with guidelines established by the board of directors. Mr. Li and Mr. Wilson are executive officers of Splitrock.

   Kwok L. Li, our Chairman and Chief Technical Officer, was also the Vice Chairman and a director of Yurie, one of our principal suppliers, until its acquisition by Lucent. Mr. Li acts as a consultant to Lucent. As of June 30, 1999, we had purchased approximately $12.7 million of products and $1.5 million of services from Yurie and Lucent.

   Samer Salameh, a member of our board of directors until April 1999, is chairman of the board of directors and Chief Executive Officer of Prodigy, our principal customer, and James M. Nakfoor, a current member of our board of directors, has been a member of Prodigy's board of directors and its compensation committee since September 1997. We have entered into an agreement to provide network services to Prodigy for its subscribers in exchange for a monthly service charge. During the fiscal year ended December 31, 1998, we received approximately $63.6 million in revenues from Prodigy.

                              CERTAIN TRANSACTIONS

Financings

   In March 1997, we issued to our founders, Kwok L. Li and William R. Wilson, 225,200 and 337,800 shares, respectively, of our common stock for $0.00297 per share. In May 1997, we issued 6.0 million and 9.2 million shares of our common stock, respectively, to Mr. Li and Mr. Wilson in consideration of services performed since March 1997.

   In June 1997, Mr. Li advanced $10.0 million to us, evidenced by a $10.0 million convertible note. Mr. Li subsequently assigned the convertible note to Linsang, which converted it into 9.0 million shares of common stock on August 9, 1997.

   In August 1997, Linsang acquired 6.8 million shares in a private transaction for $7.5 million. In December 1997, we borrowed $1.0 million from Linsang. This loan was repayable 30 days after written demand or, if no demand was made, on December 1, 2002 and bore interest at the rate of 9.75% per annum beginning in February 1998. In January, March and June 1998, we borrowed an additional $3.0 million, $2.0 million and $5.0 million, respectively, from Linsang on similar terms. In July 1998, outstanding indebtedness was refinanced in connection with our senior notes offering. In connection with this refinancing, Linsang purchased 11,000 units in the senior notes offering.

   In August 1997, Roy Wilkens and Sandra Wilkens purchased 450,400 shares of our common stock for $0.5 million. Mr. Wilkens became a member of our board of directors in April 1998.

   In September 1997, Orient Star, a wholly owned subsidiary of Carso Global, purchased 11.3 million shares of our common stock for $12.5 million. Orient Star subsequently acquired, pursuant to an option, an additional 2.8 million shares for $3.1 million and merged into Carso Global. Carso Global currently holds approximately 30.2% of our outstanding common stock at April 30, 1999. Samer Salameh, the Chairman of Prodigy, an affiliate of Carso Global, was a member of our board of directors from April 1998 to April 1999, when he was succeeded on the board of directors by James Nakfoor, another director of Prodigy. Mr. Nakfoor is Vice President of another Carso Global affiliate, Inversora Bursatil, S.A. de C.V., a wholly-owned subsidiary of Grupo Financiera Inbursa, S.A. de C.V. Carso Global is a controlling stockholder of Prodigy and an affiliate of Telefonos de Mexico. We are currently testing connectivity between our network and Telmex's network in anticipation of possible future business relationships. As a result of Mr. Nakfoor's relationships with Carso Global and Prodigy, conflicts of interest may arise, including conflicts relating to potential corporate opportunities. If any conflict arises, we anticipate that the non-interested members of the board of directors will pass on the appropriateness of any particular matter.

   In June 1998, Clark McLeod, Chief Executive Officer of McLeodUSA, then one of our directors, exercised in full a stock option previously granted to him and purchased 563,000 million shares of our common stock for $1.1 million. Mr. McLeod was a member of our board of directors from May 1998 to May 1999.

   On July 24, 1998, we offered and sold 261,000 units pursuant to the senior notes offering, of which 250,000 units were resold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and 11,000 units to Linsang, as stated above. Each unit consisted of a senior note and a warrant to purchase approximately 5.7 shares of our common stock at an exercise price of $0.02 per share. We received gross proceeds of $261.0 million from the senior notes offering.

Other

   Kwok L. Li, our Chairman and Chief Technical Officer, was also the Vice Chairman and a Director of Yurie, one of our principal suppliers until its acquisition by Lucent. Mr. Li acts as a consultant to Lucent. As of June 30, 1999, we had purchased approximately $12.7 million of products and $1.5 million of services from Yurie and Lucent. As a result of Mr. Li's relationship with Lucent and with Linsang, each of which has business relationships with us, there may be conflicts of interest that arise including conflicts relating to potential corporate opportunities. If any conflict arises we anticipate that the non-interested members of our board of directors will pass on the appropriateness of any particular matter.

   In March and April 1999, we granted executive officers options to purchase a total of 506,700 shares of our common stock as follows: David Boatner, 225,200 shares; Robert Fugate, 197,050 shares; and Larry Walberg, 84,450 shares. These options were granted under our 1997 incentive plan, are exercisable at a price of $9.77 per share, and vest in four equal annual installments beginning on the first anniversary of the grant date. At the time of the initial public offering we plan to grant to our executive officers additional options to purchase a total of 464,550 shares of common stock as follows: David Boatner, 99,800 shares; Robert Fugate, 52,950 shares; Larry Walberg, 165,550 shares; Todd Wilkens, 37,000 shares; and Patrick McGettigan, 109,250 shares. These options will be exercisable at a price per share equal to the initial public offering price and will vest in four equal annual installments beginning on the first anniversary of the grant date.

                             PRINCIPAL STOCKHOLDERS

   The following table provides information regarding the beneficial ownership of our common stock as of June 30, 1999 by:

  . each stockholder known by us to own beneficially 5% or more of our outstanding common stock;
  .  each of our current directors;
  . our Chief Executive Officer and each executive officer whose compensation exceeded $100,000 during 1998; and
  .  all of our directors and executive officers as a group.

   As of June 30, 1999, there were 46,681,424 shares of our common stock outstanding. Following this offering and completion of our proposed initial public offering, there will be 58,869,215 shares of our common stock issued and outstanding assuming that all of the warrants are exercised. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of June 30, 1999, are treated as outstanding. However, these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                      Beneficially Owned Securities
                                      Number of Shares Beneficially      Percentage of Shares
                                             Owned Includes               Beneficially Owned
                                      --------------------------------   ------------------------
                         Total Number
                          of shares     Securities       Securities
                         Beneficially   Underlying       Underlying        Before        After
                            Owned        Warrants         Options         Offering      Offering
                         ------------ --------------   ---------------   ----------    ----------
Kwok L. Li..............  21,599,143            62,704              --           46.2%         37.6%
Linsang Partners,
 L.L.C..................  15,425,848            62,704              --           32.9%         26.9%
 8301 Professional Drive
 Landover, MD 20785
William R. Wilson.......   9,571,000               --               --           20.5%         16.7%
Roy A. Wilkens..........     309,650               --            11,260             *             *
Marshall C. Turner......      28,150               --               --              *             *
Patrick J. McGettigan,
 Jr.....................      92,895                             92,895             *             *
James M. Nakfoor........         --                --               --            --            --
Carso Global Telecom,
 S.A. de C.V............  14,075,000               --               --           30.2%         24.5%
 Insurgentes Sur #3500
 Col. Pena Pobre
 Mexico DF CP 14060
Directors and executive
 officers as a group
 (10 people) ...........  31,882,338            62,704          385,655          67.4%         55.1%

--------
* Less than 1%.

   The shares beneficially owned by Mr. Li include 1,182,300 shares owned by his spouse, 30,402 shares owned by his minor children, and 15,425,848 shares owned beneficially and of record by Linsang, a limited liability company controlled by Mr. Li, and members of his family.

   The shares beneficially owned by Linsang include 62,704 shares issuable upon exercise of warrants included as part of the units purchased by Linsang in the senior notes offering.

   The shares beneficially owned by Mr. Nakfoor exclude stock owned by Carso Global Telecom, S.A. de C.V. Carso Global is an affiliate of Grupo Financiera Inbursa, S.A. de C.V. and Mr. Nakfoor is a Vice President of Inbursa. Mr. Carlos Slim Helu, a Mexican citizen, and members of his immediate family, directly and through their ownership of a majority of the voting and economic interests in two trusts, own a majority of the outstanding voting equity securities of Carso Global.

   The shares beneficially owned by Mr. Wilkens are held by Mr. Wilkens and Sandra L. Wilkens jointly. These shares exclude 281,500 shares attributable to vested options beneficially owned by Mr. Wilkens' son and 152,010 shares owned by other family members of Mr. Wilkens.

   The shares beneficially owned by Mr. Turner do not include shares beneficially owned by Linsang, of which Mr. Turner is a director.

   Messrs. William R. Wilson, Patrick J. McGettigan, Jr., and six other selling stockholders have granted the underwriters an option to purchase up to 100,000, 25,000 and 32,372 shares of common stock, respectively, at the initial public offering price less the underwriting discount, as part of the underwriters' over-allotment option in our proposed initial public offering. The six stockholders other than Messrs. Wilson and McGettigan are partners or advisors of Linsang Partners, L.L.C. but otherwise have no relationship to us. If the underwriters' over-allotment is exercised in full, after the offering Mr. Wilson will beneficially own 9,471,000 shares, or 16.1% of our outstanding common stock, and Mr. McGettigan will own 67,895 shares, or less than 1% of our outstanding common stock. The other six selling stockholders will own 136,528 shares in the aggregate, which is also less than 1% of our outstanding common stock.

                                SELLING HOLDERS

   The following tables set forth information about the selling holders as of July 23, 1999 that we obtained from the selling holders. The figures in the last column assume that all of the warrants have been properly exercised for cash. The warrants are not exercisable until July 26, 1999. Other than Linsang, a company controlled by Kwok L. Li, which together with Mr. Li, a founder and Chairman of the Board of Splitrock, owns approximately 46.2% of the Company's outstanding shares, none of the selling holders has or since our inception has had any position, office or other material relationship with Splitrock or any of its affiliates. The number of shares of common stock beneficially owned and offered hereby reflects our recent 0.563-for-1 reverse stock split.

                                                              Number of Shares
                                          Number of Warrants  of Common Stock
                                          Beneficially Owned Beneficially Owned
             Selling Holder               and Offered Hereby and Offered Hereby
             --------------               ------------------ ------------------
Stationary Engineers Local 39...........           150                 855
Bank of New York/Societe Generale Bank..         1,000               5,700
Horizon Strategic Income................           150                 855
Pacific Life Insurance Company..........           500               2,850
Chase Securities, Inc...................         5,220              29,756
Pacific Life Insurance Company..........         2,500              14,251
Prospect Street High Income Portfolio
 Inc....................................         5,000              28,502
Series Trust High Yield Portfolio.......         1,500               8,551
Sun America High Income Fund............         1,500               8,551
LB Series Fund, Inc. High Yield
 Portfolio (RF03).......................         4,800              27,362
Lutheran Brotherhood High Yield Fund
 (RF06).................................         3,200              18,241
T. Rowe Price High Yield Fund, Inc......         2,000              11,401
North Dakota State Investment Board High
 Yield..................................           500               2,850
Legg Mason Income Trust Inc.--High Yield
 Portfolio..............................         2,000              11,400
Goldman Sachs High Yield Bond Fund......         1,000               5,700
Goldman Sachs Global High Yield Bond
 Fund...................................           500               2,850
One Group High Yield Bond Fund..........         1,125               6,413
Phoenix-Goodwin High Yield Fund.........         6,000              34,202
Prudential High Yield Fund, Inc.........         8,000              45,603
Prudential High Yield Total Return Fund,
 Inc....................................           750               4,275
The Prudential Series Fund, Inc., High
 Yield Bond Portfolio...................         1,750               9,976
Van Kampen High Yield Fund..............         3,500              19,951
Van Kampen High Yield Corporate Bond
 Fund...................................         7,000              39,902
Van Kampen Strategic Income Fund........           250               1,425
Van Kampen Income Trust.................         1,000               5,700
UBS Brinson Investment Co...............         2,400              13,681
Prudential High Yield Fund, Inc.........         8,000              45,603
Prudential High Yield Total Return Fund,
 Inc....................................           750               4,275
Prudential Series Fund, Inc., High Yield
 Bond Portfolio.........................         1,750               9,976
Goldman Sachs High Yield Bond Fund......         1,000               5,700
Goldman Sachs Global High Yield Bond
 Fund...................................           500               2,850
Corporate High Yield Fund III, Inc......         5,250              29,927
Merrill Lynch Corporate Bond Fund, Inc.
 High Income Portfolio..................         1,250               7,125
Merrill Lynch Corporate Bond Fund, Inc.
 High Income Portfolio..................         7,000              39,903
UBS Brinson Investment Co...............         2,400              13,681
Fidelity Adviser Series II: Fidelity
 Adviser High Yield Fund................        11,500              65,554
Fidelity Management Trust Company.......         5,700              32,492
Debt Strategies Fund II, Inc............         3,000              17,101
Debt Strategies Fund III, Inc...........         3,000              17,101
Linsang Partners L.L.C..................        11,000              62,704
Other Selling Stockholders(1)...........       135,605             772,996
                                               -------           ---------
  Total.................................       261,000           1,487,791
                                               =======           =========

--------

(1) These other selling stockholders beneficially own in the aggregate less than 1% of the Company's outstanding shares of common stock.

                                             Principal Amount of Notes
            Selling Holder             Beneficially Owned and Offered Hereby
            --------------             -------------------------------------
Linsang Partners L.L.C. ..............                $11,000,000

   The warrants offered hereby were originally issued by us and sold by Chase Securities in a transaction, with respect to 250,000 warrants, exempt from the registration requirements of the Securities Act to persons reasonably believed by Chase Securities to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and, with respect to 11,000 warrants, in a private offering to Linsang, an affiliate of Splitrock. The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the warrants and the warrant shares issued upon exercise of such warrants.

   The notes offered hereby were received by Linsang in a private exchange between us and Linsang for notes substantially identical in form and terms to the notes originally issued by us and sold by Chase Securities in a private offering to Linsang. Linsang, as a selling holder, may from time to time offer and sell pursuant to this prospectus any or all of the notes.

   Information concerning the selling holders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. The per share exercise price and the number of shares issuable upon exercise of the warrants is subject to adjustment upwards or downwards in certain circumstances. See "Description of the Warrants -- Adjustments." Moreover, because the selling holders may offer all or some of the notes, the warrants or the warrant shares issuable upon exercise of the warrants, no estimate can be given as to the amount of the notes, warrants or warrant shares that will be held by the selling holders upon the termination of any such sales. In addition, the selling holders identified above may have sold or otherwise transferred, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the warrants, the warrant shares or the notes since the date with respect to which the information in the preceding table is presented. See "Plan of Distribution."

   The Company is paying the expenses of the registration of the securities being offered by this prospectus.

                              PLAN OF DISTRIBUTION

   The warrants, the warrant shares and the notes offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These securities may be sold by one or more of the following methods:

  . a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell such securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

  .  an exchange distribution in accordance with the rules of such exchange;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  . direct transactions between a selling holder and a purchaser without a broker or dealer; or

  .  through the writing of options.

Upon being notified by a selling holder that any material arrangement has been entered into with a broker-dealer for the sale of warrants, warrant shares or notes through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

  . the names of each selling holder and of the participating broker-dealer(s);

  .  the number of securities involved;

  .  the price at which such securities were sold;

  . the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

  . that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

  .  other facts material to the transaction.

In addition, upon being notified by a selling holder that a donee or pledgee intends to sell more than 50 warrants or 500 warrant shares, we shall file a supplement to this prospectus. Such prospectus supplement and, if required, post-effective amendment to the Registration Statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the warrants, warrant shares and notes. In addition, any securities covered by this prospectus may be sold in private transactions or, if qualified for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

   To the knowledge of Splitrock, there are currently no plans, arrangements or understandings between any selling holders and any broker, dealer, agent or underwriter regarding the sale of the warrants, the warrant shares or the notes by the selling holders. There is no assurance that any selling holder will sell any or all of such securities held by such holder or that any selling holder will not otherwise transfer, devise or gift such securities by other means not described herein.

   The selling holders and any broker-dealers that act in connection with the sale of the warrants, the warrant shares and the notes might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the warrants, the warrant shares and the notes sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each selling holder against certain liabilities, including liabilities arising under the Securities Act. The selling holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the warrants, the warrant shares and the notes against certain liabilities, including liabilities arising under the Securities Act. Because selling holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling holders will be subject to the prospectus delivery requirements of the Securities Act.

   The selling holders and any other person participating in the distribution contemplated in this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which may limit the timing of purchase and sales of any of the warrants, the warrant shares or the notes by the selling holders and any other such person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the warrants, warrant shares or notes to engage in market-making activities with respect to the warrants, warrant shares and notes being distributed for a period of up to five business days before commencement of such distribution. All of the foregoing may effect the marketability of the warrants, the warrant shares and the notes.

                          DESCRIPTION OF THE WARRANTS

   The warrants were issued pursuant to a Warrant Agreement, dated July 24, 1998, between Splitrock and Bank of Montreal Trust Company, as warrant agent. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Warrant Agreement, including the definitions therein of certain terms. Capitalized terms in this "Description of the Warrants" not defined in this prospectus have the meanings assigned to them in the Warrant Agreement. For more information about the form of the warrants, see "Description of the Notes Book Entry, Delivery and Form" and "-- Certificated Securities."

General

   Each warrant, when exercised, will entitle the holder to purchase approximately 5.7 shares of our common stock from Splitrock at an exercise price of $0.02 per share. The exercise price and the number of shares of common stock issuable upon exercise of a warrant are both subject to adjustment. For more information, see "-- Adjustments" below. The warrants initially entitle the holders to acquire, in the aggregate, 1,487,791 shares of our common stock.

   The warrants may be exercised at any time on or after July 26, 1999; provided, however, that holders of warrants will be able to exercise their warrants only if the Registration Statement of which this prospectus is a part relating to the common stock underlying the warrants is effective or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. Unless earlier exercised, the warrants will expire on the Expiration Date of July 15, 2008. The Company will give notice of expiration not less than 90 nor more than 120 days before the Expiration Date to the registered holders of the then outstanding warrants. If the Company fails to give such notice, the warrants will nevertheless expire and become void on the Expiration Date. The warrants will not trade separately from the notes until the Separation Date.

   At our option, fractional shares of common stock may not be issued upon exercise of the warrants. If any fraction of a share of common stock would, except for the foregoing provision, be issuable upon the exercise of any such warrant (or specified portion thereof), we will pay an amount in cash equal to the Current Market Value per share of common stock, as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

   Certificates for warrants will be issued in fully registered form only. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

   In the event a bankruptcy, reorganization or similar proceeding is commenced by or against Splitrock, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by Splitrock with approval of the bankruptcy court. As a result, holders of the warrants may, even if sufficient funds are available, not be entitled to receive any consideration or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy, reorganization or similar proceeding.

Certain Terms

 Exercise

   In order to exercise all or any of the warrants, the holder thereof is required to surrender to the warrant agent the related warrant certificate and pay in full the Exercise Price for each share of common stock or other securities issuable upon exercise of such warrants. The Exercise Price may be paid (i) in cash or by certified or official bank check or by wire transfer to an account designated by Splitrock for such purpose or (ii) without the payment of cash, by reducing the number of shares of common stock that would be obtainable upon the exercise of a warrant and payment of the Exercise Price in cash so as to yield a number of shares of common stock upon the exercise of such warrant equal to the product of (a) the number of shares of common stock for which such warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio. This second method is a "Cashless Exercise". The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of common stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the common stock on the Exercise Date. Upon surrender of a warrant certificate representing more than one warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of common stock deliverable upon a Cashless Exercise shall be equal to the number of shares of common stock issuable upon the exercise of warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with respect to a surrender of a warrant certificate pursuant to a Cashless Exercise for less than the full number of warrants represented thereby.

 No Rights as Stockholders

   The holders of unexercised warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as stockholders of Splitrock in respect of any stockholders' meeting for the election of directors of Splitrock or any other purpose, or to exercise any other rights whatsoever as stockholders of Splitrock.

 Mergers, Consolidations, etc.

   If Splitrock consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person, each warrant thereafter will entitle the holder thereof to receive upon exercise thereof, per share of common stock for which such warrant is exercisable, the number of shares of common stock or other securities or property which the holder of a share of common stock is entitled to receive upon completion of such consolidation, merger or sale of assets. However, if (i) Splitrock consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person and, in connection therewith, the consideration payable to the holders of common stock in exchange for their shares is payable solely in cash or (ii) there is a dissolution, liquidation or winding-up of Splitrock, then the holders of the warrants will be entitled to receive distributions on an equal basis with the holders of common stock or other securities issuable upon exercise of the warrants, as if the warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the warrants will expire and the rights of the holders thereof will cease. In the case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding-up of Splitrock, Splitrock, must deposit promptly with the warrant agent the funds, if any, required to pay the holders of the warrants. After such funds and the surrendered warrant certificates are received, the warrant agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Persons as it may be directed in writing by the holders surrendering such warrants.

Adjustments

   The number of shares of common stock issuable upon the exercise of the warrants and the Exercise Price will be subject to adjustment in certain events including: (i) the payment by us of certain dividends (or other distributions) on our common stock including dividends or distributions payable in shares of common stock or other shares of our capital stock, (ii) subdivisions, combinations and certain reclassifications to the common stock, (iii) the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for shares of common stock, or of securities convertible into or exchangeable or exercisable for shares of common stock, for a consideration per share which is less than the Current Market Value per share of the common stock, (iv) the issuance of shares of common stock for a consideration per share which is less than the Current Market Value per share of the common stock, and (v) the distribution to all holders of the common stock of any of our assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in the foregoing clause (iii) and cash dividends and other cash distributions from current or retained earnings other than any Extraordinary Cash Dividend). No adjustment to the number of shares of common stock issuable upon the exercise of the warrants and the Exercise Price will be required in certain events including: (i) the issuance of shares of common stock in bona fide public offerings that are underwritten or in which a placement agent is retained by us, (ii) the issuance of shares of common stock (including upon exercise of options) pursuant to the terms of and in order to give effect to the 1997 Incentive Share Plan and (iii) the issuance of shares of common stock in connection with acquisitions other than to affiliates of Splitrock.

   In the event of a distribution to holders of common stock which results in an adjustment to the number of shares of common stock or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend. For more information, see "Certain Federal Income Tax Considerations".

   No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustment which is not made as a result oft his paragraph will be carried forward and taken into account in any subsequent adjustment.

Amendment

   From time to time, Splitrock and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the warrants shall require the written consent of the holders of a majority of the then outstanding warrants. The consent of each holder of the warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of common stock issuable upon exercise of warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

Registration Rights

   Registration of warrants. The Company is required under the Warrant Agreement to file a shelf registration statement under the Securities Act covering the resale of the warrants by the holders thereof (the "Warrant Shelf Registration Statement") within 45 days after the Issue Date and to use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 105 days after the date of original issuance of the warrants and to remain effective until the earliest of (i) such time as all of the warrants have been sold thereunder, (ii) two years after its effective date and (iii) such time as the warrants can be sold without restriction under the Securities Act. This prospectus constitutes a part of the Warrant Shelf Registration Statement that we filed.

   Each holder of warrants that sells such warrants pursuant to the Warrant Shelf Registration Statement is required to be named as a selling security holder in the prospectus and to deliver the prospectus to the purchaser, is subject to certain of the civil liability provisions under the Securities Act in connection with such sales and is bound by certain provisions of the Warrant Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of warrants is required to deliver information to be used in connection with the Warrant Shelf Registration Statement in order to have its warrants included in the Warrant Shelf Registration Statement.

   Registration of Underlying Common Stock. The Company is required under the Warrant Agreement to file a shelf registration statement under the Securities Act covering the issuance of shares of common stock to the holders of the warrants upon exercise of the warrants by the holders thereof (the "Common Shelf Registration Statement") and to use its best efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date and to remain effective until the earlier of (i) such time as all warrants have been exercised and (ii) the Expiration Date. The Common Shelf Registration Statement and the Warrant Shelf Registration Statement have been filed by the Company as a single registration statement (the "Shelf Registration Statement"), of which this prospectus constitutes a part.

   During any consecutive 365-day period, the Company shall be entitled to suspend the availability of the Shelf Registration Statement for up to two 45 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration Date) if our board of directors determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made to the holders of the warrants and the notes; provided, however, that in no event shall we be required to disclose the business purpose for such suspension if we determine in good faith that such business purpose must remain confidential. There can be no assurance that we will be able to keep a registration statement continuously effective until all of the warrants have been exercised or have expired.

Certain Definitions

   The Warrant Agreement contains, among others, the following definitions:

   "Current Market Value" per share of common stock or any other security at any date means (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by our board of directors and certified in a board resolution, based on the most recently completed arm's-length transaction between Splitrock and a Person other than an Affiliate of Splitrock, the closing of which shall have occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period ,the value of the security as determined by a nationally recognized investment banking firm or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

   "Issue Date" means the date on which the warrants are initially issued.

   "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Warrant Certificates" mean the registered certificates (including the Global Warrants (as defined)) issued by the Company under the Warrant Agreement representing the warrants.

                     DESCRIPTION OF LONG-TERM INDEBTEDNESS

11 3/4% Senior Notes

   On July 24, 1998, we issued $261.0 million aggregate principal amount of our 11 3/4% senior notes. The senior notes are due July 15, 2008 and are senior obligations, ranking pari passu with all of our existing and future senior indebtedness and senior to all of our future subordinated obligations. The senior notes bear interest at a rate of 11 3/4% per year, payable semi-annually on January 15 and July 15 of each year. We have deposited into an escrow account funds that, together with interest on those funds, will be sufficient to pay the first four semi-annual interest payments on the senior notes. Except as described in the preceding sentence, the senior notes are unsecured obligations.

   The senior notes may be redeemed at any time, in whole or in part, on or after July 15, 2003 at a redemption price equal to 105.875% of the principal amount of the notes in the first year and declining yearly to par at July 15, 2006, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to July 15, 2001, we may also redeem with the proceeds of one or more equity offerings up to 35% of the original aggregate principal amount of the notes originally issued at a redemption price equal to 111.75% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the notes remain outstanding immediately after each redemption.

   Upon the occurrence of a change of control, we will be required to make an offer to repurchase all notes properly tendered at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

   The indenture governing the notes contains covenants that limit our ability, directly or through our subsidiaries, to:

  . incur additional indebtedness or liens or enter into sale/leaseback transactions;

  .  pay dividends or make other distributions;

  .  make investments;

  .  repurchase equity interests or subordinated obligations;

  .  consummate asset sales;

  .  enter into transactions with affiliates;

  .  engage in any business other than a telecommunications business; and

  . merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

                          DESCRIPTION OF CAPITAL STOCK

Authorized stock; issued and outstanding shares

   Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share.

 Common Stock

   Following this offering, and completion of our proposed initial public offering, there will be 58,869,215 shares of our common stock issued and outstanding assuming that all of the warrants are exercised. All of the issued and outstanding shares of common stock are and, upon the completion of this offering, the shares of common stock offered in this offering will be, fully paid, validly issued and non-assessable.

   The following summarizes the rights of holders of our common stock:

  . each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors;

  .  there are no cumulative voting rights;

  . the holders of our common stock are entitled to dividends and other distributions as may be declared from time to time by the board of directors out of funds legally available for that purpose, if any;

  . upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

  . the holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, nor will holders be entitled to the benefits of any redemption or sinking fund provisions.

   As of June 30, 1999, there were 46,681,424 shares of our common stock outstanding, held of record by 52 persons.

 Preferred Stock

   Our certificate of incorporation authorizes our board of directors to create and issue one or more series of preferred stock and determine the rights and preferences of each series within the limits set forth in our certificate of incorporation and applicable law. Among other rights, the board of directors may determine, without further vote or action by our stockholders:

  . the number of shares constituting the series and the distinctive designation of the series;

  . the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

  . whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

  . whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

  . whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

  . whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

  . the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

   Unless otherwise provided by our board of directors, the shares of all series of preferred stock will rank on a parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Although we have no present plans to issue any shares of preferred stock, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

 Section 203 of the Delaware General Corporation Law

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are generally prohibited for a three-year period following the date that such a stockholder became an interested stockholder, unless:

  . the corporation has elected in its original certificate of incorporation not to be governed by Section 203. We did not make this election;

  . the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder;

  . upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan; or

  . the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock not owned by the interested stockholder.

   The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally under Section 203 to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally under Section 203 as a stockholder who, together with affiliates and associates, owns or within three years prior did own 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of Splitrock and therefore could discourage attempts to acquire us.

   Board of Directors Vacancies. Our certificate of incorporation authorizes the board of directors to fill vacant directorships or increase the size of the board of directors. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

   Special Meeting of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by the board of directors.

   Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary of the previous year's annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after this anniversary, notice by the stockholder, to be timely, must be received not later than the later of:

  .  90 days prior to the annual meeting of stockholders or

  . the close of business on the 10th day following the date on which notice of the date of the meeting is mailed to stockholders or made public, whichever occurs first.

   According to our bylaws, stockholders seeking to nominate candidates for election as directors at special meetings of stockholders must also provide timely notice in writing in accordance with restrictions similar to those for annual meetings.

   Our bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

   Authorized But Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

   Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Limitation of Liability and Indemnification Matters

   Our certificate of incorporation provides that the liability of our directors shall be eliminated or limited to the fullest extent permitted by Delaware law. Under Delaware law, the directors have a fiduciary duty to us that is not eliminated by this provision of our certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for:

  .  breach of the director's duty of loyalty to us or our stockholders;

  . acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct, or knowing violations of law;

  .  actions leading to improper personal benefit to the director; and

  . payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Delaware law.

This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws.

   Our certificate of incorporation also generally provides that we are required to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director or officer of Splitrock, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification covers expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

Transfer agent and registrar

   The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

                            DESCRIPTION OF THE NOTES

General

   The notes were issued under an indenture dated as of July 24, 1998, between Splitrock and Bank of Montreal Trust Company, as trustee, a copy of which has been filed as an exhibit to the Registration Statement. We refer to the indenture, as supplemented from time to time, as the "Indenture." The notes and all other 11 3/4% Series B Senior notes due 2008 issued by Splitrock are deemed the same class of notes under the Indenture and are entitled to the benefits thereof. Whenever particular sections or defined terms of the Indenture not otherwise defined herein are referred to, such sections or defined terms are incorporated herein by reference.

   The following summary of certain provisions of the Indenture, the notes and the Escrow and Disbursement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended, and the Escrow and Disbursement Agreement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions."

   The Indenture provides for the issuance of up to $50.0 million aggregate principal amount of additional notes having identical terms and conditions to the notes offered hereby and the notes issued in the Exchange Offer, subject to compliance with the covenants contained in the Indenture. Any additional notes will be part of the same issue as the notes offered hereby and the notes issued in the Exchange Offer and will vote on all matters with the notes offered hereby and the notes issued in the Exchange Offer.

   Principal of, premium, if any, and interest on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 88 Pine Street, 19th Floor, New York, New York 10005), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the notes at their registered addresses.

   The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

   The notes are senior obligations of the Company and will mature on July 15, 2008. Each note will bear interest at a rate per annum shown on the front cover of this prospectus from July 24, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 1999.

Disbursement of Funds; Escrow Account

   We have deposited $56.8 million in temporary cash investments, an amount that, together with the interest received thereon, is sufficient to pay when due the first four semi-annual interest payments on the notes. Such amounts will be deposited in an escrow account held by the Escrow Agent for the benefit of the Trustee under the Indenture in accordance with the Escrow and Disbursement Agreement. The Company entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds maybe disbursed from the Escrow Account only to pay interest on the notes (or, if a portion of the notes has been retired by us, funds representing the interest payment on the retired notes may be paid to Splitrock). Pending such disbursement, we will cause all funds contained in the Escrow Account to be invested in temporary cash investments. Interest earned on these temporary cash investments will be added to the Escrow Account.

   Under the Escrow and Disbursement Agreement, Splitrock will grant to the Trustee, for the benefit of the holders, a first priority and exclusive security interest in the Escrow Account. We refer to that interest as the "Escrow Collateral". The Escrow and Disbursement Agreement will provide that the Trustee may foreclose on the Escrow Collateral upon acceleration of the maturity of the notes. Under the terms of the Indenture, the proceeds of the Escrow Collateral will be applied, first, to amounts owing to the Escrow Agent in respect of fees and expenses of the Escrow Agent, and second, to the obligations of Splitrock to the holders under the notes and the Indenture. The ability of holders to realize upon the Escrow Collateral may be subject to certain bankruptcy law limitations in the event of the bankruptcy of Splitrock.

   Upon payment in full of the first four scheduled semi-annual payments on the notes, if no Default or Event of Default has occurred and is continuing, the Escrow Collateral, if any, then remaining will be released to Splitrock.

Optional Redemption

   Except as set forth in the following paragraph, the notes will not be redeemable at our option prior to July 15, 2003. On or after such date, the notes will be redeemable at our option, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

        Year                                        Redemption Price
        ----                                        ----------------
        2003.......................................     105.875%
        2004.......................................     103.917%
        2005.......................................     101.958%
        2006 and thereafter........................     100.000%

   In addition, at any time and from time to time prior to July 15, 2001, Splitrock may redeem up to a maximum of 35% of the original aggregate principal amount of the notes (calculated giving effect to the notes issued in the Exchange Offering and any issuance of additional notes) with the Net Cash Proceeds of one or more Equity Offerings by Splitrock, at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after each such redemption (calculated giving effect to the notes issued in the Exchange Offering and any issuance of additional notes). Any such redemption shall be made within 60 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Selection

   In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Ranking

   The indebtedness evidenced by the notes will be unsecured Senior Indebtedness of Splitrock, will rank pari passu in right of payment with all our existing and future Senior Indebtedness and will be senior in right of payment to all our existing and future Subordinated Obligations, which must be specifically designated as subordinate to the notes. The notes will also be effectively subordinated to any Secured Indebtedness of Splitrock and its subsidiaries to the extent of the value of the assets securing such Indebtedness.

   At June 30, 1999, Splitrock had $12.5 million of Indebtedness other than the notes all of which is senior indebtedness and all of which is secured. We currently do not have any Subsidiaries.

   Although the Indenture contains limitations on the amount of additional Indebtedness that we may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. For more information see "-- Certain Covenants -- Limitation on Indebtedness."

Change of Control

   Upon the occurrence of any of the following events, each a "Change of Control", each holder will have the right to require us to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, we shall not be obligated to repurchase the notes pursuant thereto if it has exercised its right to redeem all the notes under the terms of the section titled "Optional Redemption":

  (1) prior to our first public offering of common stock, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Splitrock, whether as a result of issuance of securities of Splitrock, any merger, consolidation, liquidation or dissolution of Splitrock, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

  (2) on the date of or after our first public offering of common stock referred in clause (1):

    (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Splitrock, and

    (b) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Splitrock than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our board of directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause
        (1)
       above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Splitrock was approved by a vote of 66 2/3% of the directors of Splitrock then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office;

  (4) the adoption of a plan relating to the liquidation or dissolution of Splitrock; or

  (5) the merger or consolidation of Splitrock with or into another Person or the merger of another Person with or into Splitrock, or the sale of all or substantially all the assets of Splitrock to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Splitrock that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Splitrock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

   Within 30 days following any Change of Control, we shall mail a notice to each holder with a copy to the Trustee (the "Change of Control Offer") stating:

  . that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

  . the circumstances and relevant facts and financial information regarding such Change of Control;

  . the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  . the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased.

   We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

   The Change of Control purchase feature is a result of negotiations between Splitrock and Chase Securities, the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on the ability of Splitrock to incur additional Indebtedness are contained in the covenants described under "Certain Covenants -- Limitation on Indebtedness", "Certain Covenants -- Limitation on Liens" and "Certain Covenants -- Limitation on Sale/Leaseback Transactions". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

   Our future Senior Indebtedness may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Splitrock. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

   The following restrictions apply to the notes:

   Limitation on Indebtedness. a) We will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that we may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 6.0:1.0 if such Indebtedness is Incurred prior to July 15, 2001 and less than or equal to 5.5:1.0 if such Indebtedness is Incurred on or after such date.

    (b) Notwithstanding the foregoing paragraph, Splitrock and its Restricted Subsidiaries may Incur the following Indebtedness:

  (1) Bank Indebtedness in an aggregate principal amount not to exceed $75.0 million less the aggregate amount of all repayments of principal applied to permanently reduce any such Indebtedness;

  (2) Indebtedness of Splitrock owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Splitrock or any Wholly Owned Subsidiary; provided, however, that

    . any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Splitrock or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and

    . if Splitrock is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

  (3)  Indebtedness:

    .  represented by the notes (not including any additional notes),

    . outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above),

    . consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness Refinancing) or the foregoing paragraph (a),

    .  consisting of Guarantees of any Indebtedness permitted under clauses
       (1) and (2) of this paragraph (b) and

    .  consisting of any Guarantees of the notes;

  (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by us (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by us); provided, however, that on the date that such Restricted Subsidiary is acquired by us, we would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4);and refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

  (5)  Indebtedness

    . in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and

    . under Hedging Obligations entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6) Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed the lesser of 80% of (a) the Fair Market Value of or (b) the cost of the construction, installation, acquisition, lease, development or improvement of, the applicable Telecommunications Assets;

  (7)  Contribution Indebtedness; or

  (8) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, shall not exceed $40.0 million.

    (c) Notwithstanding the foregoing, we may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that we or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, Splitrock, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses. Once so classified, such Indebtedness shall retain such classification until repaid.

   Limitation on Restricted Payments. a) Splitrock will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Splitrock) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Splitrock or another Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than Splitrock or other Restricted Subsidiaries, to its other stockholders on a pro rata basis);

  (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Splitrock or any Restricted Subsidiary held by Persons other than Splitrock or another Restricted Subsidiary;

  (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

  (4)  make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time Splitrock or such Restricted Subsidiary makes such Restricted Payment:

  (1) a Default will have occurred and be continuing (or would result therefrom);

  (2) Splitrock could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by our board of directors, whose determination will be conclusive and evidenced by a resolution of our board of directors) declared or made subsequent to the Closing Date would exceed the sum of:

    (A) (i) 100% of Consolidated Operating Cash Flow accrued during the period(treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Operating Cash Flow during such period is a deficit, minus 100% of such deficit), minus (ii)150% of Consolidated Interest Expense accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; plus,

    (B) the aggregate Net Cash Proceeds received by us from the issue or sale of our Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of Splitrock or (y) an employee stock ownership plan or other trust established by Splitrock or any of its Subsidiaries); plus,

    (C) the amount by which Indebtedness of Splitrock or its Restricted Subsidiaries is reduced on Splitrock's balance sheet upon the conversion or exchange (other than by a Subsidiary of Splitrock) subsequent to the Closing Date of any Indebtedness of Splitrock or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock)of Splitrock (less the amount of any cash or the fair market value of other property distributed by Splitrock or any Restricted Subsidiary upon such conversion or exchange); plus

    (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to Splitrock or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Splitrock or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and less,

    (E) the aggregate principal amount of any outstanding Contribution Indebtedness or, if less, the Cash Contribution Amount.

     (b)  The provisions of the foregoing paragraph (a) will not prohibit:

  (1) any purchase, repurchase, retirement or other acquisition or retirement for value of Capital Stock of Splitrock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Splitrock (oher than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Splitrock or an employee stock ownership plan or other trust established by Splitrock or any of its Subsidiaries); provided, however, that such purchase, repurchase, retirement or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Splitrock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Splitrock that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "-- Limitation on Indebtedness" or Capital Stock of Splitrock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Splitrock or an employee stock ownership plan or other trust established by Splitrock or any of its Subsidiaries); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

  (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will in the calculation of the amount of Restricted Payments;

  (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments; or

  (5) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of Splitrock or any of its Subsidiaries from employees, former employees, directors or former directors of Splitrock or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by our board of directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $1.0 million in any calendar year and $3.0 million in the aggregate; provided further, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments.

   Limitation on Restrictions on Distributions from Restricted
Subsidiaries. Splitrock will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Splitrock, (b) make any loans or advances to Splitrock or (c) transfer any of its property or assets to Splitrock, except:

  (1) any encumbrance or restriction pursuant to (A) an agreement in effect at or entered into on the Closing Date or (B) an agreement entered into in connection with the Incurrence of Indebtedness permitted under clause
       (b)(1) or (b)(6) of the covenant described under "-- Limitation on Indebtedness", provided that the chief financial officer of Splitrock has determined in good faith that any restriction incurred pursuant to this clause (B) is customary for similar Incurrences of Indebtedness;

  (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Splitrock (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Splitrock) and outstanding on such date;

  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than the encumbrances and restrictions contained in such predecessor agreements;

  (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (B) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and

  (5) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

   Limitation on Sales of Assets and Subsidiary Stock. a) Splitrock will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

  (1) Splitrock or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

  (2) at least 75% of the consideration thereof received by Splitrock or such Restricted Subsidiary is in the form of cash or cash equivalents and

  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Splitrock (or such Restricted Subsidiary, as the case may be):

    (A) first, to the extent Splitrock elects (or is required by the terms of any Bank Indebtedness) to (x) reinvest in Telecommunications Assets (including by means of an Investment in Telecommunications Assets by a Restricted Subsidiary with Net Available Cash received by

         Splitrock or another Restricted Subsidiary) or (y) prepay, repay, redeem or purchase Bank Indebtedness of Splitrock Incurred pursuant to clause (b)(1) of the covenant described under "-- Limitation on Indebtedness", in each case within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an Offer (as defined below) to purchase notes pursuant to and subject to the conditions set forth in section (b) of this covenant within 365 days after the later of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that if Splitrock elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Indebtedness of Splitrock; and

    (C) third, to fund (to the extent consistent with any other applicable provision in the Indenture) any corporate purpose.

   Notwithstanding the foregoing provisions of this covenant, Splitrock and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million.

   For the purposes of this covenant, the following are deemed to be cash: (x) the assumption of Indebtedness of Splitrock (other than Disqualified Stock of Splitrock) or any Restricted Subsidiary and the release of Splitrock or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by Splitrock or any Restricted Subsidiary from the transferee that are converted by Splitrock or such Restricted Subsidiary into cash within 60 days of such receipt.

    (b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Indebtedness) pursuant to clause (a)(3)(B) of this covenant, Splitrock will be required to purchase notes (and other Senior Indebtedness) tendered pursuant to an offer by Splitrock for the notes (and other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase in accordance with the procedures (including prorating in the event of over subscription), set forth in the Indenture. If the aggregate purchase price of notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Indebtedness), Splitrock may apply the remaining Net Available Cash in accordance with clause (a)(3)(C) of this covenant. Splitrock will not be required to make an Offer for notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause(a)(3)(A)) is less than $5.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) Splitrock will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Splitrock will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

   Limitation on Transactions with Affiliates. a) We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Splitrock (an "Affiliate Transaction") unless such transaction is on terms:

  (1) that are no less favorable to Splitrock or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million,

    .  are set forth in writing and

    . have been approved by a majority of the members of our board of directors having no personal stake in such Affiliate Transaction and

  (3) that, in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to Splitrock and its Restricted Subsidiaries.

    (b) The provisions of the foregoing paragraph (a) will not prohibit:

  (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments",

  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by our board of directors;

  (3) the grant of stock options or similar rights to employees and directors of Splitrock pursuant to plans approved by our board of directors,

  (4) loans or advances to employees in the ordinary course of business in accordance with past practices of Splitrock, but in any event not to exceed $2.0 million in the aggregate outstanding at anyone time,

  (5) the payment of reasonable fees to directors of Splitrock and its Subsidiaries who are not employees of Splitrock or its Subsidiaries;

  (6) any transaction between Splitrock and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; or

  (7) any transaction pursuant to, and on the terms set forth in, the Prodigy Agreement.

   Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. We will not permit:

    (a) any Restricted Subsidiary of Splitrock to issue any Capital Stock except for

  (1) Capital Stock issued or sold to, held by or transferred to Splitrock or a Wholly Owned Subsidiary,

  (2)  Capital Stock issued by a Person prior to the time

    (A)  such Person becomes a Restricted Subsidiary of Splitrock,

    (B) such Person merges with or into a Restricted Subsidiary of Splitrock or

    (C) a Restricted Subsidiary of Splitrock merges with or into such Person; provided that such Capital Stock was not issued or Incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) (excluding for purposes of this proviso, shares of Capital Stock issued in connection with customary accelerated vesting provisions contained in option or similar plans or agreements which are accelerated as a result of a change of control of such Person and which option or similar plans or agreements were not adopted or implemented solely in anticipation of or in connection with such transaction) or

    (b) any Person (other than Splitrock or a Wholly Owned Subsidiary) to acquire Capital Stock of any Restricted Subsidiary of Splitrock from us or any of our Restricted Subsidiaries, except, in the case of each of clause (a) or
(b):

  (1) upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock",

  (2) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance or sale, and

  (3) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares.

   Limitation on Liens. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, that if such obligations are expressly subordinated to the notes or the Subsidiary Guarantees the Lien securing such obligations will be subordinated and junior to the Lien securing the notes with the same relative priority as such obligations have with respect to the notes or the Subsidiary Guarantees.

   Commission Reports. Notwithstanding that Splitrock may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act Splitrock will file with the Commission and provide the Trustee and Noteholders and prospective Noteholders (upon request) within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a public offering of the common stock of Splitrock, we shall furnish to the Trustee and the Noteholders, promptly upon their becoming available, copies of the annual report to stockholders and any other information provided by Splitrock to its public stockholders generally. We also will comply with the other provisions of Section 314(a) of the TIA.

   Future Subsidiary Guarantors. We will cause each Restricted Subsidiary that Incurs Indebtedness to become a Subsidiary Guarantor, and execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

   Limitation on Lines of Business. We will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Telecommunications Business.

   Limitation on Sale/Leaseback Transactions. We will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (a) Splitrock or such Restricted Subsidiary would be entitled to:

    . Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and

    . create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "-- Limitation on Liens";

  (b) the net proceeds received by Splitrock or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by our board of directors) of such property; and

  (c) the transfer of such property is permitted by, and Splitrock applies the proceeds of such transaction in compliance with, the covenant described under"-- Limitation on Sale of Assets and Subsidiary Stock".

Merger and Consolidation

   We will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1) the resulting, surviving or transferee Person (We refer to that Person as the "Successor Company.") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Splitrock) will expressly assume, by a supplemental indenture and other appropriate documents, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Splitrock under the notes, the Indenture and the Escrow and Disbursement Agreement;

  (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants -- Limitation on Indebtedness";

  (4) Splitrock shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and other appropriate documents, if any, comply with the Indenture and the Escrow and Disbursement Agreement;

  (5) Splitrock shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

  (6) Splitrock shall have delivered to the Trustee an Opinion of Counsel, subject to customary exceptions, to the effect that any Subsidiary Guarantee shall remain in full force and effect after such transaction.

   The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Splitrock under the Indenture and the Escrow and Disbursement Agreement, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

   We will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, all or substantially all of its assets to any Person unless:

  (1) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not a Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

  (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

  (3) Splitrock shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any)comply with the Indenture.

   Notwithstanding the foregoing, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

Defaults

   An Event of Default is defined in the Indenture as:

  (1) a default in any payment of interest on any Note when due and payable, continued for 30 days;

  (2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

  (3) our failure to comply with its obligations under the covenant described under "-- Merger and Consolidation";

  (4) our failure to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" (in each case, other than a failure to purchase notes) or any of its agreements contained in the Escrow and Disbursement Agreement;

  (5) our failure to comply for 60 days after notice with its other agreements contained in the notes or the Indenture;

  (6) the failure by Splitrock or any Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Indenture;

  (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

  (8) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if

    .  an enforcement proceeding thereon is commenced by any creditor, or

    . such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision");

  (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary

       Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture; or

  (10) Splitrock challenging the Lien on the Escrow Collateral under the Escrow and Disbursement Agreement prior to the time that the Escrow Collateral is to be released to us, the Escrow Collateral becoming subject to any lien other than liens under the Escrow Agreement or the Escrow and Disbursement Agreement becomes, or Splitrock asserts that the Escrow and Disbursement Agreement is, invalid and unenforceable, other than in accordance with its terms.

   The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

   However, a default under clauses (4), (5), (6) or (9) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding notes notify Splitrock of the default and we do not cure such default within the time specified in clauses (4), (5), (6) or (9) hereof after receipt of such notice.

   If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Splitrock) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to Splitrock may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Splitrock occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

  (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy;

  (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

   Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

   The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are also required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action Splitrock is taking or proposes to take in respect thereof.

Amendments and Waivers

   Subject to certain exceptions, the Indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1) reduce the amount of notes whose holders must consent to an amendment;

  (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any note;

  (3) reduce the principal of or extend the Stated Maturity of any note;

  (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "-- Optional Redemption";

  (5) make any note payable in money other than that stated in the note;

  (6) impair the right of any holder to receive payment of principal of and interest or any liquidated damages on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

  (8) modify the Subsidiary Guarantees in any manner adverse to the holders;
      or

  (9) modify the provisions of the Escrow and Disbursement Agreement or the Indenture relating to the Escrow Collateral in any manner adverse to the holders or release any of the Escrow Collateral from the Lien under the Escrow and Disbursement Agreement or permit any other obligation to be secured by the Escrow Collateral.

   Without the consent of any holder, Splitrock and the Trustee may amend the
Indenture:

  .  to cure any ambiguity, omission, defect or inconsistency,

  . to provide for the assumption by a successor corporation of the obligations of Splitrock under the Indenture,

  . to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

  .  to add additional Guarantees with respect to the notes,

  .  to secure the notes,

  . to add to Splitrock's covenants for the benefit of the holders or to surrender any right or power conferred upon the Company,

  . to make any change that does not adversely affect the rights of any holder, subject to the provisions of the Indenture,

  . to provide for the issuance of the exchange notes, or additional notes or

  . to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

   The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the Indenture becomes effective, Splitrock is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

   A holder may transfer notes in accordance with the Indenture. Upon any transfer, the registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Splitrock may require a holder to pay any taxes required by law or permitted by the Indenture. We are not required to transfer any note selected for redemption or to transfer any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Defeasance

   Splitrock at any time may terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Splitrock at any time may terminate its obligations under the covenants described under "-- Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults", the provisions described under "-- Change of Control" and the limitations contained in clause (3) under the first paragraph of "-- Merger and Consolidation" ("covenant defeasance"). Splitrock may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Splitrock exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If Splitrock exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" or because of the failure of the Company to comply with clause (3) under the first paragraph of "-- Merger and Consolidation."

   In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

The Trustee

   The Bank of Montreal Trust Company is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Governing Law

   The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Book Entry, Delivery and Form

   The warrants and the notes (and the related guarantees) initially will each be represented by a single permanent global certificate in definitive, fully registered form, (We refer to them as the "Global Warrant" and the "Global Note," respectively), deposited with the Depository Trust Company and registered in the name of DTC's nominee. Except under the circumstances described below, we will not issue the warrants and the notes in definitive form.

   Warrants and notes (i) originally purchased by or transferred to "foreign purchasers" or (ii) held by qualified institutional buyers or Accredited Investors (as defined in Regulation D under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) (We refer to them as the "QIBs".) who elect to take physical delivery of their certificates instead of holding their interests through the Global Warrant or Global Note (and which are thus ineligible to trade through the Depositary) (We collectively referred to them as the "Non-Global Purchasers") will be issued in registered form (We refer to it as the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Warrant or Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Warrant or Global Note.

   Pursuant to procedures established by the Depositary (i) upon the issuance of the Global Warrant and Global Note, the Depositary or its custodian credited, on its internal system, the number of warrants of the individual beneficial interests represented by the Global Warrant and the principal amount of notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Warrant and Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts were initially designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Warrant and Global Note will be limited to persons who have accounts with the Depositary ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Warrant and Global Note directly through the Depositary if they are participants in such system, or indirectly through organizations which are participants in such system. So long s the Depositary, or its nominee, is the registered owner or holder of the warrants or notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the warrants or notes represented by such Global Warrant or Global Note for all purposes under the Indenture. No beneficial owner of an interest in the warrants or Global Note will be able to transfer that interest except in accordance with the procedures of the Depositary, in addition to those provided under the Indenture with respect to the notes.

   The Depositary has advised us that it is

  . a limited purpose trust company organized under the laws of the State of New York,

  .  a "banking organization" within the meaning of the New York Banking Law,

  .  a member of the Federal Reserve System,

  . a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

  .  a "clearing agency" registered pursuant to Section 17A of the Exchange
     Act.

   The Depositary was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants in the Depositary include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Indirect access to the system of the Depositary is also available to other entities such as banks, brokers, dealers and trust companies (collectively referred to as the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depositary only through participants or indirect participants.

   The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to such persons may be limited. In addition, because the Depositary can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in the system of the Depositary, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

   Payments with respect to the principal of, premium, if any, Liquidated Damages, if any, and interest on, any notes represented by the Global Note on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered holder of the Global Note. Under the terms of the Indenture, Splitrock and the Trustee may treat the persons in whose names the notes, including the Global Note, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in the Global Note (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in the Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and the Depositary. Transfers between participants in the Depositary will be effected in accordance with the procedures of the Depositary, and will be settled in same-day funds.

Certificated Securities

   If (1) Splitrock notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a success or depositary is not appointed within 90 days of such notice or cessation, (2) Splitrock, at its option, notifies the Trustee in writing that it elects to cause the issuance of warrants and notes in definitive form or (3) upon the occurrence of certain other events, then, upon surrender by the Depositary of the Global Warrant and Global Note, certificated notes and warrants will be issued to each person that the Depositary identifies as the beneficial owner of the warrants and notes represented by the Global Warrant and Global Note. Upon any such issuance, the Trustee is required to register such certificated notes and warrants in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

   Neither Splitrock nor the Trustee shall be liable for any delay by the Depositary or any participant or indirect participant in identifying the beneficial owners of the related warrants and notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes.

Certain Definitions

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Splitrock or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable)and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Splitrock or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Splitrock or a Restricted Subsidiary);

  (2) all or substantially all the assets of any division or line of business of Splitrock or any Restricted Subsidiary; or

  (3) any other assets of Splitrock or any Restricted Subsidiary other than inventory or obsolete assets sold in the ordinary course of business of Splitrock or such Restricted Subsidiary.

   For the purposes of this definition, the term "Asset Sale" shall not include:

  (a) a disposition by a Restricted Subsidiary to Splitrock or by Splitrock or a Restricted Subsidiary to a Wholly Owned Subsidiary;

  (b) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "--Certain Covenants -- Limitation on Restricted Payments"; and

  (c) a disposition of assets with a fair market value of less than $250,000.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in a Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

   "Bank Indebtedness" means any Indebtedness outstanding under any credit or similar agreement with a financial institution which provides for revolving credit loans, term loans or letters of credit or other credit facilities, as amended, waived, restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time.

   "Board of Directors" means our board of directors or any committee thereof duly authorized to act on behalf of such Board.

   "Business Day" means each day which is not a Legal Holiday.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

   "Cash Contribution Amount" means the aggregate amount of cash contribution made to the capital of Splitrock described in the definition of "Contribution Indebtedness".

   "Closing Date" means the date of the Indenture.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commission" means the Securities and Exchange Commission.

   "Consolidated Interest Expense" means, for any period, the total interest expense of Splitrock and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by Splitrock and its Subsidiaries in such period but not included in such interest expense,

  (1) interest expense attributable to Capitalized Lease Obligations and the interest expense relating to Attributable Debt,

  (2)  amortization of debt discount and debt issuance costs,

  (3)  capitalized interest,

  (4)  non-cash interest expense,

  (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

  (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by Splitrock or any Restricted Subsidiary,

  (7) net costs associated with Hedging Obligations (including amortization of fees),

  (8) dividends in respect of all Disqualified Stock of Splitrock and all Preferred Stock of the Subsidiaries of Splitrock to the extent held by Persons other than Splitrock or a Wholly Owned Subsidiary,

  (9) interest Incurred in connection with investments in discontinued operations and

  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Splitrock) in connection with Indebtedness Incurred by such plan or trust.

   "Consolidated Net Income" means, for any period, the net income of Splitrock and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

  (1) any net income or loss of any Person (other than Splitrock) if such Person is not a Restricted Subsidiary, except that:

    (A) subject to the limitations contained in clause (4) below, Splitrock's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Splitrock or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

    (B) Splitrock's equity in a net loss of any such Person (including any Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

  (2) any net income (or loss) of any Person acquired by Splitrock or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

  (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Splitrock, except that:

    (A) subject to the limitations contained in clause (4) below, Splitrock's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Splitrock or another Restricted Subsidiary as a dividend or other distribution(subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

    (B) Splitrock's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (4) any gain (but not loss) realized upon the sale or other disposition of any asset of Splitrock or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (5) any extraordinary gain or loss; and

  (6) the cumulative effect of a change in accounting principles.

   Notwithstanding the foregoing, for the purpose of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Splitrock or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

   "Consolidated Operating Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1) income tax expense of Splitrock and its Consolidated Restricted Subsidiaries,

  (2)  Consolidated Interest Expense,

  (3) depreciation expense of Splitrock and its Consolidated Restricted Subsidiaries,

  (4) amortization expense of Splitrock and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and

  (5) all other non-cash charges of Splitrock and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) in each case for such period.

   Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of Splitrock shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Splitrock by such Restricted Subsidiary without prior approval(that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

   "Consolidation" means the consolidation of the amounts of each Restricted Subsidiary with those of Splitrock in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Splitrock or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

   "Contribution Indebtedness" means Indebtedness of Splitrock in an aggregate principal amount not greater than twice the aggregate amount of the Net Cash Proceeds received by Splitrock from contributions made to the capital of Splitrock after the date hereof, provided that such Contribution Indebtedness

  .  has a Stated Maturity later than the Stated Maturity of the notes,

  .  is Incurred substantially concurrently with such cash contribution, and

  . is so designated as Contribution Indebtedness, pursuant to an Officers' Certificate, on the Incurrence date thereof.

   "Currency Agreement" means with respect to any Person, any foreign exchange contract, currency swap agreement or any similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

   "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date

  (1) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period;

  (2) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and

  (3)  if Splitrock or any Restricted Subsidiary shall have in any manner:

    . acquired (through an acquisition or the commencement of activities constituting such operating business) or

    . disposed of (by an Asset Disposition or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow, the exclusions set forth in clauses (1) through (6) of the definition of Consolidated Net Income shall apply to a Person which has been acquired as if it were a Restricted Subsidiary).

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event

  . matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

  .  is convertible or exchangeable for Indebtedness or Disqualified Stock or

  . is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "-- Change of Control" and "--Certain Covenants-- Limitation on Sale of Assets and Subsidiary Stock".

   "Equity Offering" means any public or private sale of common stock or Preferred Stock of Splitrock (other than Disqualified Stock) other than any sale to a Permitted Holder.

   "Escrow Account" means an escrow account for the deposit of approximately $56.8 million of the net proceeds from the sale of the notes under the Escrow and Disbursement Agreement.

   "Escrow Agent" means The Chase Manhattan Bank as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

   "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the Closing Date, by and among the Escrow Agent, the Trustee and Splitrock, governing the disbursement of funds from the Escrow Account.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by our board of directors acting in good faith and shall be evidenced by a resolution of our board of directors delivered to the Trustee.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

  . the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

  .  statements and pronouncements of the Financial Accounting Standards
     Board,

  . such other statements by such other entities as approved by a significant segment of the accounting profession and

  . the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any Currency Agreement.

   "Holder" or "Noteholder" means the Person in whose name a Note is registered on the registrar's books.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1) the principal of and premium (if any)in respect of indebtedness of such Person for borrowed money;

  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

  (5)  Capitalized Lease Obligations and all Attributable Debt of such
       Person;

  (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

    .  the fair market value of such asset at such date of determination and

    .  the amount of such Indebtedness of such other Persons;

  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

  (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

   "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

   "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

  (1) "Investment" shall include the portion (proportionate to Splitrock's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Splitrock at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Splitrock shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

      . Splitrock's "Investment" in such Subsidiary at the time of such redesignation, less

    . the portion (proportionate to Splitrock's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by our board of directors.

   "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

   "Net Available Cash" from an Asset Disposition means cash payments received(including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of

  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Splitrock or any Restricted Subsidiary after such Asset Disposition.

   "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or any equity contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

   "Noteholder" or "Holder" means the Person in whose name a Note is registered on the registrar's books.

   "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of Splitrock.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Splitrock or the Trustee.

   "Permitted Holders" means Kwok L. Li, William R. Wilson and Linsang Partners, LLC and any Person acting in the capacity of an underwriter in connection with a public or private offering of Splitrock's Capital Stock.

   "Permitted Investment" means an Investment by Splitrock or any Restricted Subsidiary in:

  (1) Splitrock, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business;

  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Splitrock or a Restricted Subsidiary; provided, however, that such Person's primary business is a Telecommunications Business;

  (3) Temporary Cash Investments;

  (4) receivables owing to Splitrock or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Splitrock or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5) Investments in prepaid expenses;

  (6) loans or advances to employees made in the ordinary course of business of Splitrock or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any one time;

  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Splitrock or any Restricted Subsidiary or in satisfaction of judgments;

  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock";

  (9) Investments made prior to the Closing Date;

  (10) Investments in Telecommunications Assets not to exceed $30.0 million at any onetime outstanding; and

  (11) other Investments, not to exceed the greater of:

    . 10% of Total Assets of Splitrock at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and

    .  $30.0 million.

   "Permitted Liens" means, with respect to any Person:

  (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  (d) Liens in favor of issuers of surety bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (f)  Liens to secure Indebtedness permitted pursuant to clauses (b)(i) and
       (b)(vi) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

  (g)  Liens existing on the Closing Date;

  (h) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

  (i) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

  (j) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

  (k) Liens securing obligations under Interest Rate Agreements so long as such obligations under Interest Rate Agreements relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such obligations under Interest Rate Agreements;

  (l) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that:

    . such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property); and

    . the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

      (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (f), (g), (h) or (i) at the time the original Lien became a Permitted Lien under the Indenture, and

      (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings; and

  (m) Liens in favor of the Trustee arising under the provisions of the Escrow and Disbursement Agreement and the provisions of the Indenture relating thereto.

   Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (h) or (i) above to the extent such Lien applies to any Telecommunications Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

   "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

   "Prodigy Agreement" means the Splitrock Full Service Agreement dated as of June 24, 1997 between Splitrock and Prodigy, Inc. as in effect on the date hereof.

   "Purchase Money Indebtedness" means Secured Indebtedness (including Capitalized Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Splitrock or any Restricted Subsidiary of any Telecommunications Assets of Splitrock or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time provided, however, that

  (1) the security agreement or conditional sales or other title retention contract pursuant to which a Lien on such assets is created shall be entered into within 180 days after the purchase or acquisition of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom,

  (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

  (3) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products there from.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of Splitrock or any Restricted Subsidiary existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of Splitrock that Refinances Refinancing Indebtedness); provided, however, that:

  (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

  (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

  (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and

  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

  . Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of Splitrock or

  . Indebtedness of Splitrock or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Restricted Subsidiary" means any Subsidiary of Splitrock other than an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Splitrock or a Restricted Subsidiary whereby Splitrock or a Restricted Subsidiary transfers such property to a Person and Splitrock or such Restricted Subsidiary leases it from such Person, other than leases between Splitrock and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

   "Secured Indebtedness" means any Indebtedness of Splitrock secured by a Lien.

   "Senior Indebtedness" of Splitrock means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Splitrock, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of Splitrock, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the notes; provided, however, that Senior Indebtedness shall not include:

  (1) any obligation of Splitrock to any Subsidiary,

  (2) any liability for Federal, state, local or other taxes owed or owing by Splitrock,

  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

  (4) any Indebtedness or obligation of Splitrock(and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of Splitrock, including any Subordinated Obligations,

  (5)  any obligations with respect to any Capital Stock, or

  (6)  any Indebtedness Incurred in violation of the Indenture.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Splitrock within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

   "Subordinated Obligation" means, with respect to any Person, any Indebtedness of such Person (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or any other indebtedness of such Person pursuant to a written agreement.

   "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests)entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

  .  such Person,

  .  such Person and one or more Subsidiaries of such Person or

  .  one or more Subsidiaries of such Person.

   "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the notes issued by a Person pursuant to the terms of the Indenture.

   "Subsidiary Guarantor" means any Person that has issued a Subsidiary
Guarantee.

   "Telecommunications Assets" means all assets including Capital Stock, rights (contractual or otherwise) and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

   "Telecommunications Business" means the business of:

  (1) transmitting, or providing services relating to the transmission of, data, video or voice through owned or leased transmission facilities,

  (2) constructing, creating, developing or marketing networks, related network transmission equipment, software and other devices for use in a communication business or

  (3) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1) or
       (2) above;

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by our board of directors.

   "Temporary Cash Investments" means any of the following:

  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

  (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Splitrock) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1"(or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and

  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. secs. 77aaa-77bbbb) as in effect on the date of the Indenture.

   "Total Assets" means, with respect to any Person, the total Consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

   "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of Splitrock and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

   "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

   "Trustee" means the party named as such in the Indenture until a success or replaces it and, thereafter, means the successor.

   "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

   "Unrestricted Subsidiary" means (1) any Subsidiary of Splitrock that at the time of determination shall be designated an Unrestricted Subsidiary by our board of directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Splitrock (including any newly acquired or newly formed Subsidiary of Splitrock) to be an Unrestricted Subsidiary unless:

  (a) such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Splitrock or any other Subsidiary of Splitrock that is not a Subsidiary of the Subsidiary to be so designated;

  (b)  a Default or Event of Default shall have occurred and be continuing;
       or

  (c) immediately after giving effect to such designation, Splitrock would not be able to Incur $1.00 of Indebtedness under paragraph (a) of the covenant entitled "-- Limitation on Indebtedness";

provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant titled "-- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  (1)  Splitrock could Incur $1.00 of additional Indebtedness under paragraph
       (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and

  (2)  no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by our board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of our board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Government Obligations" means direct obligations or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock or other interests, including partnership interests, of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote on the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary of Splitrock all the Capital Stock of which, other than directors' qualifying shares, is owned by Splitrock or another Wholly Owned Subsidiary.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Immediately following this offering and completion of our proposed initial public offering, there will be 58,869,215 shares of our common stock issued and outstanding assuming that all of the warrants are exercised. Of these shares, the 1,487,791 shares of common stock to be sold in this offering and the 10,700,000 shares of common stock to be sold in our proposed initial public offering will be immediately eligible for sale in the public market, except for warrant shares owned at any time by our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 46,681,424 issued and outstanding shares are restricted securities within the meaning of Rule 144 and may not be publicly resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, including that provided by Rule 144.

Rule 144

   In general, under Rule 144, a person, or persons whose shares are aggregated, who has beneficially owned restricted securities for at least one year, including a person who may be deemed affiliate, is entitled to sell within any three month period a number of our shares of common stock that does not exceed the greater of:

  .  1% of the then-outstanding shares of our common stock; or

  . the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

   Sales under Rule 144 are subject to restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate at any time during the 90 days preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell shares following this offering under Rule 144(k) without regard to the volume limitations, manner of sale provisions or notice requirements of Rule 144.

Rule 701

   Our employees, directors, officers or consultants who purchased our shares in connection with a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule
144. Affiliates may sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions.

Registration Statement on Form S-8

   We have filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock reserved for issuance under our employee benefit plans. The stock registered under that registration statement will thereafter be available for sale in the public market, subject to the resale limitations of Rule 144 applicable to our affiliates.

   Prior to the date of this prospectus, no public market has existed for our common stock. We expect that trading of our common stock on the Nasdaq National Market will commence on the date of the prospectus for our proposed initial public offering. We do not make any prediction regarding the effect, if any, that future sales of shares, or the availability of our shares for future sale, will have on the market price of our common stock. The market price of our common stock can be adversely affected by sales of substantial amounts of common stock or by the perception that these sales could occur.

               MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

     The following is a summary of material United States federal income tax consequences relevant to the acquisition, ownership and disposition of the notes, the warrants and the warrant shares. This summary does not purport to be a complete analysis of all potential tax effects that may be relevant to holders of the notes, warrants or the warrant shares. In particular, it does not address United States federal income tax consequences relevant to holders who are not U.S. holders (as defined below) and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive.

     This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained. This summary applies only to U.S. holders (as defined below) that are the initial holders of the notes, warrants or warrant shares, who acquired the same for cash and who hold the same as capital assets within the meaning of
Section 1221 of the Code. It does not address the United States federal income tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies and persons who hold notes, warrants, or warrant shares as a hedge or as a position in a "straddle" for tax purposes). A "U.S. holder" means a beneficial owner of a note, warrant, or warrant shares that is, for U.S. federal income tax purposes:

    .  a citizen or individual resident of the United States;

    . a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

    . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    . a trust, if, in general, the trust is subject to the supervision of a court within the Unites States and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     The following discussion is for general information only. Each prospective investor is strongly urged to consult with its own tax advisors to determine the impact of such holder's tax situation on the anticipated tax consequences, including the tax consequences under state, local, foreign or other tax laws, of the acquisition, ownership and disposition of the notes, the warrants, or the warrant shares.

Taxation of the Notes

     Payment of Interest and Original Issue Discount. The stated interest payable on the notes generally will be taxable to a U.S. holder of notes as ordinary income at the time that it is paid or accrued in accordance with the U.S. holder's regular method of accounting for federal income tax purposes.

     The notes were issued with de minimis original issue discount ("OID") for federal income tax purposes. A debt instrument generally is issued with de minimis OID if the amount by which its stated redemption price at maturity exceeds its issue price is less than the product of .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date. The issue price of the notes was determined by allocating the "issue price" of the Units between the notes and the warrants based on their relative fair market values. De minimis OID is recognized as capital gain upon the redemption, sale or other taxable disposition of the debt instrument.

     Market Discount. A U.S. holder that purchases a note at a purchase price less than the stated redemption price at maturity will be considered to have purchased the note at a "market discount" equal to such difference. Market discount, however, will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the note multiplied by the number of complete years to maturity remaining after the date of its purchase.

     A U.S. holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. Unless a U.S. holder irrevocably elects to accrue under a constant-interest method, market discount accrues ratably and accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the U.S. holder has held the obligation and the denominator of which is the number of days from the date the U.S. holder acquired the obligation until its maturity.

     In addition, a U.S. holder may be required to defer all or a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrued during such taxable year and, in general, is allowed as a deduction not later than the year in which such market discount is includible in income.

     A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or constant interest method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of a note and upon the receipt of payments of principal and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service. Under a proposal contained in the President's Fiscal Year 2000 Budget, a U.S. holder that is an accrual method taxpayer would be required to include market discount in income as it accrues. The proposal would be effective for debt instruments acquired on or after the date of enactment.

     Subject to various limitations, a U.S. holder may elect to treat all "interest" that accrues on any note as original issue discount and calculate the amount includible in gross income under the constant yield method. For this purpose, "interest" includes stated and unstated interest, OID, de minimis OID, acquisition discount, market discount and de minimis market discount as adjusted by any amortizable bond premium or acquisition premium. Such election, if made with respect to a market discount obligation, will constitute an election to include market discount in income currently, once made, applies to all market discount obligations acquired by such U.S. holder on or after the first day of the first taxable year to which the election applies. The election is to be made for the taxable year in which the U.S. holder acquired the note and may not be revoked without the consent of the Internal Revenue Service.

     Bond Premium. If a U.S. holder purchases a note for an amount in excess of the amount payable at maturity of the note, such holder will be considered to have purchased the note with "bond premium" equal to the excess of the U.S. holder's purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the note (or until an earlier call date if it results in a smaller amortizable bond premium). The amortized amount of such premium for a taxable year generally will be treated first as a reduction of interest on such note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior interest inclusions on such note, and finally as a carryforward allowable against the U.S. holder's future interest inclusions on such note. Such election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the elections is made or subsequently acquired.

     Sale, Retirement or Other Taxable Disposition. Upon the sale, retirement, exchange or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash and the fair market value of property received with respect to such sale, retirement, exchange or other disposition and such holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will be equal to the purchase price of such note, increased by the amount of market discount previously included in the U.S. holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such note. Gain or loss recognized by a U.S. holder on the sale, retirement, exchange or other disposition of a note generally will be capital gain or loss except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income. Such capital gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition.

     Information Reporting and Backup Withholding. The backup withholding and information reporting requirements may apply to payments of principal and interest on a note and to payments or proceeds of the sale or retirement of a note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, is required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the U.S. holder fails to furnish its taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding rules. Certain U.S. holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

     Under current Treasury regulations, backup withholding and information reporting do not apply to payments made by Splitrock or any agent thereof (in its capacity as such) to a holder of a note who has provided the required certification under penalties of perjury that it is not a U.S. holder or has otherwise established an exemption (provided that neither Splitrock nor such agent has actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not in fact satisfied).

     Any amounts withheld under the backup withholding rules from a payment to a U.S. holder may be claimed as a credit against such holder's United States federal income tax liability.

     Effect of Change of Control. Upon a Change of Control, each U.S. holder will have the right to require Splitrock to repurchase all or any part of such holder's notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of payment. Under Treasury regulations, a provision such as the Change of Control redemption requirement will not affect the yield or maturity date of the notes unless, based on all facts and circumstances as of the date of issuance, it is more likely than not that a Change of Control giving rise to the redemption will occur. The Company will not treat the Change of Control redemption provision of the notes as affecting the calculation of the yield to maturity of any note.

Taxation of the Warrants

     Characterization of Warrants. Although the matter is not free from doubt, and the form of the warrants may be respected for federal income tax purposes, it is possible that the warrants would be treated for federal income tax purposes as common stock due to, among other things, the nominal Exercise Price and lack of any meaningful contingency. Although the matter is thus not free from doubt, the following discussion assumes that the warrants would be properly characterized as warrants and describes, as appropriate, any differing federal income tax treatment that would result if the warrants are treated as stock.

     Exercise. A U.S. holder of a warrant generally will not recognize gain or loss upon exercise of the warrant. The U.S. holder's federal income tax basis in the common stock received will be equal to the holder's federal income tax basis in the warrant immediately prior to exercise (the cost of the warrant), plus the amount of cash paid upon exercise. The holding period of the common stock acquired upon exercise of the warrant will begin on the day after the date of exercise of the warrant and will not include the period during which the warrant was held. If the warrants are treated as stock from the date of issuance, the holder would not recognize any gain or loss on the exercise of the warrants, and the holding period of the stock received would include the entire period during which the warrant was held.

     Adjustments. An adjustment to the exercise price of the warrants made pursuant to the antidilution provisions of the warrants may, in some circumstances, result in constructive distributions to U.S. holders of the warrants which could be taxable as dividends to such holders under Section 305 of the Code. A U.S. holder's federal income tax basis in the warrants generally would be increased by the amount of any such dividend. The consequences of such adjustment generally should not differ if the warrants are recharacterized as stock on the date of issuance.

     Disposition. Upon a sale, exchange or other taxable disposition of a warrant or a share of common stock received upon exercise of a warrant, a holder generally will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of cash and fair market value of any property received upon such sale exchange or disposition and (ii) the holder's adjusted tax basis in the warrant or common stock. Such gain or loss would be long-term capital gain or loss if the warrant or stock was held by the holder for more than one year at the time of sale or exchange. The consequences of a sale or disposition to the holder should not differ (except potentially as to holding periods, see "--Exercise") if the warrants are recharacterized as stock on the day they are issued.

     Lapse. Upon the lapse of a warrant, a holder will recognize a capital loss equal to such holder's adjusted tax basis in the warrant. If the warrants are treated as stock on the date of issuance and are never exercised, the treatment of such warrants generally should not differ.

                                 LEGAL MATTERS

   The validity of the shares of common stock, notes and warrants offered by this prospectus has been passed upon for us by Winstead, Secrest & Minick, P.C., Houston, Texas.

                                    EXPERTS

   The financial statements as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from inception (March 5, 1997) to December 31, 1997 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Particular items are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about our company and the securities offered by this prospectus, we refer you to the registration statement, including its exhibits and schedules. You may read and copy the registration statement at the Securities and Exchange Commission's following locations:

Public Reference Room      New York Regional Office       Chicago Regional Office
Room 1024                  Seven World Trade Center       Citicorp Center
450 Fifth Street, N.W.     Suite 1300                     500 West Madison Street
Washington, DC 20549       New York, NY 10048             Suite 1400
                                                          Chicago, IL 60661-2511

   You may also obtain copies of the registration statement by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 or by telephone at 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services and at the Securities and Exchange Commission's World Wide Web site located at http://www.sec.gov. Upon approval of our common stock for quotation on The Nasdaq Stock Market's National Market, you will be able to read our filings with the Securities and Exchange Commission at the office of Nasdaq Operations, 1734 K Street, N.W. Washington, DC 20006.

   Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the full text of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm and make available to our stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                            SPLITROCK SERVICES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Financial Statements:
  Report of Independent Accountants....................................... F-2
  Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999
   (unaudited)............................................................ F-3
  Statements of Operations and Comprehensive Loss for the Period from
   Inception (March 5, 1997) Through December 31, 1997, the year ended
   December 31, 1998 and the six months ended June 30, 1998 and 1999
   (unaudited)............................................................ F-4
  Statements of Stockholders' Equity (Deficit) for the Period from
   Inception (March 5, 1997) Through December 31, 1998 and the six months ended June 30, 1999 (unaudited)........................................ F-5
  Statements of Cash Flows for the Period from Inception (March 5, 1997)
   Through December 31, 1997, the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 (unaudited)........................ F-6
  Notes to Financial Statements........................................... F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Splitrock Services, Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive loss, of cash flows and of changes in stockholders' equity, present fairly, in all material respects, the financial position of Splitrock Services, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (March 5, 1997) to December 31, 1997 and the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Houston, Texas

March 24, 1999, except as to Note 12 which is as of July 12, 1999.

                            SPLITROCK SERVICES, INC.

                                 BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                    December 31,
                                                  ------------------   June 30,
                                                    1997      1998       1999
                                                  --------  --------  -----------
                                                                      (unaudited)
                     ASSETS
 Current assets:
   Cash and cash equivalents....................  $  7,710  $ 28,330   $   8,327
   Unrestricted investments--short term.........       --    120,475      56,166
   Restricted investments--short term...........     3,472    39,476      21,597
   Accounts receivable, net of $0, $537 and
    $459, respectively..........................     4,252     3,205       3,919
   Prepaid expenses and other current assets....       221       480         948
                                                  --------  --------   ---------
     Total current assets.......................    15,655   191,966      90,957
 Property and equipment, net....................    38,504    73,899      88,721
 Restricted investments--long term..............       --     19,001      23,243
 Other assets, net..............................       229    11,275      29,808
                                                  --------  --------   ---------
                                                  $ 54,388  $296,141   $ 232,729
                                                  ========  ========   =========
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current liabilities:
   Current maturities of capital lease
    obligations.................................  $ 11,010  $  9,121   $   9,088
   Accounts payable.............................     3,086    21,582      11,533
   Accrued interest payable.....................       --     13,375      14,141
   Accrued liabilities and other current
    liabilities.................................     5,775    15,894      18,211
                                                  --------  --------   ---------
     Total current liabilities..................    19,871    59,972      52,973
 Senior notes payable ($261,000 face value net
  of $2,783 and $2,702 unamortized discount,
  respectively (Note 5))........................       --    258,217     258,298
 Capital lease obligations......................    13,110     8,243       3,383
 Note payable to stockholder....................     1,000       --          --
                                                  --------  --------   ---------
     Total liabilities..........................    33,981   326,432     314,654
 Commitments and contingencies (Note 7)
 Stockholders' equity (deficit):
   Preferred stock, $.001 par value, 25,000,000
    shares authorized, no shares issued.........       --        --          --
   Common stock, $.001 par value, 150,000,000
    shares authorized, 43,238,400, 46,624,845,
    and 46,681,424 shares issued and outstanding
    as of December 31, 1997, 1998, and June 30,
    1999, respectively..........................        43        47          47
   Additional paid-in capital...................    30,485    34,717      34,831
   Common stock warrants........................       --      2,849       2,849
   Accumulated other comprehensive income
    (loss)......................................       --         47        (335)
   Accumulated deficit..........................   (10,121)  (67,951)   (119,317)
                                                  --------  --------   ---------
     Total stockholders' equity (deficit).......    20,407   (30,291)    (81,925)
                                                  --------  --------   ---------
                                                  $ 54,388  $296,141   $ 232,729
                                                  ========  ========   =========

   The accompanying notes are an integral part of these financial statements.

                            SPLITROCK SERVICES, INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
               (in thousands, except share and per share amounts)

                            Period from
                             Inception                         Six Months    Six Months
                         (March 5, 1997) to    Year Ended         Ended         Ended
                         December 31, 1997) December 31, 1998 June 30, 1998 June 30, 1999
                         ------------------ ----------------- ------------- -------------
                                                               (unaudited)   (unaudited)
Revenue.................     $   22,708        $   63,611      $   32,214    $   34,241
Operating expenses:
  Splitrock network
   costs................          2,362            32,912          10,724        34,150
  Legacy network costs..         25,804            58,292          27,111        21,871
  Selling, general and
   administrative.......          1,276             6,390           2,441         6,338
  Depreciation and
   amortization.........          3,500            13,850           4,907        11,237
                             ----------        ----------      ----------    ----------
                                 32,942           111,444          45,183        73,596
                             ----------        ----------      ----------    ----------
Loss from operations....        (10,234)          (47,833)        (12,969)      (39,355)
Other income (expense):
  Interest income.......            348             5,393             183         4,335
  Interest expense......           (235)          (15,390)           (842)      (16,346)
                             ----------        ----------      ----------    ----------
Loss before income
 taxes..................        (10,121)          (57,830)        (13,628)      (51,366)
Provision for income
 taxes..................            --                --              --            --
                             ----------        ----------      ----------    ----------
Net loss................        (10,121)          (57,830)        (13,628)      (51,366)
Other comprehensive
 income (loss):
  Unrealized gain (loss)
   on securities........            --                 47             --           (382)
                             ----------        ----------      ----------    ----------
Comprehensive loss......     $  (10,121)       $  (57,783)     $  (13,628)   $  (51,748)
                             ==========        ==========      ==========    ==========
Net loss per share--
 basic and diluted......     $    (0.42)       $    (1.30)     $    (0.31)   $    (1.10)
                             ==========        ==========      ==========    ==========
Weighted average
 shares--basic and
 diluted................     24,109,823        44,388,948      43,288,168    46,668,728
                             ==========        ==========      ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                            SPLITROCK SERVICES, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

        Period From Inception (March 5, 1997) Through June 30, 1999
               (in thousands, except share and per share amounts)

                            Common Stock                        Accumulated
                          ---------------- Additional  Common      Other
                                      Par   Paid-in    Stock   Comprehensive Accumulated
                            Shares   Value  Capital   Warrants    Income       Deficit    Total
                          ---------- ----- ---------- -------- ------------- ----------- --------
Initial capitalization..  15,764,000  $16       $12       --         --             --   $     28
 Issuances of Common
  Stock for cash of
  $1.11 per share and
  warrant...............  18,466,400   18   $20,482       --         --             --     20,500
 Conversion of note
  payable to Common
  Stock at $1.11 per
  share.................   9,008,000    9     9,991       --         --             --     10,000
 Net loss...............         --   --        --        --         --       $ (10,121)  (10,121)
                          ----------  ---   -------    ------      -----      ---------  --------
Balance at December 31,
 1997...................  43,238,400   43    30,485       --         --         (10,121)   20,407
 Unrealized gain on
  securities............         --   --        --        --       $  47            --         47
 Issuance of warrants to
  purchase 1,487,791
  shares of Common Stock
  in connection with
  Senior Notes (Note
  5)....................         --   --        --     $2,849        --             --      2,849
 Exercise of stock
  options and Warrant...   3,386,445    4     4,232       --         --             --      4,236
 Net loss...............         --   --        --        --         --         (57,830)  (57,830)
                          ----------  ---   -------    ------      -----      ---------  --------
Balance at December 31,
 1998...................  46,624,845  $47   $34,717    $2,849      $  47      $ (67,951) $(30,291)
 Net loss (unaudited)...         --   --        --        --         --         (51,366)  (51,366)
 Unrealized loss on
  securities
  (unaudited)...........         --   --        --        --        (382)           --       (382)
 Exercise of stock
  options (unaudited)...      56,579  --        114       --         --             --        114
                          ----------  ---   -------    ------      -----      ---------  --------
Balance at June 30, 1999
 (unaudited)............  46,681,424  $47   $34,831    $2,849      $(335)     $(119,317) $(81,925)
                          ==========  ===   =======    ======      =====      =========  ========


   The accompanying notes are an integral part of these financial statements.

                            SPLITROCK SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                             Period from
                          Inception (March                     Six Months    Six Months
                          5, 1997) through     Year Ended         Ended         Ended
                          December 31, 1997 December 31, 1998 June 30, 1998 June 30, 1999
                          ----------------- ----------------- ------------- -------------
                                                               (unaudited)   (unaudited)
Cash flows from
 operating activities:
 Net loss...............      $(10,121)         $(57,830)       $(13,628)     $(51,366)
 Adjustments to
  reconcile net loss to
  net cash used by
  operating activities:
 Depreciation and
  amortization..........         3,500            13,850           4,907        11,237
 Amortization of debt
  discount and deferred
  financing costs.......           --                467             --            554
Changes in assets and
 liabilities:
 (Increase) decrease in
  accounts receivable,
  net...................        (4,252)            1,047          (1,986)         (714)
 (Increase) decrease in
  prepaid and other
  current assets........          (221)             (259)           (199)         (468)
 Increase (decrease) in
  accounts payable and
  accrued liabilities...         8,861            28,615           7,194        (7,732)
 Increase (decrease) in
  accrued interest
  payable...............           --             13,375             --            766
                              --------          --------        --------      --------
 Net cash used in
  operating activities..        (2,233)             (735)         (3,712)      (47,723)
                              --------          --------        --------      --------
Cash flows from
 investing activities:
 Purchase of equipment..       (16,969)          (45,261)         (5,548)      (25,311)
 Increase in
  unrestricted
  investments...........           --           (119,462)            --            --
 Use of unrestricted
  investments...........           --                --              --         64,255
 Use of restricted
  investments...........           --                --              --         13,309
 Reinvestment of
  interest earned on
  unrestricted
  investments...........           --               (966)            --            --
 Reinvestment of
  interest earned on
  restricted
  investments...........           --             (1,725)            --            --
 Increase in other
  assets................          (229)           (2,098)         (2,166)      (19,189)
                              --------          --------        --------      --------
 Net cash used by
  investing activities..       (17,198)         (169,512)         (7,714)       33,064
                              --------          --------        --------      --------
Cash flows from
 financing activities:
 Proceeds from senior
  notes payable and
  warrants issued.......           --            261,000             --            --
 Proceeds from notes
  payable to
  stockholder...........        11,750            10,000          10,000           --
 Repayments of notes
  payable to
  stockholder...........          (750)          (11,000)            --            --
 Proceeds from notes
  payable...............           --              1,477           1,477           --
 Repayments of notes
  payable...............           --             (1,477)            --            --
 Financing costs
  incurred..............           --             (9,501)           (424)         (565)
 Restriction of cash
  under senior note
  agreement.............           --            (56,752)            --            --
 Sale of common stock
  and exercise of stock
  options and warrant...        20,528             4,236           1,100           114
 Proceeds from sale-
  leaseback of
  equipment.............         1,152               960             440           --
 Principal payments on
  capital lease
  obligations...........        (2,067)          (11,548)         (7,172)       (4,893)
 Restriction of cash
  under credit
  agreement.............        (3,472)            3,472           3,472           --
                              --------          --------        --------      --------
 Net cash provided by
  financing activities..        27,141           190,867           8,893        (5,344)
                              --------          --------        --------      --------
Increase (decrease) in
 cash and cash
 equivalents............         7,710            20,620          (2,533)      (20,003)
Cash and cash
 equivalents:
 Beginning of period....           --              7,710           7,710        28,330
                              --------          --------        --------      --------
 End of period..........      $  7,710          $ 28,330        $  5,177      $  8,327
                              ========          ========        ========      ========
Supplemental cash flow
 information:
 Cash paid for
  interest..............      $    235          $  1,536        $    631      $ 15,025
                              ========          ========        ========      ========
 Approximately $18,400
  of the increase in
  accounts payable and
  accrued liabilities at
  December 31, 1998, was
  related to equipment
  purchases.............
Noncash investing and
 financing activities:
 Assumption of capital
  lease obligations and
  other liabilities
  (Note 2)..............      $  5,900          $    --         $    --       $    --
                              ========          ========        ========      ========
 Capital lease
  obligations incurred..      $ 20,916          $  4,792        $  4,055      $    --
                              ========          ========        ========      ========
 Conversion of note
  payable to stockholder
  into common stock.....      $ 10,000          $    --         $    --       $    --
                              ========          ========        ========      ========

   The accompanying notes are an integral part of these financial statements.

                            SPLITROCK SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
           (amounts in thousands, except share and per share amounts)

1. Organization and Summary of Significant Accounting Policies

   Splitrock Services, Inc. (the "Company") was formed on March 5, 1997 as a Texas corporation and was reincorporated in Delaware on May 8, 1998. The Company was formed to build a nationwide, facilities-based telecommunications network with the goal of providing telecommunications services. The Company has designed and is in the process of deploying a network based on Asynchronous Transfer Mode ("ATM") switching technology which it believes will provide high-quality communications services on a flexible multi-service platform. On June 24, 1997, the Company entered into a four-year service agreement to provide Internet dial access services to Prodigy (Note 2).

   During 1997, the Company began building its "ATM-to-the-Edge"(TM) network. The Company expects to have approximately 370 points of presence operational in the United States upon completion of its network build by the end of 1999. This network is currently supported by two network operating centers equipped with state-of-the-art network management systems. In July 1998 the Company issued Senior Notes (Note 5) in order to finance the expansion of the network. Upon completion of the network build, the Company expects to offer value-added data, video and voice products to business customers.

   Interim Financial Information. The accompanying unaudited interim condensed financial statements, as of June 30, 1999, and for the six months ended June 30, 1999 and 1998, reflect all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. Accordingly, they do not include all information and notes required by generally accepted accounting principles for complete financial statements. The results for the interim period ended June 30, 1999, are not necessarily indicative of results to be expected for the entire year ending December 31, 1999, or future operating results. Certain amounts previously reported have been reclassified in order to ensure comparability among the periods reported.

   The following is a summary of the Company's significant accounting policies:

   Use of Estimates. The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Because of inherent uncertainties in this process, actual future results could differ from those expected at the reporting date. Management believes the estimates are reasonable.

   Cash and Cash Equivalents and Investments. The Company considers highly liquid investments with an original maturity of three months or less from the date of purchase to be classified as cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

   Short-term investments have original maturities of more than three months and a remaining maturity of less than one year at the date of purchase. At December 31, 1998, cash equivalents and short-term investments consisted primarily of money market funds and securities of the highest grade. All short-term investments have been classified as available for sale under the provisions of Statement of Financial Accounting Standards No. ("SFAS") 115, Accounting for Certain Investments in Debt and Equity Securities, and have various maturity dates which do not exceed one year. Available for sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

                            SPLITROCK SERVICES, INC.

   The following is a summary of the investments classified as restricted and unrestricted as of December 31, 1998:

                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses    Value
                                      --------- ---------- ---------- --------
   Available for sale securities:
     Money market funds.............. $ 23,557     $--       $ --     $ 23,557
     Corporate notes.................  108,496        3        (80)    108,419
     Municipal securities............   12,061      --          (6)     12,055
     U.S. Treasury notes.............   34,791      181        (51)     34,921
                                      --------     ----      -----    --------
                                      $178,905     $184      $(137)   $178,952
                                      ========     ====      =====    ========

   The following is a summary of the investments classified as restricted and unrestricted as of June 30, 1999 (unaudited):

                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses    Value
                                      --------- ---------- ---------- --------
   Available for sale securities:
     Money market funds.............. $    491     $--       $ --     $    491
     Corporate notes.................   56,325      --        (159)     56,166
     U.S. Treasury notes.............   44,525      --        (176)     44,349
                                      --------     ----      -----    --------
                                      $101,341     $--       $(335)   $101,006
                                      ========     ====      =====    ========

   The restricted investment at December 31, 1997 was a three-month time deposit held as collateral on a letter of credit. In the first quarter of 1998, the letter of credit was retired with the Company's exercise of its early purchase option with regard to the related capital lease. The restricted investments at December 31, 1998 and June 30, 1999 relate to funds held in escrow to pay future semi-annual interest payments due under the terms of the Senior Note obligation (Note 5).

   Concentration of Credit Risk. Financial instruments which potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents, investments and receivables. The Company's cash investment policies limit investments to short-term, investment grade instruments with quality financial institutions. The Company's revenues and its trade receivable balances for the periods ended December 31, 1997 and 1998, were derived primarily from services provided to Prodigy, the Company's major customer during the periods. Any interruption of this relationship could adversely affect the Company. Management believes that the risk of incurring material losses related to credit risk is remote.

   Fair Values of Financial Instruments. Due to the short-term nature of the Company's financial instruments, management believes the carrying values of the Company's assets, short-term liabilities and lease obligations approximate their fair values. The fair value of the Company's Senior Notes (Note 5) at December 31, 1998 and June 30, 1999, approximated $227,000 and $244,035, respectively, based upon quoted market prices.

   Property and Equipment. Property and equipment are stated at cost. Depreciation and amortization of telecommunications network equipment, including assets under capital leases, is provided when placed into service using the straight-line method over the estimated useful lives of three years from the date of installation. Shelters are depreciated using the straight-line method over its estimated useful life of twenty

                            SPLITROCK SERVICES, INC.

years. Software, furniture, fixtures and office equipment is depreciated using the straight-line method over the useful lives of the assets, which range from three to ten years. Equipment acquired from Prodigy is depreciated over its estimated useful life of nine months to three years.

   Other Assets. Other assets consist primarily of deposits, debt issuance costs, and other intangible assets such as capitalized circuit charges and trademarks. Debt issuance costs are amortized using the effective interest rate method. All other assets, except for deposits, are amortized by use of the straight-line method over their estimated lives, which are generally two to five years. At December 31, 1998 and June 30, 1999, debt issuance costs, net of accumulated amortizations were $9,027 and $9,188 (unaudited). At June 30, 1999 deposits were $12,044 (unaudited--see Note 11).

   Long-Lived Assets. The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company believes that no material impairment exists at December 31, 1998.

   Income Taxes. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered with the exception of enacted changes in the tax law or rates.

   Stock-Based Compensation. The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, for disclosure purposes. Under SFAS No. 123, the Company measures compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed in Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees. The Company provides disclosure of the effect on net loss as if the fair value-based method prescribed in SFAS No. 123 has been applied in measuring compensation expense.

   Revenue Recognition. The Company recognizes revenue when services are provided and collectibility is deemed probable under its agreement with the customer. Prodigy was the Company's only customer through December 31, 1997 and the Company's major customer thereafter (99% of revenue) through December 31, 1998 and 93% of the revenue for the six months ended June 30, 1999 (unaudited).

   Legacy Network Costs. Legacy network costs contain all expenses incurred in connection with operating and decommissioning legacy networks. These costs primarily refer to the operations related to certain assets which the Company acquired from Prodigy on July 1, 1997 related to Prodigy's existing network infrastructure, in order to provide services to Prodigy while the Splitrock Network is being deployed (Note 2). This includes facility fees, line charges for legacy network POPs, certain personnel costs, occupancy costs, equipment maintenance costs and access fees for the IBM Global Services Network.

   Comprehensive Income. Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, as displayed in its Statements of Operations for all periods presented. This SFAS establishes standards for reporting and display of comprehensive income and its components. The Company's comprehensive income is comprised of net loss and unrealized gains and losses on available for sale securities.

   Net Loss Per Share. Basic and diluted net loss per share have been computed in accordance with SFAS No. 128, Earnings Per Share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding and all dilutive potential

                            SPLITROCK SERVICES, INC.

common shares outstanding. At December 31, 1997, options to acquire 1,058,440 shares of Common Stock at the weighted-average exercise price of $1.11 and a warrant to purchase 2,815,000 shares of Common Stock at $1.11 and at December 31, 1998, options to acquire 1,801,882 shares of Common Stock at the weighted-average exercise price of $2.31 and warrants to acquire 1,487,791 shares of Common Stock at an exercise price of $0.02 were not included in the computation of diluted earnings per share because their effect is anti-dilutive. At June 30, 1998, options to acquire 1,351,482 shares of Common Stock at the weighted-average exercise price of $1.11 and a warrant to acquire 2,815,000 shares of Common Stock at an exercise price of $1.11 were not included in the computation of diluted earnings per share because their effect is anti-dilutive (unaudited). At June 30, 1999, options to acquire 2,896,128 shares of Common Stock at the weighted average exercise price of $5.10 and warrants to acquire 1,487,791 shares of Common Stock at an exercise price of $0.02, were not included in the computation of diluted earnings per share because their effect is anti-dilutive.

   Segment Reporting. The Company conducts its business within one industry segment. The Company presents its financial statements to reflect how the "key operating decision maker" views the business and has made the appropriate enterprise-wide disclosures in accordance with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information.

   New Accounting Pronouncements. In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which is effective for fiscal years beginning after June 15, 1999, and establishing accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of FSAS No. 133 to June 15, 2000. The Company has historically not engaged in derivative instrument activity. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

   In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This standard requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. This SOP also requires that costs related to the preliminary project stage, data conversion and the post-implementation/operation stage of an internal-use computer software development project be expensed as incurred. SOP 98-1 is effective for financial statements issued for fiscal years beginning after December 15, 1998. The adoption of this Statement did not have a material effect on the Company's financial position or results of operations.

2. Prodigy Transactions

   On June 24, 1997, the Company entered a four-year Full Service Agreement with Prodigy, in which the Company agreed to provide certain network services to Prodigy from July 1, 1997 through June 30, 2001 for the lower of a price per hour of usage or a price per subscriber as stipulated. Monthly minimum service charges under this contract have increased from $3,500 to $4,000 and will increase to $4,500 on July 1, 2000. Monthly maximum service charges are based on average usage per subscriber and the number of subscribers. Prodigy may terminate the Full Service Agreement without termination charges in an event of default by the Company; such defaults include documented failures (without cure) to meet certain network performance standards. The agreement also allows Prodigy to terminate its arrangement with the Company at any time upon the payment of a termination charge.

   The Company also entered into a transition agreement with Prodigy in which Prodigy agreed to provide certain network infrastructure support for the Company for the period July 1, 1997 through December 31, 1997. The infrastructure support included the services of selected Prodigy employees and services provided under vendor arrangements related to the Prodigy network infrastructure. The costs of these services and other reasonable and customary charges incurred by Prodigy in connection with the continued operations of the network during this transition period are included in Legacy Network costs. The Company assumed no

                            SPLITROCK SERVICES, INC.

contractual liabilities of any services related to Prodigy's existing network infrastructure as part of the transition agreement.

   Also on June 24, 1997, the Company entered into a Definitive Agreement with Prodigy pursuant to which the Company acquired selected data transmission equipment from Prodigy. In consideration for the equipment, the Company assumed approximately $5,900 in equipment lease obligations and other liabilities.

3. Property and Equipment

   Property and equipment consisted of the following:

                                                   December 31,
                                                  ----------------   June 30,
                                                   1997     1998       1999
                                                  -------  -------  -----------
                                                                    (unaudited)
   Telecommunications network equipment and
    shelters....................................  $ 3,464  $43,275    $68,776
   Software.....................................       94    2,186      4,123
   Furniture, fixtures and office equipment.....      --     1,749      2,193
   Telecommunications network equipment under
    construction................................   12,248   13,289     10,599
                                                  -------  -------    -------
                                                   15,806   60,499     85,691
   Less--accumulated depreciation...............     (103) (10,392)   (16,658)
                                                  -------  -------    -------
     Purchased property and equipment, net......   15,703   50,107     69,033
                                                  -------  -------    -------
   Leased telecommunications network equipment..   13,648   29,102     29,102
   Leased office equipment......................      388    1,496      1,496
   Leased telecommunications network equipment
    under construction..........................   12,162      --         --
                                                  -------  -------    -------
                                                   26,198   30,598     30,598
   Less--accumulated amortization...............   (3,397)  (6,806)   (10,910)
                                                  -------  -------    -------
     Leased property and equipment, net.........   22,801   23,792     19,688
                                                  -------  -------    -------
   Property and equipment, net..................  $38,504  $73,899    $88,721
                                                  =======  =======    =======

4. Accrued Liabilities

   Accrued liabilities consisted of the following:

                                                   December 31,
                                                  ----------------   June 30,
                                                   1997     1998       1999
                                                  -------  -------  -----------
                                                                    (unaudited)
   Telecommunications network equipment and
    shelters....................................  $   --   $ 9,900    $ 7,901
   Access and transmission telecommunications
    line costs (Note 7).........................       41    3,172      3,181
   Other........................................    5,734    2,822      7,129
                                                  -------  -------    -------
     Accrued liabilities........................  $ 5,775  $15,894    $18,211
                                                  =======  =======    =======

                            SPLITROCK SERVICES, INC.

5. Indebtedness

   The components of indebtedness are summarized as follows:

                                                    December 31,
                                                  -----------------   June 30,
                                                   1997      1998       1999
                                                  -------  --------  -----------
                                                                     (unaudited)
   Senior Notes.................................. $   --   $258,217   $258,298
   Capital lease obligations.....................  24,120    17,364     12,471
   Note payable to stockholder...................   1,000       --         --
                                                  -------  --------   --------
                                                   25,120   275,581    270,769
   Less--current maturities...................... (11,010)   (9,121)    (9,088)
                                                  -------  --------   --------
                                                  $14,110  $266,460   $261,681
                                                  =======  ========   ========

   On July 24, 1998, the Company sold 261,000 units consisting of $261,000 principal amount of 11 3/4% Senior Notes due 2008 ("Senior Notes") and warrants to purchase 1,487,791 shares of common stock ("the Senior Notes Offering"). Upon issuance, the Senior Notes were recorded in the Company's financial statements net of a $2,849 discount. The discount was attributable to the Company's estimate of the value of the warrants based on an independent third party valuation. The discount is amortized as a component of interest expense over the life of the Senior Notes using the effective interest rate method. This amortization will result in an increase in the financial statement balance of the Senior Notes to a $261,000 face value by 2008.

   Upon the occurrence of a change of control (as defined in the Indenture for the Senior Notes) the Company will be required to make an offer to repurchase all Senior Notes properly tendered at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase. The indenture also provides for redemption of the Senior Notes at any time, in whole or in part, on or after July 15, 2003 at a premium through July 15, 2005. In addition, on or prior to July 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes at a premium with the proceeds of one or more equity offerings.

   The Senior Note indenture also restricts the Company's ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, an unaffiliated entity.

   In connection with the Senior Notes Offering, the Company repaid $1,477 outstanding under a credit facility and refinanced $11,000 of indebtedness owed to Linsang Partners L.L.C. ("Linsang"), a stockholder of the Company. In connection with the refinancing, Linsang acquired 11,000 units in the Senior Notes Offering. The net proceeds to the Company, after the Senior Notes Offering expenses and retirement and refinancing of debt, approximated $239,000.

   In November 1998, the Senior Notes were exchanged in an offering registered under the Securities Act of 1933 for $261,000 in principal amount of Series B Senior Notes, which have substantially the same terms as the Senior Notes, except that there is no restriction on transferability.

   Capital leases require payments on a monthly basis over periods ranging from 24 to 48 months, with implicit interest rates of 9% to 12%.

   In December 1997, the Company borrowed $1,000 from Linsang. The unsecured note had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. During 1998, the Company

                            SPLITROCK SERVICES, INC.

borrowed $10,000 from Linsang on terms substantially the same as the previous note. The Linsang notes were refinanced in July 1998, in connection with the Senior Notes Offering, as stated above.

6. Income Taxes

   A provision for income taxes for the periods ended December 31, 1997 and 1998 has not been recognized as the Company had operating losses for both tax and financial reporting purposes. Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future tax returns, the Company has recorded a full valuation allowance against its net deferred tax asset.

   Deferred tax assets (liabilities) consist of the following:

                                                                December 31,
                                                              -----------------
                                                               1997      1998
                                                              -------  --------
   Net operating loss carryforward........................... $ 3,248  $ 22,465
   Depreciation..............................................     167     3,325
   Other.....................................................      21       429
                                                              -------  --------
     Deferred tax assets.....................................   3,436    26,219
                                                              -------  --------
   Leases....................................................     --       (474)
                                                              -------  --------
     Deferred tax liabilities................................     --       (474)
                                                              -------  --------
   Net deferred tax assets...................................   3,436    25,745
   Valuation allowance.......................................  (3,436)  (25,745)
                                                              -------  --------
   Net deferred tax assets................................... $   --   $    --
                                                              =======  ========

   The Company's net operating loss carryforward totaled approximately $59,000 at December 31, 1998 ($110,000 at June 30, 1999--unaudited), of which approximately $9,500 expires in 2012 and the remainder expires in 2018. Certain changes in ownership of the Company could result in limitations on the Company's ability to utilize the losses.

7. Commitments and Contingencies

   The Company leases office space, equipment facilities and equipment under noncancelable operating and capital leases expiring through the year 2003. Rent expense for noncancelable operating leases amounted to $218 in 1997 and $663 in 1998.

   Future minimum payments by year and in the aggregate related to noncancelable operating and capital leases at December 31, 1998 are:

                                                    Capital  Operating
                                                    Leases    Leases    Total
                                                    -------  --------- -------
   1999............................................ $10,576   $1,049   $11,625
   2000............................................   7,101      903     8,004
   2001............................................     746      801     1,547
   2002............................................      37      422       459
   2003............................................     --       265       265
                                                    -------   ------   -------
     Total minimum lease payments..................  18,460   $3,440   $21,900
                                                              ======   =======
     Less amount representing interest.............  (1,096)
                                                    -------
   Present value of minimum capital lease
    payments....................................... $17,364
                                                    =======

                         SPLITROCK SERVICES, INC.

   In March 1999, the Company signed a lease for sixty-nine thousand square feet of additional office space, which the Company expects to be available for occupancy in August 1999. In connection with this lease, the Company issued a $850 letter of credit.

   The Company leases telephone lines from competitive local exchange suppliers, interexchange carriers and long distance telephone companies primarily for access and transport purposes ("line costs"). These line costs are leased under both cancelable and noncancelable operating leases over periods ranging from month-to-month to five years and are included in Splitrock network costs on the statement of operations. The Company has commitments to certain of these telecommunication vendors to meet minimum usage volumes. Additionally, the Company is subject to cancellation penalties which could become applicable upon termination of a number of these agreements. The cancellation penalties typically require a payment of a percentage of the remaining amounts due under the contract, depending on the year in which cancellation may occur.

   Line costs included in the Splitrock network costs were $547 and $22,617 during the period from inception (March 5, 1997) to December 31, 1997 and the year ended December 31, 1998, respectively. Line costs incurred during the period from inception (March 5, 1997) to December 31, 1997 and the year ended December 31, 1998, comprise a substantial portion of the Legacy network costs.

   The Company is in the process of resolving certain issues related to the collection and remittance of certain taxes. The Company believes resolution of these issues will not have a material adverse effect on the Company's financial condition or results of operations.

   The Company had an outstanding letter of credit in the amount of $3,472 as of December 31, 1997. This letter of credit was maintained as security for performance under a certain capital lease obligation and was retired in the first quarter of 1998 with the Company's exercise of its early purchase option on the related capital lease.

   The Company has an agreement with a telecommunication supplier to provide certain installation services for the Company. The minimum amount of services for which the Company is required to pay is approximately $1,300. As of December 31, 1998, the Company has incurred approximately $700 of such amount in connection with this agreement.

8. Equity Transactions

   The Company effected a 100-for-1 stock split on June 3, 1997 and a 10-for-1 stock split on August 8, 1997. All share amounts included in these financial statements have been adjusted to reflect the effect of the stock splits.

   Warrants issued in connection with the Company's Senior Note Offering are exercisable at $.02 per share at any time on or after July 26, 1999 through July 15, 2008 for 1,487,791 shares of Common Stock.

9. Stock Options

   The Company's 1997 Incentive Share Plan (the "Plan") provides that options to purchase up to 11,260,000 shares of common stock may be granted to certain directors, employees or consultants of the Company. Options under the Plan have a term of ten years and are granted with an exercise price equivalent to estimated fair market value at the date of grant which has been determined by the Board of Directors for periodic intervals based upon actual issuances of shares in exchange for cash, third party appraisals and significant events effecting the value of the Company. Individual option grants vest over time, based upon a schedule approved by the Board of Directors, which is generally four years. All of the Company's common stock options vest automatically upon a change in control of the Company, as defined in the Plan.

                         SPLITROCK SERVICES, INC.

   The following summarizes the activity for the Plan:

                                    1997               1998          June 30, 1999
                             ------------------ ------------------ ------------------
                                       Weighted           Weighted           Weighted
                                       Average            Average            Average
                                       Exercise           Exercise           Exercise
                              Shares    Price    Shares    Price    Shares    Price
                             --------- -------- --------- -------- --------- --------
                                                                      (unaudited)
   Options outstanding at
    beginning of fiscal pe-
    riod...................        --     --    1,058,440  $1.11   1,801,882  $2.31
     Granted...............  1,058,440  $1.11   1,443,251  $2.97   1,201,217  $8.61
     Exercised.............        --     --      571,445  $1.94      56,582  $1.88
     Canceled..............        --     --      128,364  $1.49      50,389  $3.38
                             ---------          ---------          ---------
   Options outstanding at
    end of period..........  1,058,440  $1.11   1,801,882  $2.31   2,896,128  $5.10

   The following table summarizes information about the Company's stock options outstanding at December 31, 1998:

                              Options Outstanding          Options Exercisable
                       ---------------------------------- ---------------------
                          Number     Weighted-               Number
                       Outstanding    Average    Weighted Exercisable  Weighted
        Range of            At       Remaining   Average       at      Average
        Exercise       December 31, Contractual  Exercise December 31, Exercise
         Prices            1998     Life (Years)  Price       1998      Price
        --------       ------------ ------------ -------- ------------ --------
   $1.11..............  1,193,842       8.71      $1.11     446,670     $1.11
   $1.95..............    197,050       9.37      $1.95         704     $1.95
   $5.95..............    410,990       9.75      $5.95         --      $ --
                        ---------                           -------
   $1.11--$5.95.......  1,801,882       9.02      $2.31     447,374     $1.11

   In October 1996, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which allows the Company to account for its employee stock-based compensation plans under APB No. 25 and the related interpretations. According to APB No. 25, deferred compensation is recorded for stock-based compensation grants based on the excess of the market value of the common stock on the measurement date over the exercise price. The deferred compensation is amortized over the vesting period of each unit of stock-based compensation grant. If the exercise of the stock-based compensation grants is equal to the market price of the Company's stock on the date of grant, no compensation expense is recorded.

   During the year ended December 31, 1998, the Company recognized compensation expense of $46 for options granted at a discount from the then estimated fair market value of the Company's Common Stock.

                         SPLITROCK SERVICES, INC.

   Had compensation cost for the Company's stock option plan been determined based on the estimated fair market value at the grant date, consistent with the provisions of SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                        Pro forma
                                                       Period from
                                                        Inception
                                                        (March 5,
                                                          1997)      Pro forma
                                                         through     Year ended
                                                       December 31, December 31,
                                                           1997         1998
                                                       ------------ ------------
   Net loss...........................................   $(10,141)    $(58,254)
   Net loss per share--basic and diluted..............      (0.42)       (1.31)

   Options granted in 1997 and 1998 had weighted-average fair values of $0.14 and $1.78, respectively. For purposes of estimating the fair value of options granted, the Company used no future dividends, used average U.S. government security interest rates for its risk-free interest rates of 5.80% and 4.39%, assumed no volatility and 70.5% volatility, and assumed expected life of the options of five and four years in 1997 and 1998, respectively.

10. Related Party Transactions

   The Company's chairman of the Board of Directors (the "Chairman") was also the Vice Chairman and a director of Yurie Systems, Inc. ("Yurie"), a principal supplier of the Company until its acquisition by Lucent Technologies. The Company purchased from Yurie approximately $11,000 in equipment through December 31, 1997 and approximately $1,400 during the year ended December 31, 1998.

   The Company also retained Yurie to perform assembly services related to the deployment of network equipment to the field during 1997. The Company incurred approximately $1,500 for these services of which approximately $990 were expensed in 1997. As of December 31, 1997 and 1998, the Company owed $1,461 and $0 to Yurie, respectively.

   Linsang, an affiliate of the Chairman, loaned $1,000 to the Company for the purchase of certain network equipment in December 31, 1997. During 1998, the affiliate made further advances of $10,000 under this agreement. The unsecured notes had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. The Notes were refinanced in July 1998, in connection with the Senior Notes Offering (Note 5).

   A director of the Company exercised an option to purchase 563,000 shares of the Company Common Stock for $1,100 in June 1998.

   In September 1997, Orient Star Holdings, a wholly-owned subsidiary of Carso Global Telecom, S.A. de C.V. (the controlling stockholder of Prodigy), purchased 11,260,000 shares of the Company for $1.11 per share and paid $0.10, for a warrant to purchase an additional 2,815,000 shares of the Company through September 18, 1998 for $1.11 per share. The warrants were exercised in September 1998 (Note 8).

11. Subsequent Event (Unaudited)

   In April 1999, the Company entered into a cost sharing agreement with a national telecommunications provider (the Provider). The agreement grants the Company an exclusive indefeasible right of use (IRU) in 4

                         SPLITROCK SERVICES, INC.

dark fibers in the nationwide fiber optic communication system currently under construction by the Provider with an option to acquire the indefeasible rights to use an additional 12 dark fibers. The Company made an initial payment of $11,200 to the Provider and is required to make additional payments as dark fiber segments are accepted, which is expected to occur from the end of 1999 through the first quarter of 2001. The Company expects to incur approximately $150,000 in capital expenditures over the next three years related to its current network fiber optic deployment plans, including the electronic equipment necessary to operate its fiber optic network. The Company may terminate the agreement prior to October 31, 1999, under certain circumstances, but the Company would forfeit up to 80% of its initial payment to the Provider if it exercises that termination right.

12. Subsequent Event--Reverse Stock Split

   All share and per share amounts included in these financial statements have been retroactively adjusted to give effect to the 0.563-for-1 reverse stock split of the Common Stock of the Company effected on July 12, 1999.

                               GLOSSARY OF TERMS

   Set forth below are definitions of some of the technical terms used in this prospectus.

ATM..........................  Asynchronous Transfer Mode. A communications standard that provides for information transfer in the form of fixed-length cells of 53 bytes each. The ATM format can be used to deliver data, video and voice traffic at varying rates.

backbone.....................  A centralized high-speed network that interconnects smaller, independent networks.

bandwidth....................  The number of bits of information which can move over a communications medium in a given amount of time; the capacity of a telecommunications circuit/network to carry data, video and voice information. Typically measured in Kbps and Mbps. Bandwidth from public networks is typically available to business and residential end-users in increments from 56 Kbps to T-3.

competitive local exchange
carrier......................  A category of telephone service provider that offers services similar to the former monopoly local telephone company and other types of telecommunications.

dark fiber...................  Fiber which does not have connected to it the electronics required to transmit data on that fiber.

DSL..........................  A Digital Subscriber line. A high-speed data delivery technology that uses standard copper wires and is the main broadband alternative to cable modems.

DS-3 or T-3..................  A data communications line capable of transmitting data at 45 Mbps

Ethernet.....................  A local area network protocol which supports data transfer rates of up to 10 Mbps.

Extranet.....................  An Intranet expanded to include selected business partners through secured links on the Internet.

56k..........................  Equivalent to a single high-speed telephone service line; capable of transmitting one voice call or 56 Kbps of data. Currently in widespread use by medium and large businesses primarily for entry level high-speed data and very low-speed video applications.

frame relay..................  A communications standard that is optimized for efficient switching of variable-length data packets.

host.........................  A computer with direct access to the Internet.

incumbent local exchange
carrier......................  The local carrier exchange that was the monopoly carrier, prior to the opening of local exchange services to competition.

Internet.....................  An open global network of interconnected commercial, educational and governmental computer networks which utilize TCP/IP, a common communications protocol.

Internet dial access.........  Communications circuit that is established by a switched-circuit connection using the telephone network.

intranet....................   A TCP/IP based network and Web site which is
                               securely isolated from the Internet and serves the internal needs of a company or institution.

IP..........................   Internet protocol. Network protocols that allow
                               computers with different architectures and operating system software to communicate with other computers on the Internet.

ISDN........................   Integrated Services Digital Network. A network
                               that provides digital, voice and data services through a single medium.

Internet service
providers...................   Companies formed to provide access to the
                               Internet to consumers and business customers via local networks.

interexchange carrier.......   A telecommunications company that provides
                               telecommunications services between local exchanges on an interstate or intrastate basis.

IRUs........................   Indefeasible rights of use in network bandwidth
                               capacity.

K or Kbps...................   Kilobits per second. A measure of digital
                               information transmission rates. One kilobit equals 1,000 bits of digital information.
                               Normally, 10 bits are used for each alpha-numeric character.

local area network..........   A data communications network designed to
                               interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

local exchange carrier......   A telecommunications company that provides
                               telecommunications services in a geographic area in which calls generally are transmitted without toll charges. Local exchange carriers include both regional Bell operating companies and competitive local exchange carriers.

Mbps........................   Megabits per second. A measure of digital
                               information transmission rates. One megabit equals 1,000 kilobits.

modem.......................   A device for transmitting information over an
                               analog communications channel such as a
                               telephone circuit.

network.....................   A collection of distributed computers which
                               share data and information through inter-connected lines of communication.

OC-3........................   A high capacity optical data communications
                               line capable of transmitting data at 155 Mbps.

OC-48.......................   A high capacity optical data communications
                               line capable of transmitting data at 2488 Mbps.

peering.....................   The commercial practice under which nationwide
                               Internet service providers exchange each other's traffic, in most cases without the payment of settlement charges.

POPs........................   Points-of-Presence. An interlinked group of
                               modems, routers and other computer equipment, located in a particular city or metropolitan area, that allows a nearby subscriber to access the Internet through a local telephone call or using a short-distance permanent data circuit.

PRI..........................  Primary Rate Interface. ISDN interface to primary rate access.

protocol.....................  A formal description of message formats and the rules two or more machines must follow in order to communicate.

regional Bell operating
company......................  One of the local exchange carriers created by the divestiture of the local exchange business by AT&T. These include BellSouth, Bell Atlantic, Ameritech, US West, SBC, and PacTel.

route mile...................  One mile of actual geographic length of the high capacity telecommunications fiber route.

router.......................  A device that receives and transmits data packets between segments in a network or different networks.

server.......................  Software that allows a computer to offer a service to another computer. Other computers contact the server program by means of matching client software. The term also refers to the computer on which server software runs.

SS7..........................  Signaling System No. 7. The current(seventh)
                               version of the protocol used by switches to establish a connection or call feature between central offices.

T-1..........................  A data communications line capable of transmitting data at 1.5 Mbps.

T-3 or DS-3..................  A data communications line capable of transmitting data at 45 Mbps.

virtual private network......  A network providing secure transmission of IP traffic through the Internet.

Web or World Wide Web........  A network of computer servers that uses a special communications protocol to link
                               different servers throughout the Internet and permits communication of graphics, video and sound.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth expenses and costs payable by Splitrock (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee.

                                                                        Amount
                                                                       --------
      Registration fee under Securities Act........................... $ 43,337
      Blue Sky fees...................................................   10,000
      Legal fees and expenses.........................................   75,000
      Accounting fees and expenses....................................   75,000
      Printing and engraving expenses.................................   75,000
      Trustee fees....................................................    5,000
      Miscellaneous expenses..........................................    6,663
                                                                       --------
      Total........................................................... $250,000
                                                                       ========

Item 14. Indemnification of Directors and Officers.

   Splitrock is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (Section 145) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, including an employee benefit plan. The indemnity may include expenses, such as attorneys' fees, as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Section 145 also provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Section 145 further provides that any indemnification, unless ordered by a court, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Section 145 further provides that a corporation may purchase and maintain liability insurance covering such liability and expenses under the provisions described in the preceding paragraphs. Splitrock maintains liability insurance covering its directors and officers.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of Splitrock's Amended and Restated Certificate of Incorporation eliminates liability of directors of Splitrock to Splitrock or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

   Article VII of Splitrock's Amended and Restated Certificate of Incorporation requires Splitrock to indemnify Splitrock's directors and officers to the extent permitted under Section 145.

   Article VII of Splitrock's Amended and Restated Certificate of Incorporation also provides that Splitrock shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of Splitrock, or is or was serving at the request of Splitrock as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to
Section 145. Further, Splitrock's Bylaws provide that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of Splitrock, or was serving at the request of Splitrock as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and who desires indemnification shall make written application for such indemnification to the Board of Directors for its determination that indemnification is appropriate, and if so, to what extent.

   Splitrock's Amended and Restated Certificate of Incorporation also provide that Splitrock may indemnify, to the extent of the provisions set forth therein, any person other than an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of Splitrock, or was serving at the request of Splitrock as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person makes written application for such indemnification to the Splitrock Board and the Splitrock Board determines that indemnification is appropriate and the extent thereof. Splitrock's Amended and Restated Certificate of Incorporation further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

   The above discussion of Section 145 and of Splitrock's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws.

   Splitrock intends to obtain primary and excess insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of Splitrock, may also pay amounts for which Splitrock has granted indemnification to the directors or officers.

   Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 hereto, which provides for indemnification by the Underwriters of Splitrock, its directors and officers who sign the registration statement and persons who control Splitrock, under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

   Splitrock has issued securities in the following transactions, each of which, unless otherwise indicated, was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) or Regulation D thereunder.

   In March 1997, the Company issued shares to its founders, William R. Wilson and Kwok L. Li, in the amounts of 600 and 400 shares of common stock, respectively (337,800 and 225,200 shares following three subsequent stock splits). In June of 1997 Mr. Wilson and Mr. Li were each granted additional shares for services rendered in the amounts of 1,640,000 shares and 1,060,000 shares, respectively (9,233,200 and 5,967,800 on a post-split basis).

   In August 1997, Linsang acquired 6,756,000 shares in a private transaction for $7,500,000 and converted a $10,000,000 note into an additional 9,008,000 shares. In that same month, Roy Wilkens purchased 450,400 shares in a private transaction for $500,000.

   In September 1997, Orient Star acquired 11,260,000 shares and a warrant to acquire an additional 2,815,000 shares exercisable on or before September 18, 1998 in a private transaction for $12,500,100.

   In June 1998, Clark McLeod acquired 563,000 shares pursuant to the exercise of an option issued in a private offering at an aggregate exercise price of $1,100,000.

   On July 24, 1998, the Company offered and sold 261,000 Units to a broker-dealer, of which 250,000 Units were resold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and 11,000 Units to Linsang, a stockholder of the Company. Each Unit consisted of an 11 3/4% Senior Note due 2008 ("Senior Notes") in the principal amount of $1,000 and a Warrant to purchase 5.7 shares of Common Stock of the Company. On August 12, 1998, the Company filed an exchange offer registration statement offering to exchange a substantially similar 11 3/4% Series B Senior Note due 2008 ("Series B Notes") for each outstanding 11 3/4% Senior Note due 2008 held by a qualified institutional buyer. In October 1998, Linsang exchanged its Senior Notes for Series B Notes in a private offering.

   From July 1997 through June 30, 1999, the Company granted options under its 1997 stock option plan to purchase an aggregate of 3,702,908 shares of Common Stock at exercise prices ranging from $1.11 per share to $9.77 per share to employees and officers and directors. The Company issued an aggregate of 628,027 shares of Common Stock pursuant to option exercises under the 1997 Plan at exercise prices ranging from $1.11 to $1.95 per share through June 30, 1999. In addition, each non-employee director as of April 1998 was granted an option to purchase 45,040 common shares under the 1997 Incentive Share Plan, to vest in installments of 11,260 shares per year beginning one year from the date of grant, May 28, 1998, at an exercise price of $1.95 per share. On April 22, 1999, the Company granted each of the two new non-employee directors options to purchase 45,040 shares of Common Stock pursuant to the 1997 stock option plan at an exercise price of $9.77 per share. The options vest at a rate of 11,260 upon each anniversary of the grant date. The Company accelerated the vesting of 11,260 of Mr. Salameh's options on April 22, 1999 when his term as a director expired; those options were scheduled to vest on May 28, 1999.

Item 16. Exhibits and Financial Statement Schedules.

   a. The following documents are filed as exhibits to this registration statement:

 Exhibit Description
 ------- -----------
   3.1   Restated Certificate of Incorporation of the Company (3)
   3.2   Restated By-laws of the Company, as amended and restated (3)
   4.1   Form of certificate of common stock (3)
   4.2   Indenture dated as of July 24, 1998, by and between Bank of Montreal
         Trust Company (as trustee) and the Company (1)
   4.3   Specimen 11 3/4% Series B Senior Note due 2008 (1)
   4.4   Escrow and Disbursement Agreement dated as of July 24, 1998, among the
         Chase Manhattan Bank (as escrow agent), the Bank of Montreal Trust
         Company, and the Company (1)
   4.5   Exchange and Registration Rights Agreement dated as of July 24, 1998, by and between Chase Securities, Inc. and the Company (1)


  4.6  Warrant Agreement dated as of July 29, 1998, by and between the Company and Bank of Montreal Trust Company (1)
  4.7  Form of Warrant
  5.1  Opinion of Winstead, Secrest & Minick, P.C. (4)
 10.1  Purchase Agreement dated as of July 21, 1998, by and between the Company and Chase Securities, Inc. (1)
 10.2  Plan of Merger dated as of May 7, 1998, by and between Splitrock
       Services, Inc. (a Texas Corporation) and Splitrock Services, Inc. (a
       Delaware Corporation) (1)
 10.3  Splitrock Full Service Agreement dated as of June 24, 1997, by and between the Company and Prodigy Services Corporation (certain portions omitted based on grant of confidential treatment and filed separately with the Commission). (1)
 10.4  Amendment to Full Service Agreement between the Company and Prodigy
       Communications Corporation dated May 18, 1999. (2) (3)
 10.5  Definitive Agreement dated as of June 24, 1997, by and between Prodigy
       Services Corporation and the Company (1)
 10.6  Transition Services Agreement dated as of June 24, 1997, by and between
       Prodigy Services Corporation and the Company (1)
 10.7  Network Implementation Agreement effective as of April 23, 1998, by and between the Company and Ericsson, Inc. (1)
 10.8  Purchase Agreement effective July 1, 1997, by and between the Company and Yurie Systems, Inc. (1)
 10.9  Customer Service Agreement effective April 1, 1998, by and between the
       Company and International Business Machines Corporation ("IBM") (1)
 10.10 IBM Customer Agreement effective April 1, 1998, by and between the
       Company and IBM (1)
 10.11 Product Support Services Agreement dated February 27, 1998, together with Addendum effective March 1, 1998 (1)
 10.12 Splitrock Services, Inc. 1997 Incentive Share Plan (1)
 10.13 Employment Agreement effective March 15, 1997, between William R. Wilson and the Company (1)
 10.14 Employment Agreement effective September 1, 1998, between Patrick J.
       McGettigan, Jr. and the Company (1)
 10.15 Employment Contract, effective March 1, 1999, between the Company and
       David M. Boatner. (3)
 10.16 Employment Contract, effective March 22, 1999, between the Company and
       J. Robert Fugate. (3)
 10.17 Cost Sharing National IRU Agreement effective April 26, 1999 by and between Level 3 Communications, LLC and the Company. (2) (3)
 10.18 First Amendment to Cost Sharing National IRU Agreement by and between
       Level 3 Communications, LLC and the Company (2) (3)
 10.19 Splitrock Services, Inc. 1999 Stock Incentive Plan
 12    Computation of Ratio of Earnings to Fixed Charges
 23.1  Consent of PricewaterhouseCoopers LLP
 23.2  Consent of Winstead, Secrest & Minick, P.C. (included in Exhibit 5.1 above) (4)
 24.1  Power of Attorney (included on signature page of this registration statement)
 27.1  Financial data schedule
 99.1  Schedule II: Valuation and Qualifying Accounts (3)
 99.2  Report of Independent Accountants on Financial Statement Schedule (3)

--------
(1) Incorporated by reference to our Registration Statement on Form S-4, File No. 333-61293.

(2) Portions of this exhibit have been redacted and are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
(3) Incorporated by reference to our Registration Statement on Form S-1, File No. 333-79909.
(4) Previously filed.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

  (1) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit proper delivery to each purchaser.

  (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424b(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (3) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on July 26, 1999.

                                          SPLITROCK SERVICES, INC.

                                          By:      /s/ William R. Wilson
                                             --------------------------------
                                                     William R. Wilson
                                               President and Chief Executive
                                                           Officer

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   The undersigned directors and officers of Splitrock Services, Inc. hereby constitute and appoint William R. Wilson and Patrick J. McGettigan, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-I and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

             Signature                              Title                     Date
             ---------                              -----                     ----
          /s/ Kwok L. Li             Chairman of the Board of Directors    July 26, 1999
-------------------------------       and Chief Technical Officer
             Kwok L. Li

       /s/ William R. Wilson         President, Chief Executive Officer    July 26, 1999
-------------------------------       and Director (Principal Executive
         William R. Wilson            Officer)

        /s/ J. Robert Fugate         Executive Vice President and          July 26, 1999
--------------------------------     Chief Financial Officer (Principal
          J. Robert Fugate           Financial and Accounting Officer)

        /s/ James M. Nakfoor         Director                              July 26, 1999
---------------------------------
          James M. Nakfoor

       /s/ Marshall C. Turner        Director                              July 26, 1999
---------------------------------
         Marshall C. Turner

         /s/ Roy A. Wilkens          Director                              July 26, 1999
---------------------------------
           Roy A. Wilkens
                                              II-6

                               Index to Exhibits

 Exhibit Description
 ------- -----------
  3.1    Restated Certificate of Incorporation of the Company (3)
  3.2    Restated By-laws of the Company (3)
  4.1    Form of certificate of common stock (3)
  4.2    Indenture dated as of July 24, 1998, by and between Bank of Montreal
         Trust Company (as trustee) and the Company (1)
  4.3    Specimen 11 3/4% Series B Senior Note due 2008 (1)
  4.4    Escrow and Disbursement Agreement dated as of July 24, 1998, among the
         Chase Manhattan Bank (as escrow agent), the Bank of Montreal Trust
         Company, and the Company (1)
  4.5    Exchange and Registration Rights Agreement dated as of July 24, 1998, by and between Chase Securities, Inc. and the Company (1)
  4.6    Warrant Agreement dated as of July 29, 1998, by and between the
         Company and Bank of Montreal Trust Company (1)
  4.7    Form of Warrant
  5.1    Opinion of Winstead, Secrest & Minick, P.C. (4)
 10.1    Purchase Agreement dated as of July 21, 1998, by and between the
         Company and Chase Securities, Inc. (1)
 10.2    Plan of Merger dated as of May 7, 1998, by and between Splitrock
         Services, Inc. (a Texas Corporation) and Splitrock Services, Inc. (a
         Delaware Corporation) (1)
 10.3    Splitrock Full Service Agreement dated as of June 24, 1997, by and between the Company and Prodigy Services Corporation (certain portions omitted based on grant of confidential treatment and filed separately with the Commission). (1)
 10.4    Amendment to Full Service Agreement between the Company and Prodigy
         Communications Corporation dated May 18, 1999. (2) (3)
 10.5    Definitive Agreement dated as of June 24, 1997, by and between Prodigy
         Services Corporation and the Company (1)
 10.6    Transition Services Agreement dated as of June 24, 1997, by and between Prodigy Services Corporation and the Company (1)
 10.7    Network Implementation Agreement effective as of April 23, 1998, by and between the Company and Ericsson, Inc. (1)
 10.8    Purchase Agreement effective July 1, 1997, by and between the Company and Yurie Systems, Inc. (1)
 10.9    Customer Service Agreement effective April 1, 1998, by and between the
         Company and International Business Machines Corporation ("IBM") (1)
 10.10   IBM Customer Agreement effective April 1, 1998, by and between the
         Company and IBM (1)
 10.11   Product Support Services Agreement dated February 27, 1998, together with Addendum effective March 1, 1998 (1)
 10.12   Splitrock Services, Inc. 1997 Incentive Share Plan (1)
 10.13   Employment Agreement effective March 15, 1997, between William R.
         Wilson and the Company (1)
 10.14   Employment Agreement effective September 1, 1998, between Patrick J.
         McGettigan, Jr. and the Company (1)
 10.15   Employment Contract, effective March 1, 1999, between the Company and
         David M. Boatner. (3)
 10.16   Employment Contract, effective March 22, 1999, between the Company and
         J. Robert Fugate. (3)
 10.17   Cost Sharing National IRU Agreement effective April 26, 1999 by and between Level 3 Communications, LLC and the Company. (2) (3)
 10.18   First Amendment to Cost Sharing National IRU Agreement by and between
         Level 3 Communications, LLC and the Company (2) (3)
 10.19   Splitrock Services, Inc. 1999 Stock Incentive Plan
 12      Computation of Ratio of Earnings to Fixed Charges
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Winstead, Secrest & Minick, P.C. (included in Exhibit 5.1 above) (4)

 Exhibit Description
 ------- -----------
 24.1    Power of Attorney (included on signature page of this registration statement)
 27.1    Financial data schedule (3)
 99.1    Schedule II: Valuation and Qualifying Accounts (3)
 99.2    Report of Independent Accountants on Financial Statement Schedule (3)

--------
(1) Incorporated by reference to our Registration Statement on Form S-4, File No. 333-61293.

(2) Portions of this exhibit have been redacted and are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
(3) Incorporated by reference to our Registration Statement on Form S-1, File No. 333-79909.
(4) Previously filed.